     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998.

                                                      REGISTRATION NO. 333-50249
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

 AMERUS LIFE HOLDINGS, INC.                  IOWA                          42-1459712
      AMERUS CAPITAL II                    DELAWARE                        42-6571888
     AMERUS CAPITAL III                    DELAWARE                        42-6571890
     (Exact name of the          (State or other jurisdiction           (I.R.S. Employer
         Registrants                  of incorporation or              Identification No.)
    as specified in their                organization)
    respective charters)

                               699 WALNUT STREET
                          DES MOINES, IOWA 50309-3948
                                 (515) 362-3600
         (Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)
                            ------------------------

                             JAMES A. SMALLENBERGER
                      SENIOR VICE PRESIDENT AND SECRETARY
                               699 WALNUT STREET
                          DES MOINES, IOWA 50309-3948
                                 (515) 362-3600
               (Name, address, including zip code, and telephone
     number, including area code, of agent for service for each Registrant)
                            ------------------------

                                    COPY TO:

                            RICHARD G. CLEMENS, ESQ.
                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (Continued on next page)

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
          TO BE REGISTERED                 REGISTERED(1)           UNIT(2)                 PRICE(2)               FEE
--------------------------------------------------------------------------------------------------------------------------
Debt Securities of AmerUs Life
  Holdings, Inc......................
--------------------------------------------------------------------------------------------------------------------------
Preferred Stock of AmerUs Life
  Holdings, Inc., no par value(3)....
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock of AmerUs Life
  Holdings, Inc., no par value(3)....
--------------------------------------------------------------------------------------------------------------------------
Purchase Contracts of AmerUs Life
  Holdings, Inc.(4)..................
--------------------------------------------------------------------------------------------------------------------------
Warrants of AmerUs Life
  Holdings, Inc......................
--------------------------------------------------------------------------------------------------------------------------
Capital Securities of AmerUs Capital
  II(5)..............................
--------------------------------------------------------------------------------------------------------------------------
Capital Securities of AmerUs Capital
  III(5).............................
--------------------------------------------------------------------------------------------------------------------------
Unit(s)(6)...........................
--------------------------------------------------------------------------------------------------------------------------
AmerUs Life Holdings, Inc. Guarantees
  with respect to the Capital
  Securities of AmerUs Capital II and
  AmerUs Capital III(7)..............
--------------------------------------------------------------------------------------------------------------------------
Total................................      $750,000,000             100%                $750,000,000            $221,250
==========================================================================================================================

(1) Such indeterminate number or amount of Debt Securities, Preferred Stock, Class A Common Stock, Purchase Contracts, Units, Warrants and Guarantees of AmerUs Life Holdings, Inc. (the "Company") and Capital Securities of AmerUs Capital II and AmerUs Capital III (the "AmerUs Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of the Company may be issued and sold to the AmerUs Trusts, in which event such Debt Securities may later be distributed to the holders of Capital Securities of the AmerUs Trusts for no further consideration upon a dissolution of any such AmerUs Trust and the distribution of the assets thereof. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate offering price of the Debt Securities, Preferred Stock, Class A Common Stock, Purchase Contracts, Stock Purchase Units, Warrants and Capital Securities, and the exercise price of any securities issuable upon exercise of Warrants registered hereby will not exceed $750,000,000.

(3) Also includes such indeterminate number of shares of Preferred Stock and Class A Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the Preferred Stock or Class A Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock. Also consists of such currently indeterminate number of shares of Class A Common Stock to be issuable by the Company upon settlement of the Purchase Contracts of the Company.

(4) Each Purchase Contract of the Company obligates the Company to sell, and the holder thereof to purchase, a number of shares of Common Stock of the Company.

(5) Each Capital Security of AmerUs Capital II or AmerUs Capital III represents a preferred undivided beneficial interest in the assets of AmerUs Capital II or AmerUs Capital III, respectively.

(6) Each Unit consists initially of a Capital Security of AmerUs Capital II or AmerUs Capital III and a Purchase Contract.

(7) No separate consideration will be received for the Guarantees of the
    Company.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 4, 1998


             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 4, 1998


                                            UNITS

                           AMERUS LIFE HOLDINGS, INC.
                               AMERUS CAPITAL II
                  % ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS
                             ---------------------

    Each Unit will have a stated amount of $         (equal to the last reported
per share sale price of the Common Stock on the NYSE on the date of this Prospectus). Each Unit will initially consist of (a) a Purchase Contract under which the holder will purchase from the Company on the Stock Purchase Date
of         , 2001, for cash in an amount equal to the Stated Amount, between of a share and one share of Common Stock (depending on the Applicable Market Value of the Common Stock on the Stock Purchase Date, as described herein), subject to adjustment in certain circumstances, and (b) a Quarterly Income Preferred Security ("QUIPS"(SM)*) of the Trust having a
liquidation amount equal to the Stated Amount, a distribution rate of     % per
annum and a mandatory redemption date of                         , 2003, subject
to a Call Option granted by the holder of the Unit to the Call Option Holder
permitting the Call Option Holder to acquire the QUIPS on or before            ,
2001, in exchange for a package of consideration which will include Treasury Securities that will provide payments matching the distribution rate referred to above through the Stock Purchase Date and payments equal to the Stated Amount on the Stock Purchase Date. For so long as any Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as the Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit. See "Description of the Units".



    For the period from the date of issuance of the Units to the Stock Purchase Date, each holder of a Unit (other than a Stripped Unit) will be entitled to
receive cash payments of     % of the Stated Amount per annum, payable in
arrears on the Quarterly Payment Dates of              ,              ,
             and              of each year (unless deferred as described
herein). Such payments will consist of payments on the QUIPS or other Pledged Securities plus Contract Fees payable by the Company or net of Contract Fees payable by the holders, as the case may be. If a holder of a Unit does not provide cash to settle the underlying Purchase Contract in the manner described herein on the Stock Purchase Date, cash proceeds from the QUIPS or other Pledged Securities underlying such Unit will be applied on the Stock Purchase Date to the purchase of Common Stock pursuant to such Purchase Contract. See "Description of the Units".



    Prior to the offering made hereby there has been no public market for the Units. [Application will be made to list the Normal Units on the NYSE under the
symbol "             ".] The Common Stock is listed on the NYSE under the symbol
"AMH". The last reported sale price of the Common Stock on the NYSE on
         , 1998 was $      per share.



     SEE "RISK FACTORS" BEGINNING ON PAGE S-   OF THIS PROSPECTUS SUPPLEMENT AND
PAGE    OF THE ACCOMPANYING PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN
INVESTMENT IN THE UNITS.



                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                    INITIAL PUBLIC OFFERING    PROCEEDS FROM SALE    UNDERWRITING     PROCEEDS TO
                                       PRICE OF UNITS(1)        OF CALL OPTIONS      DISCOUNT(2)     COMPANY(1)(3)
                                    -----------------------    ------------------    ------------    -------------
Per Unit..........................         $                        $                  $               $
Total(4)..........................         $                        $                  $               $

---------------

(1) Plus accrued distributions on the QUIPS and plus or net of accrued Contract
    Fees, if any, from                         , 1998.
(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $         payable by the Company.
(4) The Company and the Trust have granted the Underwriters an option for 30
    days with respect to an additional              Units, solely to cover
    over-allotments. If such option is exercised in full, the total initial public offering price of Units, proceeds from sale of Call Options,
    underwriting discount and proceeds to Company will be $         ,
    $         , $         and $         , respectively. See "Underwriting".
                             ---------------------
    The Units are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Units will be ready for delivery in book entry form only through the facilities of The Depository Trust
Company in New York, New York, on or about              , 1998, against payment
therefor in immediately available funds.
---------------
* QUIPS is a servicemark of Goldman, Sachs & Co.
GOLDMAN, SACHS & CO.                                        SALOMON SMITH BARNEY
                             ---------------------
        The date of this Prospectus Supplement is                , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE UNITS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE IOWA COMMISSIONER OF INSURANCE NOR HAS THE IOWA COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                             ---------------------

     FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THE ACCOMPANYING PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT.
                             ---------------------

     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. A NUMBER OF MATTERS AND SUBJECT AREAS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE NOT LIMITED TO HISTORICAL OR CURRENT FACTS AND DEAL WITH POTENTIAL FUTURE CIRCUMSTANCES AND DEVELOPMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(I) HEIGHTENED COMPETITION, INCLUDING THE ENTRY OF NEW COMPETITORS AND THE DEVELOPMENT OF NEW PRODUCTS BY COMPETITORS; (II) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION, INCLUDING INCREASES IN MINIMUM CAPITAL AND RESERVES, AND OTHER FINANCIAL VIABILITY REQUIREMENTS AND ADDITIONAL REGULATIONS OF MUTUAL HOLDING COMPANIES; (III) FAILURE TO DEVELOP MULTIPLE DISTRIBUTION CHANNELS IN ORDER TO OBTAIN NEW CUSTOMERS OR FAILURE TO RETAIN EXISTING CUSTOMERS; (IV) INABILITY TO CARRY OUT MARKETING AND SALES PLANS, INCLUDING, AMONG OTHERS, CHANGES TO CERTAIN PRODUCTS AND ACCEPTANCE OF THE REVISED PRODUCTS IN THE MARKET; (V) LOSS OF KEY EXECUTIVES; (VI) CHANGES IN INTEREST RATES CAUSING A REDUCTION OF INVESTMENT INCOME; (VII) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (VIII) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; (IX) INACCURACIES IN ASSUMPTIONS REGARDING FUTURE MORBIDITY, PERSISTENCY, MORTALITY AND INTEREST RATES USED IN CALCULATING RESERVE AMOUNTS;
(X) ADVERSE CHANGES IN RATINGS ASSIGNED BY RATING AGENCIES; (XI) CHANGES IN TAX LAWS WHICH NEGATIVELY AFFECT DEMAND FOR THE COMPANY'S PRODUCTS; (XII) THE RISK FACTORS OR UNCERTAINTIES LISTED HEREIN OR LISTED FROM TIME TO TIME IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN; AND (XIII) WITH RESPECT TO COST SAVINGS THAT ARE EXPECTED TO BE REALIZED FROM, AND COSTS ASSOCIATED WITH, THE RECENT ACQUISITIONS OF DELTA LIFE CORPORATION ("DELTA") AND AMVESTORS FINANCIAL CORPORATION ("AMVESTORS"), THE FOLLOWING POSSIBILITIES: (A) THE EXPECTED COST SAVINGS TO BE REALIZED THROUGH COMBINING CERTAIN FUNCTIONS OF THE COMPANY, DELTA AND AMVESTORS TO ELIMINATE REDUNDANCIES AND BETTER SERVE THE COMBINED COMPANY'S CUSTOMERS, AND REDUCTIONS IN STAFF CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED ADDED COSTS ARE INCURRED; AND (B) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF DELTA AND AMVESTORS WITH THE COMPANY'S OTHER BUSINESSES ARE GREATER THAN EXPECTED. A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTED RESULTS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS, INCLUDING THOSE SET FORTH IN THE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                               PROSPECTUS SUMMARY

OVERVIEW


     AmerUs Life Holdings, Inc. (the "Company") is an insurance holding company engaged through its subsidiaries in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. As of March 31, 1998, the Company had approximately 567,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.9 billion with life insurance reserves of $2.4 billion and annuity reserves of $5.9 billion. As of March 31, 1998, the Company had total assets of $10.4 billion and total shareholders' equity of $944.6 million. See "The Company", "Organizational Structure" and "Business" in the accompanying Prospectus for a more detailed description of the Company.


RECENT ACQUISITIONS

     The Company made two major acquisitions in 1997. The Company acquired Delta Life Corporation ("Delta") on October 23 for approximately $165 million in cash and AmVestors Financial Corporation ("AmVestors") on December 19 in a stock exchange valued at approximately $350 million. Both Delta and AmVestors specialize in the sale of fixed annuity products, thus strengthening the Company's presence in the rapidly growing asset accumulation and retirement savings markets. The acquisitions, along with the growth of AmerUs Life Insurance Company ("AmerUs Life"), increased the Company's assets from $4.4 billion at March 31, 1997 to $10.4 billion at March 31, 1998.

                              RECENT DEVELOPMENTS

REFINANCING PLAN


     On April 16, 1998, the Company announced a refinancing plan (the "Refinancing Plan") that includes this offering of Units (the "Units Offering") and an offering of up to $125 million of debt securities (the "Notes Offering," and together with this Units Offering, the "Offerings"). Proceeds from the Offerings will be used to repay the outstanding balance of $250 million on the Company's revolving bank debt (the "Bank Debt"), to partially fund a buyback of up to $75 million of the Company's Class A Common Stock (the "Stock Repurchase Plan") and for general corporate purposes.


RECENT RATINGS ACTIONS


     Certain ratings agencies have recently reviewed the ratings assigned to the Company and its life insurance subsidiaries. On April 14, 1998, Standard & Poor's reaffirmed its single-A insurer financial strength rating for AmerUs Life while on May 1, 1998 Moody's Investors Service downgraded AmerUs Life's financial strength rating to A3 from A2. At the same time, Moody's reaffirmed at Ba1 the long-term credit ratings for the Company's junior subordinated debt and at Baa3 for the preferred stock rating of AmerUs Capital I and upgraded the insurance financial strength rating of AmVestor's subsidiary, American Investors Life Insurance Company to Baa1 from Baa3. In addition, Moody's assigned an A3 insurance financial strength rating to Delta's life insurance subsidiary, Delta Life and Annuity Company. Moody's warned that the outlook on all the debt, preferred stock and insurance financial strength ratings remained negative, given the Company's aggressive strategy of rapid growth through acquisition. See "Risk Factors -- Importance of Ratings" in the prospectus to which this Prospectus Supplement relates (the "Prospectus").

                                   THE TRUST

     AmerUs Capital II (the "Trust") is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust, dated as of April 14, 1998, executed by the Company, as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 14, 1998. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement to which this Prospectus Supplement relates. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities (as defined herein) representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Junior Subordinated Debentures (as defined herein) and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Trust Securities (as defined herein) will be directly or indirectly owned by the Company.

                                  THE OFFERING

THE UNITS


Securities Offered.........  Adjustable Conversion-rate Equity Security Units
                             (the "Units", as more fully defined below).


Issuers....................  AmerUs Life Holdings, Inc. (the "Company") and
                             AmerUs Capital II (the "Trust").

Stated Amount..............  $     per Unit (the "Stated Amount").


Payments on the Units......  For the period from the date of issuance of the
                             Units to the Stock Purchase Date (as defined
                             herein), each holder of a Unit (other than a
                             Stripped Unit (as defined herein)) will be entitled
                             to receive cash payments of      % of the Stated
                             Amount per annum, payable in arrears. Such payments will consist of payments on the QUIPS (as defined herein) or other Pledged Securities (as defined herein) plus Contract Fees (as defined herein) payable by the Company or net of Contract Fees payable by the holders, as the case may be.


Quarterly Payment Dates....                 ,                ,
                             and                of each year (the "Quarterly
                             Payment Dates"), subject to the deferral provisions described below.

Stock Purchase Date........                             , 2001 (the "Stock
                             Purchase Date").


Settlement.................  On the Stock Purchase Date, a holder of Units shall, in order to settle the underlying Purchase Contracts, provide cash in the manner described herein. The Common Stock purchased and the Pledged Securities securing such Purchase Contracts (or, in the case of Treasury Securities, the proceeds from such Treasury Securities, net of any unpaid Contract Fees payable by the holder accrued thereon to the Stock Purchase Date) would then be delivered to the holder.

                             If a holder of Units fails to provide cash for settlement of the underlying Purchase Contracts on the Stock Purchase Date, then (a) if QUIPS (or Junior Subordinated Debentures) underlie such Units, the Collateral Agent will, on behalf of the holder, exercise the Junior Subordinated Debenture Put Option (as defined herein) with respect thereto; and (b) a portion of the proceeds from the exercise of the Junior Subordinated Debenture Put Option (or, if Treasury Securities rather than QUIPS or Junior Subordinated Debentures underlie such Units, a portion of the proceeds from such securities) will be applied to satisfy in full the holder's obligations under such Purchase Contracts and the remainder of such proceeds, if any, will be paid to the holder.



Settlement Rate............  The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the
                             "Settlement Rate") will be between
                             of a share and one share of Common Stock (subject to adjustment under certain circumstances). More specifically, the Settlement Rate will be calculated as follows, subject to adjustment in certain circumstances:


                             (a) if the Applicable Market Value (as defined
                             herein) is greater than or equal to $          (the
                             "Threshold Appreciation Price") (i.e.,
                             approximately      % higher than the Stated
                             Amount), the Settlement Rate will be
                                            ;

                             (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Stated Amount, the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value (i.e., the Settlement Rate will be calculated so that the Applicable Market Value of the Common Stock purchasable under each Purchase Contract would equal the Stated Amount payable therefor); and

                             (c) if the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one.

                             "Applicable Market Value" means the average of the Closing Prices (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the last Trading Day immediately preceding the Stock Purchase Date.


                             The following table illustrates the applicable Settlement Rate and approximate market value of the Common Stock receivable upon settlement of the Units at certain assumed Applicable Market Values:



                                       ---------------------------------------------------------------
                                                              NUMBER OF SHARES     VALUE OF SHARES
                                         IF THE APPLICABLE    RECEIVED PER UNIT   RECEIVED PER UNIT
                                          MARKET VALUE IS      UPON SETTLEMENT    UPON SETTLEMENT(1)
                                       ---------------------------------------------------------------
                                            $  per share                                  $
                                       (i.e., 150% of Stated                     (i.e.,   % of Stated
                                               Amount)                                 Amount)
                                       ---------------------------------------------------------------
                                            $  per share                                  $
                                          (i.e., Threshold                      (i.e., Stated Amount)
                                         Appreciation Price)
                                       ---------------------------------------------------------------
                                            $  per share                                  $
                                       (i.e., 1/2 way between                   (i.e., Stated Amount)
                                          Stated Amount and
                                              Threshold
                                         Appreciation Price)
                                       ---------------------------------------------------------------
                                            $  per share            1.0                   $
                                       (i.e., Stated Amount)                    (i.e., Stated Amount)
                                       ---------------------------------------------------------------
                                            $  per share            1.0                   $
                                        (i.e., 50% of Stated                     (i.e., 50% of Stated
                                               Amount)                                 Amount)
                                       ---------------------------------------------------------------


                             --------------------------------------------
                             (1) Assumes that Applicable Market Value accurately
                                 reflects fair market value on the Stock
                                 Purchase Date.


Relationship of Units to
  Common Stock.............  Cash payments on the Units that are not Stripped
                             Units (consisting of payments on the QUIPS plus or net of Contract Fees) will accrue at a rate per annum that is greater than the current dividend yield on the Common Stock. However, since the number of shares of Common Stock issuable upon settlement of each Purchase Contract may decline by
                             up to approximately      % as the Applicable Market
                             Value increases, the opportunity for equity appreciation afforded by an investment in the Units is less than that afforded by a direct investment in the Common Stock.


Components of the Units....  Each Unit will initially consist of:


                             (a) a purchase contract ("Purchase Contract") under which (i) the holder will purchase from the Company on the Stock Purchase Date, for cash in an amount equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, and (ii) contract fees ("Contract Fees") will be payable at
                             the rate of      % of the Stated Amount per annum
                             (the "Contract Fee Rate") as described below, and
                             (b) a Quarterly Income Preferred Security
                             ("QUIPS"(SM), which term may refer to a single security or more than one security as the context may require) of the Trust having a liquidation amount equal to the Stated Amount, a distribution
                             rate of      % of the Stated Amount per annum and
                             a mandatory redemption date of          , 2003 (the
                             "QUIPS and Debenture Maturity Date"), subject to a Call Option ("Call Option") granted by the holder of the Unit to Goldman, Sachs & Co. (in its capacity as the holder of the Call Options, and together with any transferee of the Call Options in such capacity, the "Call Option Holder") that (when aggregated with the Call Options underlying all other Units) will entitle the Call Option Holder to acquire the QUIPS underlying the Units (or the Junior Subordinated Debentures substituted
                             therefor), on or before                , 2001 the
                             last Quarterly Payment Date prior to the Stock Purchase Date (or, if such date is not a Trading Day, the next succeeding Trading Day) (the "Call Option Expiration Date"), in exchange for a package of consideration (the "Aggregate Consideration Deliverable on Exercise of the Call Options") which will include U.S. Treasury Strips, U.S. Treasury Bills or other U.S. Treasury Securities (any of the foregoing, ("Treasury Securities")) that will provide payments matching the aggregate distributions due on such Quips (or interest due on such Junior Subordinated Debentures) through the Stock Purchase Date (assuming for this purpose, even if not true, that the distribution or interest rate thereon remains as set forth above) through the Stock Purchase Date and Treasury Securities that will provide payments equal to the aggregate Stated Amount of such Units on the Stock Purchase Date.


                             The QUIPS underlying a Unit will be pledged to
                                            , as collateral agent for the
                             Company and the Call Option Holder (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option underlying such Unit. The QUIPS, or any securities substituted therefor as securities pledged to the Collateral Agent to secure such obligations, are herein referred to as "Pledged Securities". If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities.

                             The obligations of the holders of Units under the Purchase Contracts, if not paid in cash by such holders, will be funded out of payments made in respect of the Pledged Securities. For so long as a Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as a Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit.

Formation of the Units.....  At the closing of the offering made hereby, the
                             Underwriters specified herein (the "Underwriters") will (a) enter into Purchase Contracts with the Company and (b) purchase QUIPS from the

                             Trust for cash. The Underwriters will fund that cash in part by the sale of the Units offered hereby to the initial investors thereof and in part by the sale of Call Options (on behalf of such initial investors) to the Call Option Holder. The Trust will use that cash to purchase Junior Subordinated Debentures from the Company. The QUIPS will then be pledged to the Collateral Agent as contemplated above.


                             The rights to purchase Common Stock under a Purchase Contract, together with the QUIPS or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to (a) the obligations owed to the Company under such Purchase Contract, (b) the obligations owed to the Call Option Holder under the Call Option relating to such QUIPS or other Pledged Securities (which, in the case of Normal Units, can only be Junior Subordinated Debentures) and (c) the pledge arrangements securing the foregoing obligations, are collectively referred to herein as a "Normal Unit".



                             Each holder of Normal Units will have the right to substitute, as Pledged Securities, Treasury Securities that will generate payments matching such holder's obligations under the underlying Purchase Contracts, in return for the securities that theretofore had been the Pledged Securities underlying such Normal Units. For so long as the Call Options underlying such Normal Units remain exercisable, such right of substitution may be exercised only if the holder obtains an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Normal Units (or the Stripped Units they become). The holder might obtain such an instrument by separately documenting such Call Options with the Call Option Holder (and, if required by the Call Option Holder, entering into credit support arrangements satisfactory to the Call Option Holder backing such Call Options), paying the Call Option Holder to cancel such Call Options or otherwise. However, the Call Option Holder will be under no obligation to deliver such an instrument, and there can be no assurance that a holder will be able to induce the Call Option Holder to do so. Therefore, investors may not be able to capitalize on any appreciation of the QUIPS through this means.



                             Goldman, Sachs & Co. have advised the Company that, while they are the Call Option Holder, they will evaluate requests to release their security interests in the Pledged Securities on a case-by-case basis, taking into account the market value of the Pledged Securities as compared to the cost to the Call Option Holder of exercising the Call Options, the availability and amount of credit support, any payments to be made in connection therewith and other factors pertaining at the time of any requested release. In doing so, Goldman, Sachs & Co. would expect that they would not grant such a request unless the value of the payments and other new rights offered by the holder were no less valuable to Goldman, Sachs & Co. than the rights they had before granting such request.

                             If a holder of Normal Units exercises such holder's right to substitute Treasury Securities as Pledged Securities in the manner described herein, the securities that theretofore had been the Pledged Securities underlying such Normal Units will be released from the pledge arrangement described herein and delivered to such holder, and such holder's remaining rights and obligations under such Normal Units will thereupon become "Stripped Units" that will no longer generate cash payments to such holder (other than Contract Fees, if any, payable by the Company pursuant to the underlying Purchase Contracts) and will no longer be listed on the New York Stock Exchange ("NYSE") or be fungible with Normal Units.


                             The Normal Units and any Stripped Units are collectively referred to herein as the "Units."

Contract Fees..............  The holders of Units may be required to pay
                             Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of Units, as specified in the final Prospectus Supplement for the offering made hereby.

                             The obligation of the holders of Units to pay Contract Fees to the Company will be funded out of payments made in respect of the Pledged Securities. If payments made in respect of the Pledged Securities are insufficient to cover the obligation of the holders of the Units to pay Contract Fees, such obligation will be deferred until the earlier of the date sufficient cash is available and the Stock Purchase Date.

                             Any obligation of the Company to pay Contract Fees to the holders of Units will be unsecured and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. The Company will generally have the right to defer the payment of Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date.


                             Any deferred Contract Fees payable by the holders of Units or the Company will bear additional
                             Contract Fees at the rate of      % per annum plus,
                             for the period after the Call Option Expiration Date, the amount (if any) by which the interest rate on the Junior Subordinated Debentures shall have been increased (as described herein) (the "Deferral Rate") (compounding on each succeeding Quarterly Payment Date) until paid.


Termination................  The Purchase Contracts (including the right to receive and the obligation to pay accrued or deferred Contract Fees and the right and obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Call Options will terminate and the Collateral Agent will release the Pledged Securities held by it to the Unit Agent for distribution to the holders.

THE QUIPS

The Trust..................  The QUIPS will be issued by the Trust, a Delaware statutory business trust. The Junior Subordinated Debentures due

                             , 2003 (the "Junior Subordinated Debentures") of the Company will be the sole assets of the Trust, and payments on those Junior Subordinated Debentures will be the sole revenue of the Trust. The Company will own all of the common undivided beneficial interests in the assets of the Trust (the "Common Trust Securities" and, collectively with the QUIPS, the "Trust Securities").


The QUIPS..................  The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust. Each QUIPS will have a Liquidation Amount (as defined in the Declaration) equal to the Stated Amount. Distributions on the QUIPS will be cumulative, will accrue from the first date of
                             issuance of the QUIPS at an initial rate of   % per
                             annum (such rate, as it may be increased in the manner described herein, the "QUIPS and Debenture Rate") as applied to the Liquidation Amount thereof and will be payable quarterly in arrears on each Quarterly Payment Date, subject to the deferral provisions described below. The QUIPS will be mandatorily redeemable in whole on the QUIPS and
                             Debenture Maturity Date of                , 2003,
                             at a redemption price equal to the aggregate
                             Liquidation Amount thereof plus unpaid
                             distributions accrued thereon to such date, out of the proceeds of the repayment of the Junior Subordinated Debentures at maturity.



Junior Subordinated
  Debentures...............  The Junior Subordinated Debentures will be issued by the Company under an indenture (the "Indenture") between First Union National Bank, as trustee (together with any successor thereto in such capacity, the "Debenture Trustee"), and the Company, in an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities. Interest on the Junior Subordinated Debentures will accrue from the first date of issuance of the Junior Subordinated Debentures at a rate per annum equal to the QUIPS and Debenture Rate referred to above and will be payable quarterly in arrears on each Quarterly Payment Date, subject to the deferral provisions described below. The Junior Subordinated Debentures will mature on the QUIPS and Debenture Maturity Date and will not be redeemable at the option of the Company prior to such date. The Junior Subordinated Debentures will be unsecured and junior in right of payment to all Senior Indebtedness of the Company.



                             On the Call Option Expiration Date, a nationally recognized investment banking firm chosen by the Company (the "Rate Increase Agent") will determine whether the then current aggregate market value of the QUIPS (or, if the QUIPS are no longer outstanding, Junior Subordinated Debentures) underlying the Normal Units is at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration (as defined herein). If the Rate Increase Agent determines that it is (or the QUIPS and Debenture Rate is already equal to or greater than the Maximum QUIPS and Debenture Rate (as defined herein)), interest on the Junior Subordinated Debentures (and, if the QUIPS remain outstanding, distributions on the QUIPS) will continue to accrue at the initial QUIPS and Debenture Rate. If the Rate Increase Agent determines that it is not (and the QUIPS and Debenture Rate is less than the Maximum QUIPS and Debenture Rate), the Rate Increase Agent will select an increased rate equal to the lower of (a) the rate that it determines is sufficient to cause the then current aggregate market value of such QUIPS (or, if the QUIPS are no longer outstanding, such Junior Subordinated Debentures) to be at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration and
                             (b) the Maximum QUIPS and Debenture Rate, and the QUIPS and Debenture Rate will thereupon become that increased rate. It is currently anticipated that [Salomon Smith Barney] will be the Rate Increase Agent. See "Description of the Junior Subordinated Debentures -- Market Rate Increase".



Interest and QUIPS
  Distribution Deferral
  Provisions...............  The Company will generally have the right to defer the payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. Upon any such deferral, quarterly distributions on the QUIPS by the Trust will be deferred. However, deferred payments of interest on the Junior Subordinated Debentures and deferred distributions on the QUIPS will bear additional interest or distributions at a rate per annum equal to the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid.



Junior Subordinated
  Debenture Put Options....  Each holder of Junior Subordinated Debentures will have the right to require the Company to repurchase such Junior Subordinated Debentures, in whole or in part, on the Stock Purchase Date, for a purchase price equal to the aggregate principal amount of such Junior Subordinated Debentures plus unpaid interest accrued thereon to the Stock Purchase Date, but only if the cash received on the exercise of such option is used to settle the Purchase Contracts secured thereby. See "Description of the Units -- Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options".



                             Each holder of QUIPS will have the option to require the Trust to distribute the underlying Junior Subordinated Debentures to the Put Agent (as defined herein), on the Stock Purchase Date, in exchange for such QUIPS, in connection with the concurrent exercise by the Put Agent on behalf of such holder of the Junior Subordinated Debenture Put Option related thereto as described above.



Exchange of QUIPS for
Junior Subordinated
  Debentures...............  The Company will have the right at any time to terminate the Trust and cause the Junior
                             Subordinated Debentures to be distributed to the holders of the QUIPS and Common Trust Securities in liquidation of the Trust.



The Guarantee..............  Pursuant to a guarantee agreement (the "Guarantee")
                             between the Company and First Union National Bank, as trustee (together with any successor thereto in such capacity, the "Guarantee

                             Trustee"), the Company will guarantee the payment of distributions and other payments on the QUIPS to the extent that the Trust has funds on hand sufficient therefor.

GENERAL


Listing....................  Application will be made to list the Normal Units on the NYSE.



Federal Income Tax
  Consequences.............  In general, holders of the Units will be subject to federal income tax on the accrual of original issue discount in respect of the Units and upon disposition of the Units (including disposition pursuant to exercise of the Call Option). For a discussion of the United States federal income tax consequences associated with the purchase, ownership, and disposition of the Units, QUIPS, Purchase Contracts and Common Stock, see "Certain Federal Income Tax Consequences". Prospective investors should be aware that no statutory, judicial or administrative authority directly addresses the tax treatment of Units or instruments similar to Units for United States federal income tax purposes. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



Use of Proceeds............  The Company intends to use the net proceeds of the offering made hereby and of the Senior Debt
                             Offering (as defined herein) to repay the Bank Debt, to partially fund the Stock Repurchase Plan and for general corporate purposes. See "Use of Proceeds."



Senior Debt Offering.......  Concurrently with the offering made hereby, the
                             Company is also offering $125,000,000      % Senior
                             Notes due                            , 2008. The
                             Notes Offering is being made by means of a separate prospectus. Neither the Notes Offering nor the offering made hereby is conditioned on consummation of the other offering. There can be no assurance that the Notes Offering will be consummated. This Prospectus Supplement does not constitute an offer to buy or the solicitation of an offer to sell the Senior Notes being offered in the Notes Offering.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


     The following table sets forth certain consolidated financial and operating data of the Company. The selected consolidated financial and operating data below for the three-month periods ended March 31, 1997 and 1998 are derived from unaudited interim financial statements of the Company incorporated by reference in this Prospectus. In the opinion of management, such unaudited interim financial statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair, consistent presentation, in accordance with generally accepted accounting principles, of such information. The selected consolidated financial and operating data for the three months ended March 31, 1998 are not necessarily indicative of the Company's results for any future interim period or the entire year. During the fourth quarter of 1997, the Company acquired Delta and AmVestors in transactions that were accounted for using the purchase method of accounting. As a result, only the Consolidated Income Statement Data and the Consolidated Balance Sheet Data as of or for the three-month period ended March 31, 1998 include the results of Delta and AmVestors.



                                                                 AS OF OR FOR THE
                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                   (UNAUDITED)
                                                              ----------------------
                                                               1998(A)        1997
                                                              ---------     --------
                                                              (DOLLARS IN MILLIONS,
                                                              EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
  Insurance premiums........................................  $    17.3     $    8.2
  Product charges...........................................       16.4         11.2
  Net investment income.....................................      133.1         50.9
  Realized gains on investments.............................        6.2          5.2
  Contribution from the Closed Block........................        9.0          9.3
                                                              ---------     --------
        Total revenues......................................      182.0         84.8
                                                              ---------     --------
Benefits and expenses:
  Total policyowner benefits................................      107.3         45.5
  Total expenses............................................       36.2         16.1
  Dividends to policyowners.................................        0.3          0.1
                                                              ---------     --------
        Total benefits and expenses.........................      143.8         61.7
                                                              ---------     --------
Income from operations......................................       38.2         23.1
Interest expense............................................        6.7          3.0
                                                              ---------     --------
Income before income tax expense and equity in earnings of
  unconsolidated subsidiary.................................       31.5         20.1
Income tax expense..........................................       10.1          5.7
                                                              ---------     --------
Income before equity in earnings of unconsolidated
  subsidiary................................................       21.4         14.4
Equity in earnings of unconsolidated subsidiary.............        0.4          0.2
                                                              ---------     --------
Net income..................................................  $    21.8     $   14.6
                                                              =========     ========
Earnings per common share(B)
  Basic.....................................................  $    0.63     $   0.63
  Diluted...................................................  $    0.62     $   0.63
Dividends declared per common share.........................  $    0.10     $     --
Ratios of earnings to fixed charges(C)(D)...................       1.39         2.11
CONSOLIDATED BALANCE SHEET DATA:
Total invested assets.......................................  $ 7,775.7     $2,864.1
Total assets................................................   10,354.9      4,412.0
Total liabilities...........................................    9,324.3      3,822.4
Company-obligated mandatorily redeemable preferred
  securities................................................       86.0         86.0
Total stockholders' equity(E)...............................      944.6        503.6
OTHER OPERATING DATA:
Adjusted operating income(F)................................  $    19.5     $   11.6
Adjusted operating income per common share (basic and
  diluted)(F)...............................................  $    0.56     $   0.50
Individual life insurance in force, net of reinsurance......  $  26,935     $ 25,735
Life insurance reserves.....................................  $   2,369     $  2,065
Annuity reserves............................................  $   5,930     $  1,323
Number of employees.........................................        710          405
STATUTORY DATA:
Premiums and deposits:
  Individual life...........................................  $    84.9     $   81.6
  Annuities.................................................  $   173.7     $   12.4


---------------


(A) Consolidated Income Statement Data includes the results for Delta and AmVestors for the three-month period ended March 31, 1998, and Consolidated Balance Sheet Data includes period-end data for Delta and AmVestors as of March 31, 1998.

(B) Basic earnings per common share for the first quarter of 1998 is calculated using 29.73 million weighted average shares of Class A Common Stock and 5 million shares of Class B Common Stock outstanding. Diluted earnings per common share for the first quarter of 1998 is calculated using 29.83 million weighted average shares of Class A Common Stock and 5 million shares of Class B Common Stock outstanding. The basic and diluted earnings per common share for the first quarter of 1997 are calculated using 18.16 million shares of Class A Common Stock and 5 million shares of Class B Common Stock outstanding.

(C) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from operations before federal income taxes, fixed charges and pre-tax earnings required to cover preferred stock dividend requirements. "Fixed charges" consist of interest expense on debt and capital securities, amortization of debt expense and interest credited on deferred annuities.

(D) Since the Company currently has no preferred stock outstanding, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(E) Amounts shown include the effects of reporting fixed maturity securities at fair value and recording the unrealized appreciation or depreciation on such securities as a component of stockholders' equity, net of tax and other adjustments. Such adjustments are in accordance with Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted December 31, 1993.

(F) Adjusted operating income reflects net income adjusted to eliminate certain items (net of applicable income taxes) which management believes are not necessarily indicative of overall operating trends. For example, net realized capital gains or losses on investments, excluding gains or losses on convertible debt which are considered core earnings, are eliminated. Different items are likely to occur in each period presented and others may have different opinions as to which items may warrant adjustment. The adjusted operating income shown does not constitute net income computed in accordance with GAAP. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Adjusted Operating Income" in the accompanying Prospectus.

                                  RISK FACTORS

     Before purchasing any of the Units offered hereby, prospective purchasers of Units should consider, in addition to the other information with respect to the Company and its business contained herein or in the Prospectus or incorporated herein by reference, the following risk factors, as well as those in the Prospectus.

RISK OF DECLINE IN EQUITY VALUE


     The market value of the Common Stock receivable upon settlement of the Purchase Contracts may be materially different than the purchase price payable for such Common Stock. If the Applicable Market Value of the Common Stock on the Stock Purchase Date is less than the Stated Amount (i.e., less than the Closing Price of the Common Stock on the date of this Prospectus Supplement), each holder of Units will, on the Stock Purchase Date, be required to purchase shares of Common Stock for an amount greater than the aggregate Applicable Market Value of such shares. Accordingly, a holder of Units assumes the risk that the market value of the Common Stock may decline, and such decline could be substantial. See "Prospectus Summary -- Settlement Rate" for a tabular presentation of the Settlement Rate and the approximate market value of the Common Stock receivable upon settlement of the Units at certain assumed Applicable Market Values.


LIMITATION ON EQUITY APPRECIATION POTENTIAL

     Since the number of shares of Common Stock issuable upon settlement of each
Purchase Contract may decline by up to      % as the Applicable Market Value
increases, the opportunity for equity appreciation afforded by an investment in the Units is less than that afforded by a direct investment in the Common Stock. Assuming the Applicable Market Value accurately reflects fair market value, the Applicable Market Value on the Stock Purchase Date must exceed the Threshold
Appreciation Price of $     per share before a holder of the Units realizes any
appreciation.

LIMITATION ON VALUE OF QUIPS (OR JUNIOR SUBORDINATED DEBENTURES) AS A RESULT OF CALL OPTIONS


     If the value of the QUIPS (or Junior Subordinated Debentures) underlying the Normal Units is greater than the value of the Aggregate Call Option Exercise Consideration (as expected), it is likely that the Call Option Holder will exercise its Call Options. In that case, the Call Option Holder rather than holders of Normal Units will realize the benefit of that greater value. The QUIPS (or Junior Subordinated Debentures) may increase in value due to, among other things, a decrease in interest rates, an increase in the perceived credit quality of the Company or an increase in the QUIPS and Debenture Rate.


LIMITATIONS ON RIGHT TO CREATE STRIPPED UNITS


     Each holder of Normal Units will have the right to substitute, as Pledged Securities, Treasury Securities that will generate payments matching such holder's obligations under the underlying Purchase Contracts, in return for the securities that theretofore had been the Pledged Securities. For so long as the Call Options underlying such Normal Units remain exercisable, such right may be exercised only if the holder obtains an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Units. The holder might obtain such an instrument by separately documenting such Call Options with the Call Option Holder (and, if required by the Call Option Holder, entering into credit support arrangements satisfactory to the Call Option Holder backing such Call Options), paying the Call Option Holder to cancel such Call Options or otherwise. However, the Call Option Holder will be under no obligation to deliver such an instrument, and there can be no assurance that a holder will be able to induce the Call Option Holder to do so. Therefore, investors may not be able to capitalize on any appreciation of the QUIPS through this means. Goldman, Sachs & Co. have advised the Company that, while they are the Call Option Holder, they will evaluate requests to release their security interests in the Pledged Securities on a case-by-case basis, taking into account the market value of the Pledged Securities as compared to the cost to the Call Option Holder of exercising the Call Options, the availability and amount of credit support, any payments to be made in connection therewith and other factors pertaining at the time of any requested release. In doing so, Goldman, Sachs & Co. would expect that they would not grant such a request unless the value of the payments and other new rights offered by the holder were no less valuable to Goldman, Sachs & Co. than the rights they had before granting such request.


PLEDGED SECURITIES ENCUMBERED

     Although holders of Units will be beneficial owners of the underlying Pledged Securities, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts and the Call Options. Thus, for so long as the Purchase Contracts remain in effect, holders will not be entitled to withdraw their Pledged Securities from this pledge arrangement except in the limited circumstances described herein.

SUBORDINATION OF COMPANY OBLIGATIONS

     The ability of the Trust to pay amounts due on the QUIPS (including, without limitation, the ability of the Trust to pay amounts due upon exercise of any Junior Subordinated Debenture Put Options) is dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payments on account of principal of, premium, if any, or interest on the Junior Subordinated Debentures(including payments on exercise of Junior Subordinated Debenture Put Options)may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any default. In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of Junior Subordinated Debentures. Notwithstanding the foregoing, amounts that would be due and payable by the Company to holders of Units in the absence of the foregoing subordination provisions may be applied by such holders to offset their obligations under their respective Purchase Contracts.


     None of the Indenture, the Guarantee, the Declaration or the Master Unit Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its
subsidiaries. At March 31, 1998, the Company had $          million of Senior
Indebtedness outstanding.



     See "Description of the Units -- Description of the Junior Subordinated Debentures -- Subordination" and "Description of the Guarantee -- Status".


OPTION TO DEFER PAYMENTS

     The Company will generally have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. Upon any such deferral, quarterly distributions on the QUIPS by the Trust will be deferred. However, deferred payments of interest on the Junior Subordinated Debentures and deferred distributions on the QUIPS will bear additional interest or distributions at a rate per annum equal to the Deferral Rate (compounding on each succeeding Quarterly Payment

Date) until paid. See "Description of the Units -- Description of the QUIPS -- Distributions" and "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date".

     If Contract Fees are payable by the Company on the Purchase Contracts, the Company will generally have the right to defer the payment of such Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date. However, deferred payments of Contract Fees will bear additional Contract Fees at a rate per annum equal to the Deferral Rate (compounding on each succeeding Quarterly Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency, or reorganization with respect to the Company), the right to receive Contract Fees, including deferred Contract Fees, will terminate.

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures or Contract Fees, the market price of the QUIPS or Junior Subordinated Debentures or, for so long as the Purchase Contracts remain in effect, the Units is likely to be affected. A holder that disposes of its QUIPS, Junior Subordinated Debentures or Units during such deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its QUIPS, Junior Subordinated Debentures or Units. In addition, the mere existence of the Company's right to defer such payments may cause the market price of the QUIPS, Junior Subordinated Debentures or Units to be more volatile than the market prices of other securities that are not subject to such deferrals.


     For information about the taxation of holders in the event that the Company exercises its right to defer payments, see "-- Tax Matters" and "Certain Federal Income Tax Consequences -- Interest Receivable on the QUIPS".



MASTER UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED
  OBLIGATIONS OF UNIT AGENT


     Although the QUIPS constituting a part of the Normal Units will be issued pursuant to a Declaration qualified as an indenture under the Trust Indenture Act, the Master Unit Agreement relating to the Units and the appointment of the Unit Agent (as defined herein) as the agent and attorney-in-fact for the holders of the Units will not be qualified as an indenture under the Trust Indenture Act, and the Unit Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of the Units will not have the benefits of the protections of the Trust Indenture Act. Under the terms of the Master Unit Agreement, the Unit Agent will have only limited obligations to the holders of the Units. See"Description of the Units -- Certain Provisions of the Principal
Agreements -- Information Concerning the Unit Agent".

RIGHTS UNDER THE GUARANTEE

     The Guarantee will guarantee payments due in respect of the QUIPS to the holders of the QUIPS (including holders of Normal Units so long as the Normal Units include QUIPS), but only to the extent that the Trust has funds on hand legally available therefor. If the Company defaults on its obligation to pay amounts payable in respect of the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the corresponding payments due in respect of the QUIPS, and, in such event, holders of the QUIPS (including holders of Normal Units so long as the Normal Units include QUIPS) will not be able to rely upon the Guarantee for payment of such amounts.


ENFORCEMENT RIGHTS IN RESPECT OF JUNIOR SUBORDINATED DEBENTURES


     In the event a Debenture Event of Default (as defined herein) shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal or interest on the Junior Subordinated Debentures on the respective dates such principal or interest is payable (after giving effect to any permitted deferral), then a holder of record of QUIPS (or, for so long as

QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate QUIPS Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units) (a "Direct Action"). Except as described herein, holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Units -- Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of the QUIPS" and "-- Debenture Events of Default" and "-- Description of the Guarantee". The Declaration will provide that each holder of QUIPS (including each holder of Normal Units for so long as Normal Units include QUIPS) by acceptance thereof agrees to the provisions of the Indenture and the Guarantee.

LIMITED VOTING AND OTHER RIGHTS

     Holders of QUIPS (including holders of Normal Units for so long as Normal Units include QUIPS) generally will have voting rights with respect to the QUIPS relating only to the modification of the terms of the QUIPS and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of QUIPS will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees or Administrators, which voting rights are vested exclusively in the holder of the Common Trust Securities, except as described under "Description of the Units -- Description of the QUIPS -- Removal of Issuer Trustees and Administrators". See "Description of the Units -- Description of the QUIPS -- Voting Rights; Amendment of the Declaration".

     Holders of Units will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights or rights to receive any dividends or other distributions in respect thereof) until such time as the Company shall have delivered shares of Common Stock upon settlement of the Purchase Contracts on the Stock Purchase Date.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     The Units are securities for which there is currently no secondary market. It is not possible to predict how the Units will trade in the secondary market or whether the market for the Units will be liquid or illiquid. Application will be made to list the Normal Units on the NYSE. The Underwriters have advised the Company and the Trust that the Underwriters intend to make a market for the Normal Units; however, the Underwriters are not obligated to do so and any market making may be discontinued at any time.


TAX MATTERS


     For United States federal income tax purposes, the Junior Subordinated Debentures will be classified as contingent debt instruments. Consequently, they will be considered to be issued with original issue discount ("OID"), which each holder of QUIPS (including each holder of Normal Units for so long as Units include QUIPS) will be required to include in income during the holder's period of ownership of the QUIPS, subject to certain adjustments. Additionally, holders may be required to recognize ordinary income on all or a portion of any gain realized on the sale of QUIPS or gain attributable to the QUIPS on a sale of Units before maturity. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS."



     Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of QUIPS (including each holder of Normal Units for so long as Normal Units include QUIPS) will continue to be required to accrue OID in respect of the deferred stated interest allocable to its QUIPS for United States federal income tax purposes. As a result, during a deferral period, each holder of QUIPS will recognize income for United States federal income tax purposes but will not receive cash attributable to such income prior to the conclusion of such deferral period. In addition, a holder will not receive any cash related to the income accrued during a deferral period if the holder disposes of the QUIPS prior to the record date for the payment of distributions. Assuming, however, that the Company does not exercise its right to defer payments, the Company believes that the amount of taxable income required to be recognized each year with respect to the QUIPS will not exceed the amount of cash distributed each year with respect to the QUIPS. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".



     In the event that holders of Units are required to pay Contract Fees to the Company, it is unlikely that such holders will be entitled to a current deduction for such payments. As a result, although the amount of cash actually distributed to holders will be reduced by the amount of Contract Fees payable to the Company, holders will nevertheless recognize income each quarter equal to the full amount of OID accrued with respect to the QUIPS, subject to certain adjustments. See "Certain Federal Income Tax Consequences -- Contract Fees".



     Because income with respect to the QUIPS will not be considered dividends for United States federal income tax purposes, corporate holders of Normal Units or QUIPS will not be entitled to a dividends-received deduction in respect of such income.

                                   THE TRUST


     AmerUs Capital II is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust, dated as of April 14, 1998, executed by the Company, as Sponsor, and certain of the Issuer Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 14, 1998. Such declaration of trust will be amended and restated in its entirety by the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. The Trust has a term of approximately seven (7) years, but may dissolve earlier as provided in the Declaration. All of the Common Trust Securities will be directly or indirectly owned by the Company. The Common Trust Securities will rank pari passu, and payments will be made thereon pro rata, with the QUIPS, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Trust Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the QUIPS. Although, upon issuance of the QUIPS, the holders of the Units will be beneficial owners of the underlying QUIPS, the QUIPS will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts and Call Options. The Company will directly or indirectly acquire all of the Common Trust Securities; such Common Trust Securities will have an aggregate liquidation amount equal to 3% of the total capital of the Trust.



     The Trust's business and affairs will be conducted by the Issuer Trustees and Administrators appointed by the Company as the holder of the Common Trust Securities. The Issuer Trustees will be First Union National Bank, as the Property Trustee (the "Property Trustee"), and First Union Trust Company, as the Delaware Trustee (the "Delaware Trustee"), and the Administrators will be three individuals who are employees of the Company (the "Administrators"). First Union National Bank, as the Property Trustee, will act as sole indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. First Union National Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee and the Indenture, until removed or replaced by the holder of the Common Trust Securities. See "Description of the Units -- Description of the Guarantee" and "Description of the Units -- Description of Junior Subordinated Debentures". The Company, as the direct or indirect holder of the Common Trust Securities, or if an event of default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Trust Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holder of the QUIPS (or Units) have the right to vote to appoint, remove or replace the Administrators; such voting rights will be vested exclusively in the Company, as the direct or indirect holder of the Common Trust Securities. The duties and obligations of each Issuer Trustee and Administrator are governed by the Declaration. The Company will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Units, including all ongoing costs, expenses, taxes and other liabilities of the Trust. Under the Declaration, all parties to the Declaration will agree, and the holders of the Units upon purchase of their Units will be deemed to have agreed, for United States federal income tax purposes, to treat the Trust as a grantor trust, the Junior Subordinated Debentures as indebtedness and the Trust Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debentures. See "Description of the Units -- Description of the Guarantee" and "-- Description of the QUIPS".


     The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the QUIPS. See "Description of the Units -- Description of the Junior Subordinated Debentures".

     The rights of the holders of the QUIPS, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. See "Description of the
Units -- Description of the QUIPS".

     The principal place of business of the Trust is AmerUs Capital II, c/o AmerUs Life Holdings, Inc., 699 Walnut, Des Moines, Iowa 50309-3948 and its telephone number is (515) 362-3600.

                                USE OF PROCEEDS


     The net proceeds to be received by the Trust from the sale of the QUIPS, after deducting estimated underwriting discounts and expenses of the offering
payable by the Company, are expected to be $          million, of which
$          million will be from the sale of the Call Options to the Call Option
Holder (approximately $          million, of which $          will be from the
sale of the Call Options, if the Underwriters' over-allotment option is exercised in full). The proceeds to be received by the Trust from the sale of the QUIPS will be invested by the Trust in the Junior Subordinated Debentures of the Company. The Company intends to use such proceeds to repay the remaining outstanding Bank Debt, to partially fund a stock repurchase of up to $75 million of the Company's Class A Common Stock and for general corporate purposes.


                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


     The Common Stock of the Company has been listed for trading on the NYSE since February 20, 1998 under the symbol AMH and was listed on the Nasdaq National Market System from the date of the Company's initial public offering on January 28, 1997 until February 19, 1998 under the symbol AMRS. Based upon information reported in the Bloomberg consolidated transaction reporting system, the high and low sales prices for each quarterly period from January 28, 1997 to the date hereof were:


                                                                  PRICE RANGE
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
YEAR ENDED DECEMBER 31, 1997
  Second quarter............................................
  Third quarter.............................................
  Fourth quarter............................................
YEAR ENDED DECEMBER 31, 1998
First quarter

     As of March 31, 1998, there were approximately                holders of
the outstanding shares of Common Stock, including individual participants in securities position listings. The last reported sales price of the Common Stock
on the NYSE on March 31, 1998 was $     per share.

     Since the second quarter of 1997, the Company's Board of Directors has declared a quarterly cash dividend of $0.10 per share to shareholders of its Class A Common Stock. The declaration and payment of future dividends to holders of its Common Stock by the Company will be at the discretion of the Board of Directors and will depend upon the Company's earnings and financial condition, capital requirements of its Subsidiaries, regulatory considerations and other factors the

Board of Directors deems relevant. The Company's general policy is to retain most of its earnings to finance the growth and development of its business.


     Because the Company is a holding company, it is dependent upon its Subsidiaries to provide funding for the Company's operating expenses and for the payment by the Company of debt service and dividends. State insurance laws applicable to the Company's Subsidiaries limit the payment of dividends and other distributions by such Subsidiaries to the Company and may therefore limit the ability of the Company to make dividend payments. See "Risk Factors -- Holding Company Structure -- Limitations on Dividends" and "Reorganization and Recent Acquisitions" in the Prospectus and "Prospectus Summary -- Recent Acquisitions".

                                 CAPITALIZATION

     The following table summarizes the actual capitalization of the Company and its consolidated subsidiaries at March 31, 1998 and such capitalization adjusted
on a pro forma basis to reflect the sale by the Company of the      Units
offered hereby (at an assumed initial public offering price of $     and
assuming the Underwriters' over-allotment option is not exercised) [and the sale by the Company of $125,000,000 aggregate principal amount of its Senior Notes due 2008], and an assumed application of the proceeds from such sale, after underwriting commissions and estimated expenses of this offering, to repay indebtedness. This table should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 which is incorporated by reference in the Prospectus.


                                                                    MARCH 31, 1998
                                                              --------------------------
                                                                           PRO FORMA FOR
                                                                           THE ISSUANCE
                                                                ACTUAL     OF THE UNITS
                                                              ----------   -------------
                                                                    (IN THOUSANDS)
Commercial paper and notes payable:
  Bank Debt.................................................  $  266,341    $   16,341
  Notes.....................................................          --       125,000
                                                              ----------    ----------
          Total Debt........................................     266,341       141,341
Capital Securities..........................................      86,000       236,000
                                                              ----------    ----------
Shareholders' equity:
  Class A Common Stock(1)...................................      29,735        29,735
  Class B Common Stock......................................       5,000         5,000
Accumulated other comprehensive income, net of deferred
  income taxes..............................................      54,099        54,099
Additional paid-in capital..................................     383,686       383,686
Retained earnings...........................................     472,108       472,108
                                                              ----------    ----------
Total shareholders' equity..................................     944,628       944,628
                                                              ----------    ----------
          Total capitalization and debt.....................  $1,296,969    $1,321,969
                                                              ==========    ==========


---------------
(1) Does not include up to        shares (     if the Underwriters'
    over-allotment option is exercised in full) of Class A Common Stock issuable
    on the Stock Purchase Date of                , 2001 upon settlement of the
    Purchase Contracts.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information appearing below has been extracted from Management's Discussion and Analysis of Results of Operations and Financial Condition contained in the Company's Report on Form 10-Q for the three-month period ended March 31, 1998 (which is incorporated by reference in the Prospectus) and should be read in conjunction with the more complete information contained therein.

RESULTS OF OPERATIONS -- FIRST QUARTER 1998 COMPARED TO FIRST QUARTER 1997

  Revenues

     Individual life and annuity premiums and product charges increased by $14.3 million, or 73.8%, to $33.6 million for the first quarter of 1998 from $19.3 million for the first quarter of 1997. Included in the 1998 increase were $6.3 million of insurance and annuity premiums and product charges from Delta and AmVestors. Insurance premiums increased by $9.1 million to $17.3 million for the first quarter of 1998 compared to $ 8.2 million for the first quarter of 1997. Included in the increased insurance premiums in 1998 was $2.0 million from the acquisitions. Traditional life insurance premiums increased by $5.6 million primarily as a result of growth in renewal premiums on traditional life insurance policies not included in the Closed Block (as defined below). Immediate annuity deposits and supplementary contract premiums were $3.5 million higher in 1998 than in 1997 with $1.8 million from the recent acquisitions of Delta and AmVestors and $1.7 million from increased immediate annuity and supplementary contract premium sales of AmerUs Life.

     Universal life product charges increased by $0.6 million for the first quarter of 1998 primarily due to increased cost of insurance charges as a result of the normal aging of the block of business.

     Annuity product charges for first quarter 1998 increased by $4.5 million from 1997 amounts. The increase includes $4.3 million of annuity product charges from Delta and AmVestors.


     Net investment income increased by $82.2 million to $133.1 million for first quarter 1998. Included in the 1998 increase in net investment income was $82.6 million of net investment income from Delta and AmVestors. The remaining $0.4 million decrease in net investment income was attributable to a decrease in average invested assets (excluding market value adjustments, the Closed Block, and Delta and AmVestors) partially offset by an increase in effective yields on average invested assets. Average invested assets (excluding market value adjustments, the Closed Block and Delta and AmVestors) in the first quarter of 1998 decreased by $56.8 million from the first quarter of 1997, primarily as a result of the continued runoff of AmerUs Life's individual deferred annuity business. Effective May, 1996 substantially all new sales of individual deferred annuities by AmerUs Life's distribution network have been made through the joint venture (the "Ameritas Joint Venture") with Ameritas Life Insurance Corp. pursuant to which AmerUs Life markets fixed annuities issued by Ameritas Variable Life Insurance Company ("AVLIC") and sells AVLIC's variable life insurance and variable annuity products. The effective yield on average invested assets (excluding market value adjustments, the Closed Block and Delta and AmVestors) increased from 7.22% for the first quarter of 1997 to 7.26% for the first quarter of 1998.


     Realized gains on investments were $6.2 million for the first quarter of 1998 compared to gains of $5.2 million for the first quarter of 1997. Included in the first quarter amounts were $1.9 million of gains from Delta and AmVestors.

  The Closed Block


     The Closed Block was established on June 30, 1996. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block (as defined in the Prospectus). The Closed Block was designed to provide reasonable assurance to owners of insurance policies included therein that, after the Company's reorganization, assets would be available to maintain the dividend scales and interest credits in effect prior to the Company's reorganization if the experience underlying such scales and credits continues.

     The contribution to the operating income of the Company from the Closed Block is reported as a single line item in the income statement. Accordingly, premiums, product charges, investment income, realized gains or losses on investments, policyowner benefits and dividends attributable to the Closed Block, less certain minor expenses including amortization of deferred policy acquisition costs, are shown as a net number under the caption the "Contribution from the Closed Block." This results in material reductions in the respective line items in the income statement while having no effect on net income. The expenses associated with the administration of the policies included in the Closed Block and the renewal commissions on these policies are not charged against the Contribution from the Closed Block, but rather are grouped with underwriting, acquisition and insurance expenses. Also, all assets allocated to the Closed Block are grouped together and shown as a separate item entitled "Closed Block Assets." Likewise, all liabilities attributable to the Closed Block are combined and disclosed as the "Closed Block Liabilities."

     The contribution from the Closed Block for the first quarter of 1998 was $9.0 million compared to $9.3 million for the same period in 1997.

     Closed Block insurance premiums decreased by $4.5 million to $50.4 million for the first quarter of 1998 compared to $54.9 million for the same period in 1997. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block. The decrease in insurance premiums reflects a reduction in the Closed Block's traditional life insurance business in force as a result of the lapse of such business. Similarly, the decrease in product charges on universal life policies included in the Closed Block is primarily the result of the reduction of such business in force.

     Net investment income for the Closed Block increased by $2.9 million to $29.2 million for the first quarter of 1998 compared to $26.3 million for the first quarter of 1997 due primarily to higher average invested assets (excluding market value adjustments) partially offset by lower effective yields. Average invested assets (excluding market value adjustments) increased by $125.6 million and average effective yields decreased by 19 basis points for the Closed Block.

     Realized gains on investments of the Closed Block were $0.9 million for the first quarter of 1998 compared to a $0.6 million realized loss for the same period in 1997.

     Closed Block policyowner benefits were $49.0 million for the first quarter of 1998 compared to $49.7 million a year ago. The decrease in benefits was largely the result of lower death benefits on the Closed Block policies.

     Insurance expenses for the Closed Block were $1.4 million for the first quarter of 1998 compared to $1.5 million for the first quarter of 1997. The decrease in expenses is the result of reduced premium taxes on such business due to the lower insurance premiums.

     The amortization of deferred policy acquisition costs for the Closed Block increased by $1.2 million to $8.0 million for the first quarter of 1998. Deferred policy acquisition costs are generally amortized in proportion to gross margins, including realized capital gains. Lower death benefits and increased realized capital gains in the first quarter of 1998, compared to the same period in 1997, contributed to higher gross margins in 1998 on those policies included in the Closed Block for which deferred costs are amortized, resulting in the increased amortization in 1998.

     Closed Block dividends to policyowners were $16.6 million for the first quarter of 1998 compared to $17.1 million for the same period in 1997.

  Policyowner Benefits

     Total policyowner benefits were $107.3 million for the first quarter of 1998 compared to $45.5 million for the first quarter of 1997, an increase of $61.8 million. Included in the first quarter

1998 amounts were $63.0 million of benefits of acquired companies primarily consisting of interest credited to deferred annuity account balances. Traditional life insurance benefits increased by $1.0 million in 1998 primarily due to the growth and aging of such business in force. Universal life insurance benefits were $1.3 million lower in 1998 primarily due to decreased death benefits as a result of lower mortality.

     Annuity benefits increased by $62.0 million for the first quarter of 1998 to $85.8 million compared to $23.8 million for the first quarter of 1997. Included in the first quarter 1998 annuity benefits were $62.0 million attributable to the recent acquisitions of Delta and AmVestors. AmerUs Life's annuity benefits were $23.8 million for both the first quarters of 1998 and 1997. Interest credited to AmerUs Life's policyowner account balances decreased by $1.8 million to $13.6 million for the first quarter of 1998 compared to $15.4 million for the same period in 1997. The weighted average crediting rate for AmerUs Life's individual deferred annuity liabilities decreased by 19 basis points from 5.48% for the first quarter of 1997 to 5.29% for the first quarter of 1998, and AmerUs Life's average deferred annuity liabilities decreased by $110.4 million from the first quarter of 1997 to the same period in 1998 also contributing to the lower credited amounts in 1998. Other annuity benefits for AmerUs Life increased by $1.8 million to $10.2 million for the first quarter of 1998 compared to $8.4 million for the first quarter of 1997, primarily as a result of increased immediate annuity and supplementary contract premium sales.

  Expenses

     The Company's commission expense, net of deferrals, increased by $1.0 million to $3.1 million for the first quarter of 1998 compared to $2.1 million for the first quarter of 1997. Included in the increase is $0.4 million of commission expense, net of deferrals, from the recent acquisitions. Other underwriting, acquisition and insurance expenses, net of deferrals, increased by $16.0 million to $24.9 million for the first quarter of 1998. Included in the 1998 amounts is $15.7 million of expenses for the recently acquired companies, including $1.8 million of goodwill amortization and $6.7 million of amortization of value of business acquired. Excluding recently acquired companies, other underwriting, acquisition and insurance expenses, net of deferrals, increased by $0.3 million.

     The amortization of deferred policy acquisition costs increased by $3.1 million to $8.2 million in the first quarter of 1998 compared to $5.1 million in the first quarter of 1997. Deferred policy acquisition costs are generally amortized in proportion to gross margins, including realized capital gains. Lower death benefits and increased realized capital gains in the first quarter of 1998, compared to the first quarter of 1997, contributed to higher gross margins in 1998 on products for which deferred costs are amortized, resulting in the increased amortization in 1998.

  Income from Operations

     Income from operations increased by $15.1 million to $38.2 million for the first quarter of 1998 compared to $23.1 million for the same period in 1997, with the recent acquisitions of Delta and AmVestors adding $11.7 million of income from operations during the first quarter of 1998. Improved product margins, in large part due to the result of better mortality, contributed to the remaining increase in income from operations in 1998.

  Interest Expense

     Interest expense increased by $3.7 million in the first quarter of 1998 to $6.7 million compared to $3.0 million for the first quarter of 1997. The increased interest expense in the first quarter of 1998 was due to increased interest expense on the capital securities issued by the Company on February 3, 1997 and increased interest expense on the revolving line of credit as a result of increased debt levels.

  Income Before Income Tax Expense


     Income before income tax expense and equity in earnings of unconsolidated subsidiary increased by $11.4 million to $31.5 million for the first quarter of 1998 compared to $20.1 million for the first quarter of 1997, with the recent acquisitions of Delta and AmVestors adding $11.7 million to such income for the first quarter of 1998.


  Income Tax Expense

     Income tax expense increased by $4.4 million to $10.1 million for the first quarter of 1998 compared to $5.7 million for the same period of 1997. The increase in income tax expense was primarily due to the higher pre-tax income including income from the recent acquisitions of Delta and AmVestors. The effective income tax rate for the first quarter of 1998 was 32.3% compared to 28.5% for the first quarter of 1997. The higher effective tax rate in 1998 was in part attributable to the non-deductibility of the amortization of goodwill resulting from the recent acquisitions. In addition, relatively similar amounts of tax credits in 1998 and 1997 had a greater impact on reducing the effective tax rate for the first quarter of 1997 due to the lower income in the first quarter of 1997.

  Net Income

     Net income increased by $7.2 million to $21.8 million for the first quarter of 1998 compared to $14.6 million for the same period in 1997, with the recent acquisitions of Delta and AmVestors adding $6.5 million of net income for the first quarter of 1998.

                              ACCOUNTING TREATMENT


     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the QUIPS shown on the Company's balance sheet under the caption "Company-obligated mandatorily redeemable capital securities of subsidiary trust". The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Junior Subordinated Debentures. Distributions on the QUIPS will be reflected as a charge to the Company's consolidated income, identified as "Distributions on capital securities", whether paid or accrued.


     The Purchase Contracts are forward transactions in the Company's Common Stock. Under generally accepted accounting principles, the Purchase Contracts will not be recorded on the Company's consolidated balance sheets but will be disclosed in the notes to the Company's consolidated financial statements. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid-in capital accounts.

     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the Units will be reflected in the Company's diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's diluted earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                            DESCRIPTION OF THE UNITS

     The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the description of the Units contained in the Prospectus and the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the Principal Agreements (as defined herein).

GENERAL


     Each Unit will have a Stated Amount of $          (equal to the last
reported per share sale price of the Common Stock on the NYSE on the date of this Prospectus Supplement). Each Unit will initially consist of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Stock
Purchase Date of                , 2001, for cash in an amount equal to the
Stated Amount, between                of a share and one share of Common Stock
of the Company (depending on the Applicable Market Value of the Common Stock on the Stock Purchase Date, as described below), subject to adjustment in certain circumstances, and (ii) Contract Fees will be payable at the Contract Fee Rate
of      % of the Stated Amount per annum as described below (see "-- Description of the Purchase Contracts"), and (b) a QUIPS having a Liquidation Amount equal
to the Stated Amount, a distribution rate of      % of the Stated Amount per
annum and a mandatory redemption date of                , 2003 (see
"-- Description of the QUIPS"), subject to a transferrable Call Option granted by the holder of the Unit to the Call Option Holder which (when aggregated with the Call Options underlying all other Units) will entitle the Call Option Holder to acquire the QUIPS underlying the Units (or the Junior Subordinated Debentures substituted therefor), on or before, the last Quarterly Payment Date prior to the Stock Purchase Date (or, if such date is not a Trading Day, the next succeeding Trading Day) (i.e., the Call Option Expiration Date) in exchange for the Aggregate Consideration Deliverable on Exercise of the Call Options (see
"-- Description of the Call Options"). For so long as a Purchase Contract remains in effect, such Purchase Contract and the QUIPS or other Pledged Securities securing it (and, for so long as the Call Option relating to such Pledged Securities is exercisable, the obligations of the holder to the Call Option Holder thereunder) will not be separable and may be transferred only as an integrated Unit.



     For the period from the date of issuance of the Units to the Stock Purchase Date, each holder of a Unit (other than a Stripped Unit) will be entitled to
receive cash payments of      % of the Stated Amount per annum, payable in
arrears on the Quarterly Payment Dates of                ,                ,
               and                of each year (unless deferred as described
herein). Such payments will consist of payments on the QUIPS or other Pledged Securities plus Contract Fees payable by the Company or net of Contract Fees payable by the holders, as the case may be. See "-- Description of the QUIPS -- Distributions", "-- Description of the Call Options" and
"-- Description of the Purchase Contracts -- Contract Fees". If a holder of a Unit does not provide cash to settle the underlying Purchase Contract in the manner described herein, cash proceeds from the QUIPS or other Pledged Securities underlying such Unit will be applied on the Stock Purchase Date to the purchase of Common Stock pursuant to such Purchase Contract.



     The QUIPS underlying a Normal Unit will constitute Pledged Securities that will be pledged to the Collateral Agent to secure the holder's obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option underlying such Unit. If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities.

     Each holder of Units, by acceptance thereof, will, under the terms of the Principal Agreements and any of the Purchase Contracts and Call Options underlying such Units, be deemed to have (a) irrevocably agreed to be bound by the terms of the Principal Agreements and such Purchase Contracts and Call Options for so long as such holder remains a holder of such Units, and (b) duly appointed the Unit Agent as such holder's agent and attorney-in-fact to enter into and perform such Purchase Contracts and Call Options on behalf of and in the name of such holder.


     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Units by tender, in the open market or by private agreement.


FORMATION OF THE UNITS

     At the closing of the offering made hereby, the Underwriters will (a) enter into Purchase Contracts with the Company and (b) purchase QUIPS from the Trust for cash. The Underwriters will fund that cash in part by the sale of the Units offered hereby to the initial investors thereof and in part by the sale of Call Options (on behalf of such investors) to the Call Option Holder. The Trust will use the cash received from the sale of the QUIPS to purchase Junior Subordinated Debentures from the Company. The QUIPS will then be pledged to the Collateral Agent to secure the obligations owed to the Company under the Purchase Contracts and the obligations owed to the Call Option Holder under the Call Options. The rights to purchase Common Stock under a Purchase Contract, together with the QUIPS or other Pledged Securities pledged to secure the obligations referred to in (a) and (b) below, subject to (a) the obligations owed to the Company under such Purchase Contract,(b) the obligations owed to the Call Option Holder under the Call Option relating to such QUIPS or other Pledged Securities and (c) the pledge arrangements securing the foregoing obligations, are collectively referred to herein as a "Normal Unit".


     Each holder of Normal Units will have the right, at any time on or prior to the second Business Day immediately preceding the Stock Purchase Date, to substitute, as Pledged Securities, Treasury Securities that will generate payments matching such holder's obligations under the underlying Purchase Contracts, in return for the securities that theretofore had been the Pledged Securities underlying such Units. For so long as the Call Options underlying such Units remain exercisable, such right may be exercised only if the holder obtains an instrument from the Call Option Holder releasing its security interest in the Pledged Securities securing such Call Options and agreeing that such Call Options no longer underlie such Units. The holder might obtain such an instrument by separately documenting such Call Options with the Call Option Holder (and, if required by the Call Option Holder, entering into credit support arrangements satisfactory to the Call Option Holder backing such Call Options), paying the Call Option Holder to cancel such Call Options or otherwise. However, the Call Option Holder will be under no obligation to deliver such an instrument, and there can be assurance that a holder will be able to induce the Call Option Holder to do so. Therefore, investors may not be able to capitalize on any appreciation of the QUIPS through this means.



     Goldman, Sachs & Co. has advised the Company that, while they are the Call Option Holder, they will evaluate requests to release their security interests in the Pledged Securities on a case-by-case basis, taking into account the market value of the Pledged Securities as compared to the cost to the Call Option Holder of exercising the Call Options, the availability and amount of credit support, any payments to be made in connection therewith and other factors pertaining at the time of any requested release. In doing so, Goldman, Sachs & Co. would expect that they would not grant such a request unless the value of the payments and other new rights offered by the holder were no less valuable to Goldman, Sachs & Co. than the rights they had before granting such request.



     If a holder of Normal Units exercises such holder's right to substitute Treasury Securities for Pledged Securities in the manner described herein, the securities that theretofore had been the Pledged Securities underlying such Normal Units will be released from the pledge arrangement described herein and delivered to such holder, and such holder's remaining rights and obligations under such Normal Units will thereupon become "Stripped Units" that will no longer generate cash payments to such holder (other than Contract Fees, if any, payable by the Company pursuant to the underlying Purchase Contracts) and will no longer be listed on the NYSE or be fungible with Normal Units.



     A holder of Normal Units may exercise the right referred to above by presenting and surrendering the certificate evidencing such Normal Units, at the offices of the Unit Agent, together with the "Request to Create Stripped Units" thereon completed and executed as indicated, and concurrently delivering to the Collateral Agent (a) Treasury Securities that will generate, on the Stock Purchase Date, an amount of cash equal to the aggregate Stated Amount of such Normal Units, (b) Treasury Securities that will generate, on each Quarterly Payment Date falling after the date of delivery and on or before the Stock Purchase Date, an amount of cash equal to the aggregate Contract Fees that are scheduled to be payable by the holder, if any, in respect of the Purchase Contracts underlying such Normal Units (assuming for this purpose that no Contract Fees will then have been deferred), (c) if such holder is, at the date of delivery, deferring Contract Fees payable by such holder in respect of such Normal Units, an amount of cash equal to (i) the aggregate unpaid amount of such Contract Fees accrued to the date of delivery, if such date is a Quarterly Payment Date, and (ii) the aggregate unpaid amount of such Contract Fees accrued to the Quarterly Payment Date immediately preceding such date of delivery plus interest thereon at the Deferral Rate for the period from and including such Quarterly Payment Date to but excluding such date of delivery, if such date is not a Quarterly Payment Date and (d) if the Call Options underlying any Normal Units remain exercisable, the instrument from the Call Option Holder referred to above; provided, however, that if Treasury Securities are the Pledged Securities underlying such Normal Units, such right must be exercised with respect to a number of Normal Units that will result in the release of Treasury Securities in denominations of $1,000 and integral multiples thereof. A certificate representing the Stripped Units that such Normal Units have become will then be issued and delivered to such holder or such holder's designee and the securities that theretofore had been the Pledged Securities underlying such Normal Units will then be released from the pledge under the Pledge Agreement and delivered to such holder or such holder's designee, upon payment by the holder of any transfer or similar taxes payable in connection with the transfer of Units or the securities that theretofore had been Pledged Securities to any person other than such holder.


     The Normal Units and any Stripped Units are collectively referred to herein as the "Units."

     The Company will enter into (x) an agreement (the "Master Unit Agreement") with First Union National Bank, as unit agent (together with any successor thereto in such capacity, the "Unit Agent"), governing the appointment of the Unit Agent as the agent and attorney-in-fact for the holders of the Units, the Purchase Contracts, the transfer, exchange or replacement of certificates representing the Units and certain other matters relating to the Units and (y) an agreement (the "Pledge Agreement") among the Company, the Collateral Agent and the Call Option Holder creating a pledge and security interest for the benefit of the Company to secure the obligations of holders of Units under the Purchase Contracts and a pledge and security interest for the benefit of the Call Option Holder to secure the obligations of the holders of Units under the Call Options. In addition the Unit Agent will enter into an agreement (the "Call Option Agreement") with the Call Option Holder governing the Call Options. The Master Unit Agreement, the Pledge Agreement and the Call Option Agreement are collectively referred to herein as the "Principal Agreements".

DESCRIPTION OF THE PURCHASE CONTRACTS

  General

     The Purchase Contracts will be governed by the Master Unit Agreement.


     Each Purchase Contract underlying a Unit (unless earlier terminated) will require the holder of such Unit to purchase, and the Company to sell, on the Stock Purchase Date, for cash in an amount equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under the circumstances described below under "-- Anti-Dilution Adjustments"):


     (a) if the Applicable Market Value is greater than or equal to the
Threshold Appreciation Price of $          (i.e., approximately      % higher
than the Stated Amount), the Settlement Rate will be                ;

     (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Stated Amount, the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value (i.e., the Settlement Rate will be calculated so that the Applicable Market Value of the Common Stock purchasable under each Purchase Contract would equal the Stated Amount payable therefor) rounded to the nearest 1/10,000th of a share; and

     (c) if the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one.

     "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the last Trading Day immediately preceding the Stock Purchase Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date, or if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or if the Common Stock is not so reported, the last quoted bid price of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of a fraction of a share otherwise issuable in respect of Purchase Contracts being settled by a holder of Units, the holder will be entitled to receive an amount of cash equal to such fraction times the Applicable Market Value.

     Prior to the Stock Purchase Date, the Common Stock purchasable on settlement of Purchase Contracts will not be deemed to be outstanding for any purpose and no holder of Units will have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Units.

  Settlement

     In order to settle the Purchase Contracts underlying any Units, the holder of such Units shall, by no later than 10:00 a.m., New York City time, on the Stock Purchase Date, deliver payment (in the form of a certified or cashier's check payable to the order of the Company in immediately available funds), at the offices of the Unit Agent, of an amount equal to the aggregate Stated Amount of such Units (plus, if there are unpaid Contract Fees accrued on such Purchase Contracts and payable by the holder on the Stock Purchase Date and the cash received by the Collateral Agent on such date in respect of the Pledged Securities securing such Purchase Contracts is less than the amount of such unpaid Contract Fees, an amount sufficient to cover such short-fall), provided, however, that the holder's obligation to satisfy such Purchase Contracts may be offset by any amounts due and owing by the Company to such holder. The Common Stock purchased on settlement of such Purchase Contracts will then be issued and delivered to such holder or such holder's designee and the Pledged Securities securing such Purchase Contracts (or, in the case of Treasury Securities, the proceeds from the payment of such Treasury Securities at maturity, net of any unpaid Contract Fees payable by the holder accrued thereon to the Stock Purchase Date) will then be released from the pledge under the Pledge Agreement and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of Common Stock or the transfer of Pledged Securities to any person other than such holder.



     On the Stock Purchase Date, if a holder of Units has not delivered cash to settle the underlying Purchase Contracts in the manner described above and no event described under "-- Termination" below has occurred, then (a) the Unit Agent will notify the Collateral Agent and (i) if QUIPS underlie such Units, the Collateral Agent, on behalf of such holder, will exercise such holder's right to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of such QUIPS, in exchange for such QUIPS, and, upon receiving such Junior Subordinated Debentures, will thereupon, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto (see "-- Description of the QUIPS -- Right to Exercise Junior Subordinated Debenture Put Options" and "-- Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options") and (ii) if Junior Subordinated Debentures underlie such Units, the Collateral Agent, on behalf of such holder, will, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto (see " Description of the Junior Subordinated Debentures -- Junior Subordinated Debenture Put Options"), (b) a portion of the proceeds from the exercise of such Junior Subordinated Debenture Put Option (or, if Treasury Securities underlie such Units, a portion of the proceeds from the payment of such Treasury Securities at maturity) will be applied to satisfy in full such holder's obligation to purchase Common Stock under such Purchase Contracts and to pay any unpaid Contract Fees payable by such holder accrued thereon to the Stock Purchase Date (it being understood that the holder's obligation to satisfy any unpaid Contract Fees may be offset by any amounts due and owing by the Company to such holder) and (c) the remainder of such proceeds, if any, will be paid to such holder. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any person other than such holder.


  Contract Fees

     The holders of Units may be required to pay Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of Units, as specified in the final Prospectus Supplement for the offering made hereby.

     Any obligation of the holders of Units to pay Contract Fees to the Company will be funded out of payments made in respect of the Pledged Securities. If payments made in respect of the Pledged Securities are insufficient to cover the obligation of the holders of the Units to pay Contract Fees, such obligation will be deferred until the earlier of the date sufficient cash is available and the Stock Purchase Date. In the event that holders of Units are required to pay Contract Fees to the Company, it is unlikely such holders will be entitled to a current deduction for such payments. As a result, although the amount of cash distributions made to holders will be reduced by the amount of Contract Fees payable to the Company, holders will nevertheless recognize income each quarter equal to the full amount of OID accrued with respect to the QUIPS, subject to certain adjustments. See "Certain Federal Income Tax Consequences -- Contract Fees".


     Any obligation of the Company to pay Contract Fees to the holder of Units will be subordinated and junior in right of payment to the Company's obligations under its Senior Indebtedness, in a manner substantially similar to the manner in which the Junior Subordinated Debentures are subordinated as described under "-- Description of the Junior Subordinated Debentures" below. So long as no default in the Company's obligations under the Principal Agreements has occurred and is continuing, the Company will have the right to defer the payment of Contract Fees at any time or from time to time for a period not extending beyond the Stock Purchase Date; provided, however, that in order to exercise such right, the Company must give the Unit Agent notice at least five Business Days prior to the earlier of (a) the date such payment would otherwise have been payable, (b) the date the Company is required to give notice to any securities exchange or to holders of Units of the record date or the date such payment is payable and (c) such record date. During any such deferral period, the Company may not take any of the actions that it would be prohibited from taking during an Extension Period as described under "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date" below.

     Contract Fees will be payable at the Contract Fee Rate set forth under "-- General" above. Any deferred Contract Fees will bear additional Contract Fees at the Deferral Rate (compounding on each succeeding Quarterly Payment
Date) until paid. Contract Fees payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Fees will accrue from and including the date of issuance of the Units to but excluding the Stock Purchase Date and will be payable in arrears on the Quarterly Payment Dates (unless deferred as described above). If the Purchase Contracts are terminated, the right of holders of Units to receive Contract Fees or the obligation of holders of Units to pay Contract Fees (including any deferred Contract Fees) will also terminate.

  Anti-Dilution Adjustments


     The formula for determining the Settlement Rate will be subject to adjustment upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, securities, cash or other assets (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, when combined with (i) other all-cash distributions made within the preceding 12 months and (ii) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months,
exceeds      % of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary for the Common Stock which involves an aggregate consideration that, when combined with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common

Stock made within the preceding 12 months, exceeds      % of the Company's
aggregate market capitalization on of the date of expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades on such exchange or in such market without the right to receive such issuance or distribution.


     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of Units, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Unit immediately prior to such transaction if such holder had then settled such Purchase Contract.


     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Master Unit Agreement, the Settlement Rate is increased, such increase may be deemed to be the receipt of taxable income to holders of Units. See "Certain Federal Income Tax Consequences -- Adjustment of Settlement Rate".


     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the holders of Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

  Termination

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the Units thereunder (including the right to receive and the obligation to pay Contract Fees or deferred Contract Fees thereunder and the right and obligation of the holders to purchase and the Company to sell Common Stock thereunder), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Call Options will terminate and the Pledged Securities will be distributed in the manner described under "-- Pledged Securities and Pledge Agreement -- Termination of Purchase Contracts".

DESCRIPTION OF THE CALL OPTIONS

     At the closing of the Offering made hereby, the Underwriters (on behalf of the initial investors in the Units) will sell the Call Options to the Call
Option Holder at a price equal to $     per Call Option. The Call Options will
be governed by the Call Option Agreement.


     Each Call Option underlying a Normal Unit (unless earlier terminated), when aggregated with the Call Options underlying all other Normal Units, will entitle the Call Option Holder to acquire the QUIPS underlying the Normal Units (or the Junior Subordinated Debentures substituted therefor), on or before the Call Option Expiration Date, in exchange for the Aggregate Call Option Exercise Consideration. The Aggregate Call Option Exercise Consideration will be comprised of:



     (a) Treasury Securities that will generate, by each Quarterly Payment Date falling after the Settlement Date for the Call Options (the "Call Settlement Date") and on or before the Stock Purchase Date, an amount of cash equal to the aggregate distributions or interest payments that are scheduled to be payable in respect of the QUIPS or Junior Subordinated Debentures underlying the Normal Units on such Quarterly Payment Date (assuming for this purpose, even if not true, that (i) no distributions or interest payments will then have been deferred and (ii) the distribution or interest rate thereon remains at the initial QUIPS and Debenture Rate);



     (b) Treasury Securities that will generate, by the Stock Purchase Date, an amount of cash equal to the aggregate Stated Amount of the Normal Units; and



     (c) if the Company is, at the Call Settlement Date, deferring distributions on the QUIPS or interest payments on the Junior Subordinated Debentures (see
"-- Description of the QUIPS -- Distributions" and "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date"), an amount in cash equal to (i) the aggregate unpaid distributions on the QUIPS or interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Call Settlement Date, if the Call Settlement Date is a Quarterly Payment Date, and (ii) the aggregate unpaid distributions on the QUIPS or interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Quarterly Payment Date immediately preceding the Call Settlement Date plus interest thereon at the Deferral Rate for the period from and including such Quarterly Payment Date to but excluding such Call Settlement Date, if the Call Settlement Date is not a Quarterly Payment Date.



     The Call Option Holder may exercise all of its Call Options (but not less than all) by (a) delivering to the Unit Agent and the Collateral Agent, on or prior to the Call Settlement Date, a notice stating that the Call Option Holder is exercising its Call Options and specifying the Call Settlement Date therefor (which may not be after the Call Option Expiration Date) and (b) delivering to the Collateral Agent, by Noon, New York City time, on the Call Settlement Date, the Aggregate Call Option Exercise Consideration. Pursuant to the Pledge Agreement, upon receipt by the Collateral Agent of the Aggregate Call Option Exercise Consideration, the Collateral Agent will transfer the QUIPS (or Junior Subordinated Debentures) underlying the Normal Units to the Call Option Holder or its designee free and clear of the pledge and security interest created by the Pledge Agreement and the Treasury Securities included in the Aggregate Call Option Exercise Consideration shall automatically be substituted for the QUIPS (or Junior Subordinated Debentures) as Pledged Securities, whereupon the Call Option Holder shall cease to have a security interest in the Pledged Securities.


     If the Call Options are exercised, the Unit Agent shall, not later than three Business Days following the Call Settlement Date, mail notice of such exercise to the holders of the Normal Units.

     The Call Options, and the rights and obligations of the Call Option Holder and of the holders of the Units thereunder, will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. See "-- Description of the

Purchase Contracts -- Termination" and "-- Pledged Securities and Pledge Agreement -- Termination of Purchase Contracts".

PLEDGED SECURITIES AND PLEDGE AGREEMENT

  General


     Pursuant to the Pledge Agreement, the Pledged Securities will be pledged to the Collateral Agent, for the benefit of the Company and the Call Option Holder, to secure (a) the obligations of holders of Units to purchase Common Stock under the Purchase Contracts, (b) the obligations, if any, of the holders of Units to pay Contract Fees to the Company and (c) the obligations of holders of Normal Units to deliver the underlying QUIPS (or Junior Subordinated Debentures) to the Call Option Holder if the Call Options are exercised. The Pledged Securities will initially consist of the QUIPS. If Treasury Securities are exchanged for Pledged Securities upon exercise of the Call Options or in connection with the creation of Stripped Units or Junior Subordinated Debentures are distributed in respect of Pledged Securities upon dissolution of the Trust, the Treasury Securities so exchanged or the Junior Subordinated Debentures so distributed will automatically be substituted as Pledged Securities in place of the securities that theretofore had been Pledged Securities and the securities that theretofore had been Pledged Securities will automatically be released from the pledge and security interest created by the Pledge Agreement.


     The rights of the holders of the Units to the underlying Pledged Securities will be subject to the pledge and security interest created by the Pledge Agreement; no holder of Units will be permitted to withdraw the Pledged Securities underlying such Units from the pledged arrangement except upon the settlement or termination of the Purchase Contracts or as described under "-- Formation of the Units" above. Subject to such pledge and security interest, however, each holder of Units will have full beneficial ownership of the underlying Pledged Securities and will be entitled (directly or through the Collateral Agent) to all of the rights provided by such Pledged Securities, and the Company and Call Option Holder will have no rights with respect to Pledged Securities other than their respective security interests therein.

  Quarterly Payments on Pledged Securities

     The Collateral Agent will, upon receipt of any quarterly distributions or payments of interest on the Pledged Securities, (a) pay to the Company an amount therefrom equal to the aggregate Contract Fees, if any, then due from the holders of the Units to the Company and (b) pay the remainder to the Unit Agent, which will in turn distribute that amount to the holders of Units on the Record Date. As long as the Units remain in book-entry only form, the Record Date for any payment will be one Business Day prior to such payment date.

  Substitution of Pledged Securities

     For a description of the right of a holder of Units to substitute Treasury Securities for Pledged Securities, see "-- Formation of the Units" above.

  Settlement of Purchase Contracts

     On the Stock Purchase Date, the Pledged Securities (or, in the case of Treasury Securities, the proceeds from the payment of such Treasury Securities at maturity) will be released from the pledge and security interest created by the Pledge Agreement and distributed or delivered as specified under "-- Description of the Purchase Contracts -- Settlement".

  Termination of Purchase Contracts

     Upon termination of the Purchase Contacts (see "-- Description of the Purchase Contracts -- Termination"), the Collateral Agent will release the Pledged Securities underlying the Units to the

Unit Agent for distribution to the holders of such Units, upon presentation and surrender of the certificates evidencing such Units. If upon such termination any holder would otherwise be entitled to receive a principal amount of Treasury Securities of any series that is not an integral multiple of $1,000, the Unit Agent will distribute to such holder Treasury Securities of such series in a principal amount equal to the next lower integral multiple of $1,000, will sell the Treasury Securities of such series not otherwise distributed to such holder (together with the Treasury Securities of such series not otherwise distributed to other holders) and will distribute to all such holders (in accordance with their respective interests therein) the net proceeds therefrom.

BOOK ENTRY-SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the Units. The Units will be issued only as fully-registered securities registered in the name of Cede & Co. or another nominee of the Depositary. Fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of Units, will be issued, will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Units so long as such Units are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants").The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No Units represented by Global Security Certificates may be exchanged in whole or in part for Units registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or a nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Master Unit Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Principal Agreements. All Units represented by Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case maybe, will be considered the sole owner and holder of the Global Security Certificates and all Units represented thereby for all purposes under the Units, Purchase Contracts, Call Options and Principal Agreements. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security

Certificates will not be entitled to have such Global Security Certificates or the Units represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any Units represented thereby for any purpose under the Units, Purchase Contracts, Call Options and Principal Agreements. All payments on the Units represented by the Global Security Certificates and all deliveries of Pledged Securities or Common Stock to the holders thereof will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Stock Purchase Date will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Units only at the direction of one or more Participants to whose account with the Depositary interests in the Global Security Certificates are credited and only in respect of such number of Units as to which such Participant or Participants has or have given such direction. None of the Company, the Trust, the Unit Agent or any agent of the Company, the Trust or the Unit Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

CERTAIN PROVISIONS OF THE PRINCIPAL AGREEMENTS

  General

     Distributions on the Units will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the Units will be registrable at the office of the Unit Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the Units do not remain in book-entry form, payment of distributions on the Units may be made, at the option of the Company, by check mailed to the address of the persons entitled thereto as shown on the Unit Register.


     In the event that any Quarterly Payment Date, the Call Settlement Date, the Stock Purchase Date or any Put Date is not a Business Day, then payment of the Contract Fees payable on any such Quarterly Payment Date or settlement of the Call Options, the Purchase Contracts or the Junior Subordinated Debenture Put Option, as the case may be, will be made on the next succeeding day which is a Business Day (and so long as such payment is made on such next succeeding Business Day, without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment or settlement will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

     If a holder of Units fails to present and surrender the certificate evidencing such Units to the Unit Agent on the Stock Purchase Date, the shares of Common Stock issuable in settlement of the related Purchase Contracts will be registered in the name of the Unit Agent and, together with any distributions thereon, shall be held by the Unit Agent as agent for the benefit of such holder, until such certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Unit Agent and the Company.

     If the Purchase Contracts have terminated prior to the Stock Purchase Date, the related Pledged Securities have been transferred to the Unit Agent for distribution to the holders entitled thereto and a holder of Units fails to present and surrender the certificate evidencing such Units to the Unit Agent, the Pledged Securities otherwise deliverable to such holder and payments thereon shall be held by the Unit Agent as agent for the benefit of such holder, until such certificate is presented and surrendered or the holder provides the evidence and indemnity described above.

     The Unit Agent will have no obligation to invest or to pay interest on any amounts held by the Unit Agent pending distribution.

     No service charge will be made for any registration of transfer or exchange of the Units, except for any tax or other governmental charge that maybe imposed in connection therewith.

  Modification


     The Principal Agreements will contain provisions permitting the parties thereto, with the consent of the holders of in excess of 50% of the Units at the time outstanding (or, in the case of modifications affecting only holders of Normal Units or Stripped Units, the consent of the holders of in excess of 50% of the Normal Units or Stripped Units, as the case may be), to modify the terms of the Principal Agreements, the Purchase Contracts and the Call Options, except that no such modification may, without the consent of the holder of each outstanding Unit affected thereby, (a) change any payment date, (b) change the amount or type of Pledged Securities required to be pledged to secure obligations under the Units, impair the right of the holder of any Units to receive distributions on the Pledged Securities underlying such Units or otherwise adversely affect the holder's rights in or to such Pledged Securities,
(c) change the place or currency of payment for any Contract Fees or other amounts payable in respect of the Units, increase any Contract Fees or other amounts payable by holders in respect of Units or decrease any other amounts receivable by holders in respect of Units, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the amount of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock on settlement of any Purchase Contract, change the Stock Purchase Date or otherwise adversely affect the holder's rights under any Purchase Contract, (f) reduce the amount payable on exercise of any Call Option, extend the Call Option Expiration Date or otherwise adversely affect the holder's rights under any Call Option or (g) reduce the above-stated percentage of outstanding Units the consent of whose holders is required for the modification or amendment of the provisions of the Principal Agreements, the Purchase Contracts or the Call Options.


  Consolidation, Merger, Sale or Conveyance

     The Company will covenant in the Master Unit Agreement that it will not merge with or into or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Principal Agreements and the Purchase Contracts, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

  Title

     The Company, the Unit Agent, the Collateral Agent and the Call Option Holder may treat the registered holder of any Units as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts or Call Options and for all other purposes.

  Replacement of Units Certificates

     In the event that physical certificates have been issued, any mutilated certificate evidencing Units will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Unit Agent. Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Unit Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Unit Agent. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the Unit Agent and the Company may be required at the expense of the holder of the Units evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Units on or after the Stock Purchase Date or after the Purchase Contracts have terminated. In lieu of the delivery of a replacement certificate following the Stock Purchase Date, the Unit Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Units evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Stock Purchase Date, transfer the Pledged Securities related to the Units evidenced by such certificate.

  Governing Law

     The Principal Agreements, the Purchase Contracts and the Call Options will be governed by, and construed in accordance with, the laws of the State of New York.

  Information Concerning the Unit Agent

     First Union National Bank will initially act as Unit Agent. The Unit Agent will act as the agent for the holders of Units from time to time. The Master Unit Agreement will not obligate the Unit Agent to exercise any discretionary actions in connection with a default under the terms of the Principal Agreements, the Purchase Contracts, the Call Options or the Pledged Securities.

     The Master Unit Agreement will contain provisions limiting the liability of the Unit Agent. The Master Unit Agreement will contain provisions under which the Unit Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

  Information Concerning the Collateral Agent

                    will initially act as Collateral Agent. The Collateral Agent will act solely as the agent of the Company or the Call Option Holder and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Units except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

DESCRIPTION OF THE QUIPS

  General

     The QUIPS will be issued by the Trust, a statutory business trust created under Delaware law pursuant to the Declaration. The Trust's affairs are conducted by the Issuer Trustees, which are currently First Union National Bank, as the Property Trustee, and First Union Trust Company, as the Delaware Trustee, and the three Administrators, who are employees of the Company. The Trust exists for the exclusive purposes of (a) issuing and selling the Trust Securities consisting of the QUIPS and the Common Trust Securities, (b) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (c) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Trust Securities will be owned by the Company.

     The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Trust Securities in certain circumstances with respect to distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Trust Securities" below. The QUIPS will be issued pursuant to, and be governed by, the Declaration. The Declaration will be qualified under the Trust Indenture Act.


     Each QUIPS will have a Liquidation Amount that is equal to the Stated Amount. The QUIPS will rank pari passu, and payments will be made thereon pro rata, with the Common Trust Securities except as described under "-- Subordination of Common Trust Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the QUIPS and the Common Trust Securities.



     The QUIPS will be subject to mandatory redemption on the QUIPS and
Debenture Maturity Date of                , 2003, at a redemption price equal to
the aggregate Liquidation Amount thereof plus unpaid distributions accrued thereon to but excluding such date, out of the proceeds of the repayment of the Junior Subordinated Debentures at maturity. The Junior Subordinated Debentures are not redeemable at the option of the Company prior to the QUIPS and Debenture Maturity Date.


  Distributions


     Distributions on the QUIPS will be cumulative, will accumulate from the
first date of issuance of the QUIPS at an initial rate of   % per annum (i.e.,
the initial QUIPS and Debenture Rate, which rate is subject to increase in the manner described under "-- Description of the Junior Subordinated Debentures -- Market Rate Increase" below) as applied to the Liquidation Amount thereof and will be payable quarterly in arrears on each Quarterly Payment Date (subject to the deferral provisions described below), to the holders of record on the relevant record dates. Unless the QUIPS are not Pledged Securities and are issued in certificated form, the record date for any payment of Distributions will be one Business Day prior to such payment date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the QUIPS is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date").


     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Junior

Subordinated Debentures at any time and from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date (each such period of deferral, an "Extension Period"). See "-- Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS". Upon any such election, quarterly Distributions on the QUIPS will be deferred by the Trust during such Extension Period. Distributions to which holders of the QUIPS are entitled during any such Extension Period will accumulate additional Distributions thereon at the Deferral Rate, compounded on each succeeding Distribution Date. The term "Distributions", as used in this Description of the QUIPS, shall include any such additional Distributions and any Additional Sums (as defined herein) paid on the Junior Subordinated Debentures.

     During any Extension Period, the Company may not take any of the prohibited actions described under "-- Description of the Junior Subordinated
Debentures -- Certain Covenants of the Company".

     Although the Company may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Company has no such current intention.

     The revenue of the Trust available for distribution to holders of the QUIPS will be limited to payments under the Junior Subordinated Debentures. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the QUIPS. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "-- Description of the Guarantee".

  Mandatory Redemption

     Upon the repayment of the Junior Subordinated Debentures, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, at a redemption price (the "Final Redemption Price") which shall be equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures.


     "Like Amount" means (i) with respect to the redemption of the Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.


  Right to Exercise Junior Subordinated Debenture Put Options


     Each holder of QUIPS will have the right to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of such QUIPS to the Put Agent, on the Stock Purchase Date, in exchange for such QUIPS, in connection with the concurrent exercise by the Put Agent on behalf of each such holder of the Junior Subordinated Debenture Put Option related thereto, but only if the cash received on the exercise of such option is used to settle the Purchase Contracts secured thereby.



     A holder of QUIPS may exercise the right referred to above by presenting and surrendering the certificate evidencing such QUIPS, at the offices of the Property Trustee, with the form of "Notice to Require Exercise of Junior Subordinated Debenture Put Option" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the Stock Purchase Date. If such right is properly exercised, the applicable Junior Subordinated Debentures will be distributed to an agent for the holder appointed by the Company for such purpose (the "Put Agent", who shall be the Collateral Agent), and the Put Agent will then exercise the Junior Subordinated Debenture Put Option related thereto on behalf of the holder.

  Liquidation of the Trust and Distribution of Junior Subordinated Debentures

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     The Trust shall automatically dissolve upon the first to occur of: (a) certain events of bankruptcy, dissolution or liquidation of the Company or the Trust; (b) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and wholly within the discretion of the Company, as Sponsor); (c) redemption of all of the Trust Securities as described under "-- Mandatory Redemption"; (d) expiration of the term of the Trust; and (e) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clauses (a), (b), (d) or (e) of the preceding paragraph, the Trust shall be liquidated by the Administrators as expeditiously as practicable by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the QUIPS and the Common Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a priority over the Common Trust Securities. See "-- Subordination of Common Trust Securities" below.


     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (a) the Trust Securities will no longer be deemed to be outstanding, (b) each registered global certificate, if any, representing Trust Securities and held by the Depositary or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (c) any certificates representing Trust Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrators or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.


  Redemption Procedures


     The QUIPS shall be redeemed at the Final Redemption Price with the proceeds from the contemporaneous repayment of the Junior Subordinated Debentures. The redemption of QUIPS shall be made and the Final Redemption Price shall be payable on the QUIPS and Debenture Maturity Date only to the extent that the Trust has funds legally available for the payment of such Redemption Price.


     If the Trust gives a notice of redemption in respect of the QUIPS, then, by noon, New York City time, on the QUIPS and Debenture Maturity Date, to the extent funds are legally available, with respect to the QUIPS held by the Depositary or its nominees, the Property Trustee will give irrevocable instructions and authority to the Depositary and will irrevocably deposit with the Depositary for the QUIPS funds sufficient to pay the Final Redemption Price to the holders thereof. With respect to the QUIPS held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent funds sufficient to pay the Final Redemption Price to the holders of the QUIPS. If a notice of redemption shall have been given and funds deposited as required to pay the Final Redemption Price, then all rights of the holders of the QUIPS will cease, except the right of the holders of QUIPS to receive the Final Redemption Price, but without interest on the Final Redemption Price, and the QUIPS will cease to be outstanding. In the event that the QUIPS and Debenture Maturity Date is not a Business Day, then the Final Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and so long as such payment is made on the next succeeding Business Day without any interest or other payment in respect of any such delay). In the event that payment of the Final Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "-- Description of the Guarantee", Distributions on the QUIPS will accumulate on the Final Redemption Price at the QUIPS Distribution Rate from the QUIPS and Debenture Maturity Date to the date the Final Redemption Price is actually paid.

  Subordination of Common Trust Securities


     Payment of Distributions on, and the Final Redemption Price of, the QUIPS and the Common Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the QUIPS and Common Trust Securities; provided, however, that if on any Distribution Date or QUIPS and Debenture Maturity Date a Debenture Event of Default (solely as the result of an event described in clauses (a), (b) or (c) thereto) shall have occurred and be continuing, no payment of any Distribution on, or Final Redemption Price of, any of the Common Trust Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Trust Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding QUIPS for all Distribution periods terminating on or prior thereto or, in the case of the QUIPS and Debenture Maturity Date, the full amount of the Final Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Final Redemption Price of, the QUIPS then due and payable.


     In the case of any Event of Default, the Company as holder of the Common Trust Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the QUIPS, and only the holders of the QUIPS will have the right to direct the Property Trustee to act on their behalf.

  Events of Default; Notice


     The occurrence of a Debenture Event of Default (see "-- Description of the Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration; provided that pursuant to the Declaration, the holder of the Common Trust Securities will be deemed to have waived any Event of Default with respect to such Common Trust Securities until all Events of Default with respect to the QUIPS have been cured, waived or otherwise eliminated. Until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the QUIPS and only the holders of such QUIPS will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in Liquidation Amount of the QUIPS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures after the holders of a majority in Liquidation Amount of QUIPS have so directed the Property Trustee, a holder of record of such QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the respective dates such interest or principal is payable (after giving effect to any Extension Period), then a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a Direct Action against the Company for payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of QUIPS (or Normal Units) under the Declaration to the extent of any payment made by the Company to such holder of QUIPS (or Normal Units) in such Direct Action; provided, however, that no such subrogation right may be exercised so long as an Event of Default has occurred and is continuing. The holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.


     Upon occurrence of an Event of Default, the Property Trustee, so long as it is the sole holder of Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Junior Subordinated Debentures to be immediately due and payable.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the QUIPS, the Administrators and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a preference over the Common Trust Securities as described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Trust Securities".

  Removal of Issuer Trustees and Administrators


     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Trust Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding QUIPS. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Trust Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Declaration.


  Merger or Consolidation of Issuer Trustees

     Any Person into which the Property Trustee or the Delaware Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

  Mergers, Conversions, Consolidations, Amalgamations or Replacements of the
Trust


     The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures". The Trust may, at the request of the Company, as Sponsor and holder of the Common Trust Securities, but without the consent of the holders of the QUIPS, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the QUIPS or (ii) substitutes for the QUIPS other securities having substantially the same terms as the QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (b) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (c) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the QUIPS are then listed or quoted, if any, (d) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) or Units to be downgraded by any nationally recognized statistical rating organization, if then so rated,(e) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (f) such successor entity has a purpose substantially identical to that of the Trust, (g) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (i) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (ii) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (iii) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust or the successor entity will continue to be classified as a grantor trust for United States Federal income tax purposes and
(h) the Company or any permitted successor or assignee owns all of the common trust securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.


  Voting Rights; Amendment of the Declaration

     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "-- Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the QUIPS will have no voting rights.

     The Declaration may be amended from time to time by the Company and the Property Trustee, without the consent of the holders of the QUIPS, (a) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (b) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (x) with the consent of holders of QUIPS (or Normal Units) representing a majority (based upon Liquidation Amount) of the outstanding QUIPS and (y) upon receipt by the Property Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Trust to be classified as an association taxable as a corporation or affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities (including payment of the Put Price) or otherwise adversely affect the amount of any Distribution or other payment (including payment of the Put Price) required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.



     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (a) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (b) waive certain past defaults under the Indenture, (c) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (d) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of QUIPS (or Normal Units) representing a majority in Liquidation Amount of all outstanding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the QUIPS (or Normal Units). The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the QUIPS (or Normal Units) except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Securities (or Normal Units) of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes on account of such action.


     Any required approval of holders of QUIPS (or Normal Units) may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of QUIPS (or Normal Units) are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of QUIPS (or Normal Units) in the manner set forth in the Declaration.

     No vote or consent of the holders of QUIPS (or Normal Units) will be required for the Trust to redeem and cancel the QUIPS in accordance with the Declaration.

     Notwithstanding that holders of the QUIPS (or Normal Units) are entitled to vote or consent under any of the circumstances described above, any of the QUIPS (or Normal Units) that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  Form and Book-Entry Procedures

     As long as the QUIPS constitute Pledged Securities, the QUIPS will be represented by a single certificate and held for the benefit of the holders of the Normal Units. If the QUIPS cease to constitute Pledged Securities, the QUIPS may be represented by one or more QUIPS in registered, global form registered in the name of the Depositary or its nominee. The depositary arrangements for the QUIPS are expected to be substantially similar to those in effect for the Units. For a description of the Depositary and the terms of the depositary arrangements, see "-- Book-Entry System".

  Payment and Paying Agency

     If the QUIPS cease to constitute Pledged Securities, payments in respect of the QUIPS held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the QUIPS that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any additional paying agent chosen by the Property Trustee and acceptable to the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee (if not the Paying Agent) and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor to act as Paying Agent.

  Registrar and Transfer Agent

     The Property Trustee will initially act as registrar and transfer agent for the QUIPS.

     Registration of transfers of the QUIPS will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any QUIPS after they have been called for redemption.

  Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if repayment or adequate indemnity is not reasonably assured to the Property Trustee.

  Miscellaneous

     The Administrators are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrators determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.


     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

  General

     The Junior Subordinated Debentures are to be issued under the Indenture. First Union National Bank will initially act as Debenture Trustee under the Indenture. The Indenture will be qualified under the Trust Indenture Act.


     The Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "Risk
Factors -- Holding Company Structure; Reliance on Dividends from Insurance Subsidiaries" above and "-- Subordination" below.


     The Junior Subordinated Debentures will mature on the QUIPS and Debenture
Maturity Date of                , 2003. The Junior Subordinated Debentures will
not be redeemable at the option of the Company prior to the QUIPS and Debenture Maturity Date.

  Interest


     Interest on the Junior Subordinated Debentures will accrue from the first date of issuance of the Junior Subordinated Debentures at a rate per annum equal to the QUIPS and Debenture Rate referred to under " --Description of the QUIPS -- Distributions" above and will be payable quarterly in arrears on each Quarterly Payment Date (each, an "Interest Payment Date"), subject to the deferral provisions described below, to the holders of the Junior Subordinated Debentures on the relevant record dates, which, unless the Junior Subordinated Debentures are distributed upon liquidation of the Trust and are issued in certificated form, will be one Business Day prior to the relevant Interest Payment Date. Until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be on the next succeeding day that is a Business Day (and to the extent such payment is made on the next succeeding Business Day without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The term "interest", as used in this Description of the Junior Subordinated Debentures, shall include any Additional Sums (as defined herein) payable on the Junior Subordinated Debentures.



  Market Rate Increase



     By 9:30 a.m., New York City time, on the Call Option Expiration Date, the Rate Increase Agent will determine whether the then current aggregate market value of the QUIPS (or, if the QUIPS are no longer outstanding, Junior Subordinated Debentures) underlying the Normal Units is at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration. If the Rate Increase Agent determines that it is (or the QUIPS and Debenture Rate is already equal to or greater than the Maximum QUIPS and Debenture Rate), interest on the Junior Subordinated Debentures (and, if the QUIPS remain outstanding, distributions on the QUIPS) will continue to accrue at the initial QUIPS and Debenture Rate. If the Rate Increase Agent determines that it is not (and the QUIPS and Debenture Rate is less than the Maximum QUIPS and Debenture Rate), the Rate Increase Agent will, by 9:30 a.m., New York City time, on the Call Option Expiration Date, select an increased rate equal to the lower of (a) the rate that it determines is sufficient to cause the then current aggregate market value of such QUIPS (or, if the QUIPS are no longer outstanding, such Junior Subordinated Debentures) to be at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration and (b) the Maximum QUIPS and Debenture Rate (and notify the Company and the Call Option Holder of such increased rate), and the QUIPS and Debenture Rate will thereupon become that increased rate.



     "Cash Equivalent of the Aggregate Call Option Exercise Consideration" means the cash value on the Call Option Expiration Date of the Aggregate Call Option Exercise Consideration, assuming for this purpose that (a) the Call Options are exercised on the Call Option Expiration Date, (b) the Treasury Securities included in the Aggregate Call Option Exercise Consideration are highly liquid Treasury Securities maturing on or within 35 days prior to the Stock Purchase Date (as designated in good faith by the Call Option Holder in a notice delivered to the Rate Increase Agent by 8:30 a.m., New York City time, on the Call Option Expiration Date or, if the Call Option Holder fails to so designate such Treasury Securities, as designated in good faith by the Rate Increase Agent, in either case in a manner intended to minimize the Cash Equivalent of the Aggregate Call Option Exercise Consideration) and (c) such Treasury Securities are valued based on the ask-side price thereof at 9:00 a.m., New York City time, on the Call Option Expiration Date (as determined on a same day settlement basis by a reasonable and customary means selected in good faith by the Rate Increase Agent and notified to the Call Option Holder prior thereto) plus interest accrued thereon to such date.



     "Maximum QUIPS and Debenture Rate" means (a) the yield to maturity (calculated in accordance with standard market practice) corresponding to the bid-side price at 9:00 a.m., New York City time, on the Call Option Expiration Date (as determined by a reasonable and customary means selected in good faith by the Rate Increase Agent and notified to the Call Option Holder prior thereto) of highly liquid Treasury Securities maturing on or around the QUIPS and Debenture Maturity Date as selected in good faith by the Rate Increase Agent plus (b) 350 basis points (3.5%).



     It is currently anticipated that [Salomon Smith Barney] will be the Rate Increase Agent. See "-- Description of the Junior Subordinated Debentures."


  Option to Extend Interest Payment Date

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not extending beyond the QUIPS and Debenture Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the Deferral Rate compounded on each succeeding Interest Payment Date). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences -- Interest Received on the QUIPS".

     During any such Extension Period, the Company may not take any of the prohibited actions described in the first paragraph under "-- Certain Covenants of the Company".


     Prior to the expiration of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to extend beyond the QUIPS and Debenture Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrators and the Debenture Trustee written notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (a) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period, (b) the date the Trustees are required to give notice to any securities exchange or to holders of QUIPS of the record date or the date such Distributions are payable and (c) such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the QUIPS. There is no limitation on the number of times that the Company may elect to begin an Extension Period.


  Additional Sums


     If the Trust is required to pay any additional taxes, duties or other governmental charges, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.



     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding QUIPS and Common Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject.



     In lieu of paying Additional Sums on the Junior Subordinated Debentures the Company may dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "-- Description of the QUIPS -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures".


  Junior Subordinated Debenture Put Options


     Each holder of Junior Subordinated Debentures will have the right (a "Junior Subordinated Debenture Put Option") to require the Company to repurchase such Junior Subordinated Debentures, on the Stock Purchase Date, for a purchase price (the "Put Price") for such Junior Subordinated Debentures equal to the aggregate principal amount thereof plus unpaid interest accrued thereon to but not including the Stock Purchase Date, but only if the cash received on the exercise of such option is used to settle the Purchase Contracts secured thereby. The Trust will covenant in the Declaration that it will not exercise any Junior Subordinated Debenture Put Option (although it may distribute Junior Subordinated Debentures to a Put Agent in connection with the exercise by a holder of QUIPS or the Put Agent on behalf of such holder of such holder's right to require the Trust to do so, as contemplated under "-- Description of the QUIPS -- Right to Exercise Junior Subordinated Debenture Put Options" above).



     Each holder of Junior Subordinated Debentures or the Put Agent on behalf of such holder may exercise the Junior Subordinated Debenture Put Option related to such securities by presenting and surrendering the certificate evidencing such securities, at the offices of the Debenture Trustee, with the form of "Notice of Exercise of Put Right" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the Stock Purchase Date.

  Certain Covenants of the Company


     The Company will covenant that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than, in the case of clauses (a), (b) and (c), (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,
(ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under the Guarantee, (iv) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (vi) purchases of common stock in connection with the satisfaction by the Company of its obligations under any of the Company's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time (x) a Debenture Event of Default shall have occurred and be continuing, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and not yet terminated.


     The Company will also covenant (a) to maintain 100 percent ownership of the Common Trust Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Trust Securities, (b) to use its reasonable efforts to cause the Trust (i) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust and (ii) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of Trust Securities (or, for so long as Trust Securities constitute Pledged Securities, Units) to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.


  Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

     (b) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, by declaration of acceleration of maturity or otherwise; or


     (c) failure to pay the Put Price when due upon exercise of a Junior Subordinated Debenture Put Option; or

     (d) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

     (e) certain events of bankruptcy, insolvency or reorganization of the Company.

     Prior to any declaration accelerating the maturity of the Junior Subordinated Debentures, the holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.


     Prior to any declaration accelerating maturity of the Junior Subordinated Debentures, the holder or holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures (which, prior to any liquidation or dissolution of the Trust, will be the Property Trustee) affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal, premium, if any, interest or Put Price in respect of Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration and any payments of the Put Price in respect of the Junior Subordinated Debentures has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.


     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.


     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal, premium, if any, interest or Put Price in respect of Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.


  Enforcement of Certain Rights by Holders of QUIPS

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the due date (after giving effect to any Extension Period), a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a Direct Action. See "-- Description of the QUIPS -- Events of Default; Notice". The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the QUIPS (or, for so long as QUIPS underlie Normal Units, the holders of all the Normal Units).

     The holders of the QUIPS will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures.

  Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

  Modification of the Indenture


     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures). The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (a) change the QUIPS and Debenture Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon (other than a permitted deferral of interest during an Extension Period), (b) change any of the terms or conditions of the Junior Subordinated Debenture Put Options or the Put Price, or (c) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.


  Satisfaction and Discharge

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (a) have become due and payable or (b) will become due and payable at maturity within one year and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the QUIPS and Debenture Maturity Date, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

  Subordination

     The obligations of the Company under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     No payments on account of principal of, premium, if any, or interest on the Junior Subordinated Debentures (including payments on exercise of Junior Subordinated Debenture Put Options) may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     Notwithstanding the foregoing, amounts that would be due and payable by the Company to holders of Units in the absence of the foregoing subordination provisions may be applied by such holders to offset their obligations under their respective Purchase Contracts.

     "Senior Indebtedness" shall mean, with respect to the Company, (a) the principal, premium, if any, and interest in respect of (i) indebtedness of the Company for money borrowed and (ii) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which the Company is party, (b) all capital lease obligations of the Company, (c) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (d) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (e) all obligations of the type referred to in clauses (a) through (d) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (f) all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (x) any indebtedness between or among the Company or any affiliate of the Company, (y) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities and (z) any indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures, including any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Junior Subordinated Debentures. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     Because the Company is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent the Company is a creditor of the subsidiary recognized as such. See "Risk Factors -- Holding Company Structure; Limitations on Dividends" in the Prospectus.

     The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur indebtedness constituting Senior Indebtedness.

  Form and Book-Entry Procedures

     If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities and do not constitute Pledged Securities with respect to the Units, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of the Depositary or its nominee. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Units. For a description of the Depositary and the terms of the depositary arrangements, see "-- Book-Entry System".

  Payment and Paying Agents


     Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for the Junior Subordinated Debentures.



     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture (or the Put Price therefor) and remaining unclaimed for two years after such principal and premium, if any, or interest (or Put Price) has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.


  Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

  Information Concerning the Debenture Trustee

     Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

  General

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the QUIPS for the benefit of the holders from time to time of the QUIPS. First Union National Bank will initially act as Guarantee Trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the QUIPS.

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the QUIPS, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (a) any accumulated and unpaid Distributions required to be paid on QUIPS, to the extent the Trust has funds on hand legally available therefor and (b) the Final Redemption Price with respect to the QUIPS, to the extent that the Trust has funds on hand legally available therefor. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the QUIPS or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner provided therein to all Senior Indebtedness. See "Risk Factors -- Holding Company Structure; Reliance on Dividends from Insurance Subsidiaries" above and "-- Status" below.


     The Guarantee, when taken together with the Company's obligations under the Declaration, the Junior Subordinated Debentures and the Indenture, including its obligations to pay costs, expenses, debt, taxes and other liabilities of the Trust (other than with respect to the Trust Securities), will provide in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations of payments due under the QUIPS. See "-- Relationship Among the QUIPS, the Junior Subordinated Debentures and the Guarantee".


     The Company also has agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Trust Securities issued by the Trust to the same extent as the Guarantee, except that upon an Event of Default under the Declaration, holders of QUIPS shall have priority over holders of Common Trust Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

  Status

     The Guarantee will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner provided therein, which is similar to extent and manner of subordination of the Junior Subordinated Debentures as described under "-- Description of the Junior Subordinated Debentures -- Subordination" above.

     Because the Company is a holding company, the Guarantee is effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent the Company is a creditor of the subsidiary recognized as such. See "Risk Factors -- Holding Company Structure; Limitations on Dividends" in the Prospectus.


     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the QUIPS. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the QUIPS of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur indebtedness constituting Senior Indebtedness.


  Events of Default


     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the QUIPS will have the right to (a) waive any past event of default under the Guarantee and its consequences, whereby such event of default shall cease to exist and any event of default under the Guarantee arising therefrom shall be deemed to have been cured for every purpose of the Guarantee and (b) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the QUIPS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

  Certain Covenants of the Company

     In the Guarantee, the Company will covenant that, so long as any QUIPS remain outstanding, if there shall have occurred any event that is or would constitute an event of default under the Guarantee, that is continuing, or the Declaration, then the Company will not take any of the prohibited actions described under "-- Description of the Junior Subordinated Debentures -- Certain Covenants of the Company".

  Amendments and Assignment


     Except with respect to any changes that do not adversely affect the rights of holders of the QUIPS in any material respect (in which case no approval will be required), the Guarantee may not be amended without the prior approval of the holders of a majority in Liquidation Amount of such outstanding QUIPS. The manner of obtaining any such approval will be as set forth under "-- Description of the QUIPS -- Voting Rights; Amendment of the Declaration". All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the QUIPS then outstanding.


  Termination

     The Guarantee will terminate and be of no further force and effect upon full payment of the Final Redemption Price of the QUIPS, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the QUIPS or at such other time when there are no longer any QUIPS outstanding. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the QUIPS must restore payment of any sums paid under the QUIPS or the Guarantee.

  Information Concerning the Guarantee Trustee

     The Guarantee Trustee may be appointed or removed by the Guarantor without cause at any time, except during an event of default under the Guarantee. The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of QUIPS, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company or its affiliates maintain certain business relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

  Governing Law

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE QUIPS, THE JUNIOR SUBORDINATION DEBENTURES AND THE GUARANTEE

  Full and Unconditional Guarantee


     Payments of Distributions and other amounts due on the QUIPS (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee". If and to the extent that the Company does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the QUIPS. The Guarantee will not cover any such payment unless and until the Trust has sufficient funds for the payment therefor. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts, taxes and other liabilities of the Trust (other than with respect to the Trust Securities), will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the QUIPS. The obligations of the Company under the Guarantee will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness.


  Sufficiency of Payments


     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the QUIPS, primarily because: (a) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the aggregate Liquidation Amount of the QUIPS and Common Trust Securities;
(b) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and Distribution and other payment dates for the Trust Securities; (c) the Company shall pay for all and any costs, expenses, taxes and other liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (d) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.


  Enforcement of Rights of Holders of QUIPS


     If the Company fails to make interest or other payments on the Junior Subordinated Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the QUIPS (or, for so long as QUIPS underlie Normal Units, the holders of the Normal Units) may direct the Property Trustee to enforce its rights under the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures after a majority in Liquidation Amount of QUIPS have so directed the Property Trustee, a holder of record of the QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or interest on the Junior Subordinated Debentures on the respective dates such principal or interest is payable, after giving effect to any Extension Period, then a holder of record of QUIPS (or, for so long as QUIPS underlie Normal Units, a holder of record of Normal Units) may institute a Direct Action for payment to such holder of the portion of such principal or interest attributable to Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the QUIPS held by such holder (or underlying such holder's Normal Units). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of QUIPS (or Normal Units) under the Declaration to the extent of any payment made by the Company to such holder of QUIPS in such Direct Action; provided, however, that no such subrogation right may be exercised so long as an Event of Default has occurred and is continuing.


     In addition, a holder of QUIPS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

  Limited Purpose of the Trust

     The QUIPS will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto.

  Rights Upon Dissolution

     Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of QUIPS and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Units, QUIPS and Common Stock is based on the views of Sidley & Austin, counsel to the Company. No statutory, judicial or administrative authority directly addresses the tax treatment of Units or instruments similar to Units for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service (the "IRS") will agree with the tax consequences described herein or that these consequences will not be successfully challenged. This summary deals only with Units, QUIPS and Common Stock held as capital assets by purchasers who purchase Units in the initial offering at the issue price and who or which are (i) citizens or residents of the United States, (ii) corporations or partnerships created or organized in or under the laws of the United States or any state thereof or the District of Columbia,(iii) estates the income of which is subject to United States federal income taxation without regard to source, or (iv) trusts that are United States persons for federal income tax purposes. It does not address consequences to special classes of holders, including dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities, taxpayers subject to the alternative minimum tax, non-United States persons or taxpayers holding the Purchase Contracts, QUIPS or Common Stock as part of a "straddle" or a hedging or conversion transaction or other integrated investment. Moreover, the effect of any applicable estate and gift tax laws or state, local or foreign tax laws is not discussed. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, published rulings and court decisions, each as currently in effect and all of which are subject to change. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a holder of Units, QUIPS or Common Stock.

     This discussion assumes that, in connection with the formation of the Units, the Underwriters will be acting on behalf of the holders and will (a) sell the Call Options to the Call Option Holder and apply the proceeds from such sale (the "Call Premium") together with the amount paid directly by the holders to the Underwriters (the "Purchase Price") to the purchase of the Units and (b) enter into the Purchase Contracts with the Company and that holders will assume the rights and obligations arising from these actions undertaken on their behalf.

CLASSIFICATION OF THE TRUST

     The Trust will, for United States federal income tax purposes, be classified as a grantor trust and not as an association taxable as a corporation. As a result, each holder of QUIPS will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and each holder will be required to include in gross income the items of income realized with respect to the holder's allocable share of the Junior Subordinated Debentures.

TREATMENT OF THE CALL PREMIUM

     A holder will not be subject to tax in respect of the receipt of the Call Premium at the time the Call Premium is received. Rather, the amount of the Call Premium will be included in the amount realized by a holder when the Call Option is exercised (see "-- Exercise of the Call Option and Ownership of Treasury Securities," below) or the Units are sold (see "-- Sale or Disposition of Units," below). If the Call Option expires unexercised, the amount of the Call Premium will be taxable to the holder as short-term capital gain.

INITIAL TAX BASIS OF QUIPS

     The amount paid by a holder for a Unit, which, for United States federal income tax purposes, will equal the sum of the Purchase Price plus the amount of the Call Premium deemed to have been received by such holder and paid to the Company in partial payment for the Units, will be allocated between the QUIPS and the Purchase Contract included in such Unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish each holder's initial tax basis in the QUIPS (which is to say, the undivided beneficial interest in the Junior Subordinated Debentures which the QUIPS represent) and the Purchase Contract. Consistent with the documentation, and reasonably consistent with the facts and circumstances, the Company intends to take the position that, at the time of issuance of the Unit, the fair market value of the Purchase Contract (including the holder's obligation to pay Contract Fees to, or right to receive Contract Fees from, the Company) equals zero, and the entire amount paid for the Unit, including the Call Premium, is allocable to the QUIPS. Under Treasury regulations dealing with determination of the issue price of a debt instrument that is part of an investment unit, the Company's position will be binding upon each holder unless the holder explicitly discloses a contrary position on a statement attached to the holder's timely filed United States federal income tax return for the taxable year in which Units are acquired by such holder.

     Assuming the above allocation, the holder's basis in the QUIPS will exceed the amount payable at maturity with respect to the QUIPS by the amount of the Call Premium. Because the Junior Subordinated Debentures will be classified as contingent debt instruments for United States federal income tax purposes, this excess will not be treated as "bond premium" that is amortizable at the holder's election. Instead, this excess will be taken into account in determining the issue price of the Junior Subordinated Debentures and in determining the yield at which holders will be required to accrue income. See "-- Interest Received on the QUIPS," below.

INTEREST RECEIVED ON THE QUIPS


     Because of the ability of the Rate Increase Agent to increase the QUIPS and Debenture Rate, the Junior Subordinated Debentures will be classified as contingent debt instruments subject to the "noncontingent bond method" as set forth in applicable Treasury regulations. As discussed below, the Company does not believe that classification of the Junior Subordinated Debentures as contingent debt instruments will require holders to recognize taxable income in excess of the cash payments of interest on the QUIPS. As also discussed below, however, as a result of classification of the Junior Subordinated Debentures as contingent debt instruments, any gain realized on sale or exchange of the QUIPS generally will be treated as ordinary income.



     Under the noncontingent bond method, the yield on the Junior Subordinated Debentures is projected based on the yield on a hypothetical noncontingent bond with similar terms. Based on that yield (the "comparable yield"), a projected schedule of payments is determined. In general, holders of QUIPS will be required to accrue interest income from the Junior Subordinated Debentures under the rules applicable to debt instruments with OID, on the assumption that the projected amounts will actually be paid, and then to take into account adjustments if the payments are fixed at amounts that differ from their projected amounts. Under these rules, none of the stated interest on the Junior Subordinated Debentures will be "qualified stated interest" and, accordingly, all payments of stated interest will be treated as payments of OID or as return of principal.



     Based upon information provided by Goldman, Sachs & Co., the Company has determined the comparable yield to be [ %]. The projected amounts of the twenty quarterly payments on the Junior Subordinated Debentures, per $100 of Stated
Amount, are [   ] (for each of the first 12 payments), [   ] (for each of the
next seven payments) and [   ] (for the final payment). The foregoing comparable
yield and projected payment schedule will be used by the Company for purposes of determining its own taxable income and for any required information reporting. Based on this schedule, the amount of taxable income from the Junior Subordinated Debentures for any quarter will not exceed the cash payments of interest on the Junior Subordinated Debentures.



     If a holder of QUIPS does not use this projected payment schedule to determine interest accruals, such holder must apply the foregoing rules using its own projected payment schedule. A holder that determines its own projected payment schedule must explicitly disclose this fact and the reason why the holder has used its own schedule (e.g., why the Company's projected payment schedule is unreasonable). In general, this disclosure must be made on a statement attached to the timely filed federal income tax return of the holder for the taxable year that includes the date of its acquisition of the QUIPS.



     The foregoing projected payment schedule is supplied by the Company solely for computing income under the noncontingent bond method for federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of QUIPS will actually receive.



     Holders of QUIPS will not be required to take into account any adjustments from the projected payment schedule with respect to payments due on or before the Call Option Expiration Date, because no such payments are contingent. Because all contingent payments are fixed substantially contemporaneously on the Call Option Expiration Date, Treasury regulations require that, on that date, a determination be made of the differences between all remaining payments as originally projected and all remaining payments as fixed. Any differences between these amounts are positive or negative adjustments that are to be taken into account in any reasonable manner over the period to which they relate. The Company believes that a reasonable manner for taking into account these differences would be to take each adjustment into account on the date that the payment to which it relates is due. The Company intends to adopt this approach for purposes of tax reporting.



     Holders of QUIPS will be required to treat any net positive adjustment taken into account for a taxable year as additional interest income for the year. Net negative adjustments, if any, are expected to be negligible and generally will be applied to reduce interest income for the taxable year.



     Because income with respect to the QUIPS will constitute interest for United States federal income tax purposes, corporate holders of Units will not be entitled to a dividends-received deduction in respect of such income.


ADJUSTMENTS TO TAX BASIS OF QUIPS


     The initial tax basis of a holder of QUIPS (see "-- Initial Tax Basis of QUIPS," above) will be (a) increased by the amount of any interest recognized under the noncontingent bond method, determined as though the actual amounts of the contingent payments were equal to their projected amounts and without regard to the adjustments made when the actual amount of a contingent payment differs from its projected amount, and (b) reduced by the projected amounts of any contingent payments and the actual amounts of any noncontingent payments (including payments of interest) received with respect to the Junior Subordinated Debentures. Based on the Company's belief (described in "-- Interest Received on the QUIPS," above) that the taxable income from the Junior Subordinated Debentures will not exceed cash payments of interest, the Company believes that the adjusted tax basis of a holder in the QUIPS as of the end of each quarter ending on or before the Call Option Expiration Date will not be greater than the initial tax basis.


CONTRACT FEES

     The holders of Units may be required to pay Contract Fees to the Company, or the Company may be required to pay Contract Fees to the holders of the Units, as specified in the final Prospectus for the offering made hereby.

     There is no authority for the tax treatment of the Contract Fees under current law. In the event that the Company is required to pay Contract Fees to holders, the Company intends to file information returns on the basis that the Contract Fees are ordinary income to holders for the taxable year of receipt. Because any Contract Fees received by a holder will not constitute dividends for United States federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction as a result of receiving such fees. Holders should consult their own tax advisors concerning the treatment of the Contract Fees, including the possibility that the Contract Fees may not be treated as current income to holders, but would instead reduce a holder's basis in the Common Stock received upon exercise of the Purchase Contracts, by analogy to the treatment of rebates. In the event the Company is required to pay Contract Fees to holders, the Company does not intend to deduct the Contract Fees, because it views them as a cost of issuing the Common Stock. Contract Fees received by a regulated investment company should be treated as income derived with respect to such company's business of investing in stock and securities.


     In the event that holders are required to pay Contract Fees to the Company, it is unlikely that holders will be entitled to a current deduction in respect of such payments. As a result, although the amount of cash distributions made to holders in respect of the QUIPS will be reduced by the amount of Contract Fees payable to the Company, holders will nevertheless recognize ordinary income each quarter equal to the full amount of OID accrued, subject to the adjustments described in "-- Interest Received on the QUIPS," above, without a corresponding deduction for payment of the Contract Fees. Payment of the Contract Fees by holders will, however, effectively increase the basis of the Common Stock received under the Purchase Contract. See "-- Purchase of Common Stock under the Purchase Contract," below.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     If the Company were to exercise its right to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed, on a pro rata basis, to holders of QUIPS (or to the Collateral Agent on behalf of such holders), such distribution, under current law, would not be taxable to such holders and each holder's aggregate tax basis in the Junior Subordinated Debentures would be equal to such holder's aggregate tax basis in the QUIPS. A holder's holding period for the Junior Subordinated Debentures would include the period during which the QUIPS were held by such holder.

EXERCISE OF THE CALL OPTION AND OWNERSHIP OF TREASURY SECURITIES


     Exercise of the Call Option will be a taxable event to holders of the Units. As a result, holders will recognize gain or loss equal to the difference between the amount realized from exercise of the Call Option and their adjusted tax basis in the QUIPS. The amount treated as the amount realized from exercise of the Call Option will equal the aggregate of the Call Premium and the fair market value of the Treasury Securities received. Based on the Company's belief that a holder's adjusted tax basis in the QUIPS on the Call Option Expiration Date will not be greater than the initial tax basis (see "-- Adjusted Tax Basis of QUIPS," above), it is expected that the holder will not realize loss (and may realize some gain) on the exercise of the Call Option. The rules that govern determination of the character of gain or loss on sale of the QUIPS (including pursuant to the exercise of the Call Option) are summarized under "-- Sale or Disposition of Units," below.



     A holder's basis in the Treasury Securities received as a result of the exercise of the Call Option will be equal to the fair market value of such Treasury Securities, determined as of the Call Settlement Date. Except to the extent the Treasury Securities are "stripped" Treasury securities ("Stripped Treasury Securities"), the treatment of which is discussed in the immediately succeeding paragraph, (a) interest with respect to a holder's portion of the Treasury Securities will be taxable as ordinary income to such holder as it is received or accrued, in accordance with such holder's normal method of accounting for United States federal income tax purposes, and (b) any gain realized by a holder at maturity of the Treasury Securities will generally be treated as capital gain, unless the Treasury Securities are considered to have more than a "de minimis" amount of market discount.

     A holder will be required to treat a Stripped Treasury Security received by such holder as a bond that was originally issued on the date received by such holder. Stripped Treasury Securities (other than Stripped Treasury Securities with a remaining term of one year or less) will be considered to have OID in an amount equal to the difference between the amount payable on such security and the holder's initial basis in such security (determined as described in the immediately preceding paragraph). As a result, a holder who receives a Stripped Treasury Security (other than a Stripped Treasury Security with a remaining term of one year or less) will be required to include OID in income as ordinary income over the remaining term of such security and will increase its basis in the Stripped Treasury Security by the amount of OID included in income with respect to such security.

     Stripped Treasury Securities with a remaining term of one year or less ("Short-term Stripped Treasury Securities") generally should be considered to have "acquisition discount" in an amount equal to the difference between the principal amount of the Short-term Stripped Treasury Security and the taxpayer's basis in the Short-term Stripped Treasury Security. A holder (other than a holder on the accrual method of accounting or a holder who elects to accrue such acquisition discount into income over the remaining term of the Short-term Stripped Treasury Security) generally will recognize ordinary income upon maturity of the Short-term Stripped Treasury Security equal to the amount of such acquisition discount.

SALE OR DISPOSITION OF UNITS


     A holder will generally recognize gain or loss upon the sale or other disposition of Units. Such gain or loss will be separately calculated with respect to the QUIPS or Treasury Securities, as the case may be, and the related Purchase Contract composing such Units by allocating the sum of any cash and the fair market value of any property received between the two components in proportion to their respective fair market values. (For this purpose, and for purposes of the remainder of this discussion of the consequences of sale or disposition of Units, reference to the QUIPS includes reference to the undivided beneficial interest in the Junior Subordinated Debentures represented by the QUIPS or the Junior Subordinated Debentures received by holders in the event of a liquidation of the Trust.) The amount considered to be received by a holder with respect to the sale of the QUIPS will include the value of the assumption of the holder's obligations under the Call Option, which, in the absence of any means of independent valuation, will likely be deemed to equal the amount of the Call Premium previously received by such holder. See "-- Treatment of the Call Premium," above.



     The amount of gain or loss with respect to each component will equal the difference between the consideration so allocated to each component (reduced, in the case of certain Treasury Securities, by any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the respective components. Except in the case of gain or loss with respect to QUIPS, such gain or loss will be capital gain or loss.



     The rules for determining the character of gain or loss on a sale or disposition of QUIPS depend on whether such sale or disposition occurs prior to the Call Option Expiration Date. If such sale or disposition occurs prior to the Call Option Expiration Date, any gain recognized will be ordinary interest income. Any loss will be ordinary to the extent of prior interest inclusions with respect to the QUIPS. If, however, such sale or disposition occurs on or after the Call Option Expiration Date, any gain recognized will be treated as ordinary interest income to the extent of any positive adjustments that have not yet been accrued and included in income by the holder. Any loss, and any gain in excess of positive adjustments that have not yet been accrued and included in income, recognized on such a sale or disposition will be treated as capital gain or loss.

SALE OR RETIREMENT OF QUIPS


     If the Call Option is not exercised by the Call Option Holder, a holder will recognize gain or loss on the sale or retirement of the QUIPS (including a sale pursuant to the exercise of a Junior Subordinated Debentures Put Option) in an amount equal to the difference between the amount realized on the sale or retirement of the QUIPS and the holder's adjusted tax basis in the QUIPS at such time. Any gain recognized will be treated as ordinary interest income to the extent of any positive adjustments that have not yet been accrued and included in income by the holder. Any loss, and any gain in excess of positive adjustments that have not yet been accrued and included in income, recognized on such a disposition will be treated as capital gain or loss.


PURCHASE OF COMMON STOCK UNDER THE PURCHASE CONTRACT

     Assuming that the initial basis of the Purchase Contract will be zero (see "Initial Tax Basis of QUIPS" above), the tax basis of the Common Stock acquired under a Purchase Contract will equal the amount of cash paid to purchase such Common Stock (including cash applied by the Collateral Agent upon maturity of the Treasury Securities), increased by the amount of any Contract Fees paid by the holder (as discussed above under "-- Contract Fees") and decreased by (a) the amount of any Contract Fees received by the holder and not previously included in income and (b) the amount of any cash received in lieu of fractional shares of Common Stock. A holder will recognize capital gain or loss upon receipt of cash in lieu of fractional shares of Common Stock equal to the difference between the amount of cash received and the holder's basis in such fractional shares. A holder's holding period in the Common Stock purchased pursuant to the Purchase Contract will begin on the day after the purchase of such Common Stock.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Assuming that the Company has current or accumulated earnings and profits at least equal to the amount of the dividends, a holder will include a dividend on the Common Stock in income when paid, and the dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate holder which meets the holding period and other requirements for such deduction.


     Upon the sale, exchange or other disposition of Common Stock, the holder will recognize gain or loss equal to the difference between the holder's tax basis in the Common Stock and the amount realized on the disposition. The gain or loss will be capital gain or loss.


ADJUSTMENT OF SETTLEMENT RATE


     Holders of Units might be treated as receiving a constructive distribution from the Company if (a) the Settlement Rate is adjusted and, as a result of such adjustment, the proportionate interest of holders of Units in the assets or earnings and profits of the Company is increased, and (b) the adjustment is not made pursuant to a reasonable antidilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate is likely to be taxable to holders of Units as a dividend to the extent of the current or accumulated earnings and profits of the Company. Holders of Units would be required to include their allocable share of such constructive dividends in gross income but would not receive any cash related thereto.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, (a) the Company has agreed to enter into the Purchase Contracts with each of the Underwriters named below (the "Underwriters") underlying the respective number of Units set forth opposite its name below, (b) the Company and the Trust have agreed to sell to each of the Underwriters the QUIPS underlying the respective number of Units set forth opposite its name below, and (c) each of such Underwriters, for whom Goldman, Sachs & Co. and Salomon Brothers Inc. are acting as representatives, has severally agreed to enter into such Purchase Contracts with the Company, purchase such QUIPS from the Company and the Trust, pledge under the Pledge Agreement such QUIPS and sell (on behalf of the initial investors in the Units) to the Call Option Holder the Call Options with respect to such Units:


                        UNDERWRITER                           NUMBER OF UNITS
                        -----------                           ---------------
Goldman, Sachs & Co. .......................................
                                                                 --------
Salomon Brothers Inc .......................................
                                                                 --------
          Total.............................................
                                                                 ========


     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to enter into Purchase Contracts, purchase and pledge QUIPS and sell Call Options with respect to all of the Units offered hereby, if any Purchase Contracts are entered into, QUIPS are taken and Call Options sold.

     The Underwriters propose to offer the Units in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price
less a concession of $     per Unit. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of $     per Unit to certain
brokers and dealers. After the Units are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

     The Company and the Trust have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to enter into Purchase Contracts and purchase QUIPS underlying up to an aggregate of additional Units solely to cover over-allotments, if any. If Purchase Contracts underlying any such additional Units are entered into and QUIPS are purchased, the Underwriters would pledge under the Pledge Agreement such QUIPS and would sell to the Call Option Holder the Call Options underlying such Units. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Units that the respective number of Units set forth opposite its name in the foregoing
table bears to the                Units offered hereby.


     The Company has agreed, subject to certain exceptions, that during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any Units, QUIPS or Common Stock (other than pursuant to employee stock option or purchase plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus Supplement) or any securities of the Company which are substantially similar to the Common Stock, or which are convertible into or exchangeable for, or otherwise represent the right to receive, Common Stock or any such other similar securities, without the prior written consent of the representatives.



     The Units will be a new issue of securities with no established trading market. Application will be made to list the Normal Units on the NYSE. The Underwriters have advised the Company that they intend to make a market in the Normal Units, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Units.

     In connection with the Offering, the Underwriters may purchase and sell the Units or Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Units or Common Stock, as applicable; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Units than they are required to purchase from the Company and the Trust in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Units sold in the Offering may be reclaimed by the Underwriters if such Units are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Units or the Common Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

     The Company and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                           VALIDITY OF THE SECURITIES


     The validity of the QUIPS, the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Junior Subordinated Debentures and the Guarantee being offered hereby will be passed upon for the Company by Sidley & Austin, Chicago, Illinois and for the Trust by Morris, James, Hitchens & Williams of Delaware. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Junior Subordinated Debentures and the Guarantee being offered hereby will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Certain matters relating to United States Federal income considerations will be passed upon for the Company by Sidley & Austin, special tax counsel to the Company, and by Sullivan & Cromwell, special tax counsel to the Underwriters. Sidley & Austin and Sullivan & Cromwell will rely on the opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, as to matters of Iowa law.

                             INDEX OF DEFINED TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definition of such terms may be found.


                            TERM                              PAGE
                            ----                              ----
Additional Sums.............................................    S-
Administrators..............................................    S-
Aggregate Call Option Exercise Consideration Deliverable on
  Exercise of the Call Options..............................    S-
Aggregate Effective Call Option Exercise Price..............    S-
Applicable Market Value.....................................    S-
Bank Debt...................................................    S-
Business Day................................................    S-
Call Option.................................................    S-
Call Option Agreement.......................................    S-
Call Option Expiration Date.................................    S-
Call Option Holder..........................................    S-
Call Premium................................................    S-
Call Settlement Date........................................    S-
Closed Block................................................    S-
Closing Price...............................................    S-
Code........................................................    S-
Collateral Agent............................................    S-
Common Trust Securities.....................................    S-
Company.....................................................    S-
Comparable Yield............................................    S-
Contract Fee Rate...........................................    S-
Contract Fees...............................................    S-
Current Market Price........................................    S-
Debenture Event of Default..................................    S-
Debenture Trustee...........................................    S-
Declaration.................................................    S-
Deferral Rate...............................................    S-
Delaware Trustee............................................    S-
Depositary..................................................    S-
Direct Action...............................................    S-
Direct Participants.........................................    S-
Distribution Date...........................................    S-
Distributions...............................................    S-
Exchange Act................................................    S-
Extension Period............................................    S-
Final Redemption Price......................................    S-
Global Security Certificates................................    S-
Guarantee...................................................    S-
Guarantee Payments..........................................    S-
Guarantee Trustee...........................................    S-
Indenture...................................................    S-
Indirect Participants.......................................    S-
Interest Payment Date.......................................    S-
Investment Company Act......................................    S-
IRS.........................................................    S-
Issuer Trustees.............................................    S-
Issuers.....................................................    S-
Junior Subordinated Debenture Put Option....................    S-
Junior Subordinated Debentures..............................    S-

                            TERM                              PAGE
                            ----                              ----
Like Amount.................................................    S-
Liquidation Distribution....................................    S-
Master Unit Agreement.......................................    S-
Normal Unit.................................................    S-
Notes Offering..............................................    S-
NYSE........................................................    S-
Offerings...................................................    S-
OID.........................................................    S-
Participants................................................    S-
Paying Agent................................................    S-
Payments on the Units.......................................    S-
Pledge Agreement............................................    S-
Pledged Securities..........................................    S-
Principal Agreements........................................    S-
Property Account............................................    S-
Property Trustee............................................    S-
Prospectus..................................................    S-
Purchase Contract...........................................    S-
Purchase Price..............................................    S-
Put Agent...................................................    S-
Put Price...................................................    S-
Quarterly Payment Dates.....................................    S-
QUIPS.......................................................    S-
QUIPS and Debenture Maturity Date...........................    S-
QUIPS and Debenture Rate....................................    S-
QUIPS Distribution Date.....................................    S-
QUIPS Distribution Rate.....................................    S-
QUIPS Liquidation Agent.....................................    S-
Rate Increase Agent.........................................    S-
Refinancing Plan............................................    S-
Securities Offered..........................................    S-
Senior Indebtedness.........................................    S-
Settlement..................................................    S-
Settlement Rate.............................................    S-
Short-term Stripped Treasury Securities.....................    S-
Sponsor.....................................................    S-
Stated Amount...............................................    S-
Stock Purchase Date.........................................    S-
Stripped Treasury Securities................................    S-
Stripped Units..............................................    S-
Successor Securities........................................    S-
Termination.................................................    S-
Threshold Appreciation Price................................    S-
Trading Day.................................................    S-
Treasury Securities.........................................    S-
Trust.......................................................    S-
Trust Indenture Act.........................................    S-
Trust Securities............................................    S-
Underwriters................................................    S-
Unit Agent..................................................    S-
Units.......................................................    S-
Units Offering..............................................    S-
UST Value...................................................    S-
Yield to Maturity...........................................    S-

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 4, 1998
PROSPECTUS
                                  $750,000,000
                           AMERUS LIFE HOLDINGS, INC.
  DEBT SECURITIES, PREFERRED STOCK, CLASS A COMMON STOCK, PURCHASE CONTRACTS,
                               UNITS AND WARRANTS

                               AMERUS CAPITAL II
                               AMERUS CAPITAL III
            CAPITAL SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                    BY AMERUS LIFE HOLDINGS, INC. AND UNITS
                               ------------------

    AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), (iii) shares of its Class A Common Stock, no par value per share ("Class A Common Stock"), (iv) Purchase Contracts ("Purchase Contracts") to purchase shares of Class A Common Stock, (v) Units, each representing ownership of a Purchase Contract and Capital Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Class A Common Stock under the Purchase Contracts ("Units"), including but not limited to, Adjustable Conversion-rate Equity Security Units and (vi) warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock or other securities or rights ("Warrants").

    AmerUs Capital II and AmerUs Capital III (each, an "AmerUs Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, Capital Securities, representing preferred undivided beneficial interests in the assets of the respective AmerUs Trusts ("Capital Securities"). The payment of periodic cash distributions ("Distributions") with respect to Capital Securities out of moneys held by each of the AmerUs Trusts, and payments on liquidation, redemption or otherwise with respect to such Capital Securities, will be guaranteed by the Company to the extent described herein (each, a "Guarantee"). See "Description of Capital Securities of the AmerUs Trusts" and "Description of Guarantees." The Company's obligations under the Guarantees will rank junior and subordinate in right of payment to the Senior Indebtedness (as defined herein) of the Company. See "Description of Guarantees -- Status of the Guarantees." Junior subordinated debt ("Junior Subordinated Debt") may be issued and sold by the Company in one or more series to an AmerUs Trust or a trustee of such AmerUs Trust in connection with the investment of the proceeds from the offering of Capital Securities and Common Securities (as defined herein) of such AmerUs Trust. The Junior Subordinated Debt purchased by an AmerUs Trust may be subsequently distributed pro rata to holders of Capital Securities and Common Securities in connection with the dissolution of such AmerUs Trust. The Junior Subordinated Debt will rank junior and subordinate in right of payment to the Senior Indebtedness of the Company. The Debt Securities, Preferred Stock, Class A Common Stock, Purchase Contracts, Units, Warrants and Capital Securities are herein collectively referred to as the "Securities."

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest on the Junior Subordinated Debt and the maximum length of such deferral period, the method of distribution and other special terms; (ii) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, the initial public offering or purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, the method of distribution, and other special terms; (iii) in the case of Class A Common Stock, the number of shares offered, the initial offering price, market price and dividend information and the method of distribution; (iv) in the case of Purchase Contracts, the number of shares of Class A Common Stock issuable thereunder, the purchase price of the Class A Common Stock, the date or dates on which the Class A Common Stock is required to be purchased by the holders of the Purchase Contracts, any periodic payments or contract fees required to be paid by the Company to the holders of the Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (v) in the case of Units, the specific terms of the Purchase Contracts and any Capital Securities or debt obligations of third parties held by a holder securing such holder's obligation to purchase the Class A Common Stock under the Purchase Contracts, and the terms of the offering and sale thereof; (vi) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised; and (vii) in the case of Capital Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any rights of the applicable Trust to defer payment of interest on the Capital Securities and the maximum length of such deferral, any other rights, preferences, privileges, limitations or restrictions relating to the Capital Securities, the specific terms and provisions of the applicable Guarantee and the terms upon which the proceeds of the sale of the Capital Securities shall be used to purchase a specific series of Junior Subordinated Debt of the Company.

    The offering price to the public of the Securities will be limited to U.S. $750,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company and indicated in the applicable Prospectus Supplement). The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Securities of one or more classes or series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Class A Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "AMH."

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN ANY OF THE SECURITIES OFFERED HEREBY.

    The Securities may be sold to or through underwriters, dealers or agents or directly to purchasers, to AmerUs Group Co., the Company's parent (the "AmerUs Group") or through a combination of such methods. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this Prospectus is           , 1998.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE IOWA COMMISSIONER OF INSURANCE NOR HAS THE IOWA COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                           -------------------------

     THE COMPANY IS AN INDIRECT SUBSIDIARY OF AMERICAN MUTUAL HOLDING COMPANY, AN IOWA MUTUAL INSURANCE HOLDING COMPANY ("AMHC"). IOWA LAW REQUIRES THAT AMHC AT ALL TIMES OWN DIRECTLY, OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIATE HOLDING COMPANY SUBSIDIARIES, SHARES OF CAPITAL STOCK OF AMERUS LIFE INSURANCE COMPANY ("AMERUS LIFE") WHICH CARRY THE RIGHT TO CAST A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY ALL OF THE OUTSTANDING SHARES OF AMERUS LIFE'S CAPITAL STOCK. ANY ATTEMPT TO EFFECT ANY TRANSACTION PURSUANT TO WHICH AMHC WOULD NO LONGER HAVE SUCH VOTING MAJORITY WOULD BE NULL AND VOID AND INEFFECTUAL TO TRANSFER SUCH VOTING RIGHTS.
                           -------------------------

     THE IOWA INSURANCE HOLDING COMPANY SYSTEMS STATUTE APPLICABLE TO THE COMPANY PROVIDES THAT NO PERSON MAY SEEK TO ACQUIRE CONTROL OF THE COMPANY, AND THUS INDIRECT CONTROL OF AMERUS LIFE, WITHOUT THE PRIOR APPROVAL OF THE IOWA COMMISSIONER OF INSURANCE. GENERALLY, ANY PERSON WHO DIRECTLY OR INDIRECTLY OWNS, CONTROLS, HOLDS WITH POWER TO VOTE OR HOLDS PROXIES REPRESENTING 10% OR MORE OF THE COMPANY'S VOTING SECURITIES (CONSISTING OF THE COMBINED OUTSTANDING SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK) WOULD BE PRESUMED TO HAVE ACQUIRED SUCH CONTROL, UNLESS SUCH PRESUMPTION IS REBUTTED BY A SHOWING THAT SUCH CONTROL DOES NOT EXIST IN FACT.
                           -------------------------

     FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THE PROSPECTUS.
                           -------------------------

     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. A NUMBER OF MATTERS AND SUBJECT AREAS DISCUSSED IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND IN THE SECTIONS OF THIS PROSPECTUS ENTITLED "REORGANIZATION AND RECENT ACQUISITIONS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" AND "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT ARE NOT LIMITED TO HISTORICAL OR CURRENT FACTS AND DEAL WITH POTENTIAL FUTURE CIRCUMSTANCES AND DEVELOPMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(I) HEIGHTENED COMPETITION, INCLUDING THE ENTRY OF NEW COMPETITORS AND THE DEVELOPMENT OF NEW PRODUCTS BY COMPETITORS; (II) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION, INCLUDING INCREASES IN MINIMUM CAPITAL AND RESERVES, AND OTHER FINANCIAL VIABILITY REQUIREMENTS AND ADDITIONAL REGULATIONS OF MUTUAL INSURANCE HOLDING COMPANIES; (III) FAILURE TO MAINTAIN EFFECTIVE DISTRIBUTION CHANNELS IN ORDER TO OBTAIN NEW CUSTOMERS OR FAILURE TO RETAIN EXISTING CUSTOMERS; (IV) INABILITY TO CARRY OUT MARKETING AND SALES PLANS, INCLUDING, AMONG OTHERS, CHANGES TO CERTAIN PRODUCTS AND ACCEPTANCE OF THE REVISED PRODUCTS IN THE MARKET; (V) LOSS OF

KEY EXECUTIVES; (VI) CHANGES IN INTEREST RATES CAUSING A REDUCTION OF INVESTMENT INCOME OR A REDUCTION IN DEMAND FOR CERTAIN OF THE COMPANY'S PRODUCTS; (VII) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED;
(VIII) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; (IX) INACCURACIES IN ASSUMPTIONS REGARDING FUTURE PERSISTENCY, MORTALITY AND INTEREST RATES USED IN CALCULATING RESERVE AMOUNTS; (X) ADVERSE CHANGES IN RATINGS ASSIGNED BY RATING AGENCIES; (XI) CHANGES IN TAX LAWS WHICH NEGATIVELY AFFECT DEMAND FOR THE COMPANY'S PRODUCTS OR THE APPLICABILITY OF CERTAIN TAXES TO THE COMPANY (INCLUDING 1998 TAX PROPOSALS OF THE CLINTON ADMINISTRATION RELATING TO ANNUITIES); (XII) THE RISK FACTORS OR UNCERTAINTIES LISTED HEREIN OR LISTED FROM TIME TO TIME IN ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN; AND (XIII) WITH RESPECT TO COST SAVINGS THAT ARE EXPECTED TO BE REALIZED FROM, AND COSTS ASSOCIATED WITH, THE RECENT ACQUISITIONS OF DELTA LIFE CORPORATION ("DELTA") AND AMVESTORS FINANCIAL CORPORATION ("AMVESTORS"), THE FOLLOWING POSSIBILITIES: (A) THE ESTIMATED COST SAVINGS TO BE REALIZED THROUGH COMBINING CERTAIN FUNCTIONS OF THE COMPANY, DELTA AND AMVESTORS TO ELIMINATE REDUNDANCIES AND BETTER SERVE THE COMBINED BUSINESSES' CUSTOMERS, AND REDUCTIONS IN STAFF CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED ADDED COSTS ARE INCURRED; AND (B) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF DELTA AND AMVESTORS WITH THE COMPANY'S OTHER BUSINESSES ARE GREATER THAN EXPECTED. A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTED RESULTS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS, INCLUDING THOSE SET FORTH IN THE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS AND IN THE COMPANY'S OTHER FILINGS WITH THE COMMISSION.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH IT RELATES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Company's reports are also on file at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company and the AmerUs Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any Prospectus Supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the AmerUs Trusts and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated therein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the AmerUs Trusts have been included or incorporated by reference herein. The Company does not consider such financial statements material to holders of the Capital Securities because the AmerUs Trusts are newly formed special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than their holding as trust assets the Junior Subordinated Debt of the Company and their issuance of the Capital Securities and Common Securities. See "The Company," "Description of the Capital Securities of the AmerUs Trusts," "Description of Guarantees," "Description of Debt Securities" and "Description of Purchase Contracts and Units." The AmerUs Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date hereof, beneficially owns all of the beneficial interests in the Trust. The Company's and the AmerUs Trusts' principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          2. The description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 3, 1997, including any amendments or reports filed for the purpose of updating such description;

          3. The Company's report on Form 8-K filed on October 23, 1997, as amended by Form 8-K/A filed January 6, 1998 reporting the acquisition of Delta and certain related financial statements; and

          4. The Company's report on Form 8-K filed on December 19, 1997, as amended by Form 8-K/A filed on March 3, 1998 reporting the acquisition of AmVestors and certain related financial statements;

          5. Proxy Statement on Schedule 14A filed by the Company with the Commission, dated April 13, 1998; and

          6. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James A. Smallenberger, Senior Vice President and Secretary, AmerUs Life Holdings, Inc., 699 Walnut Street, Des Moines, Iowa 50309-3948 (telephone number (515) 362-3600).

                                  THE COMPANY

GENERAL

     The Company is an insurance holding company engaged through its subsidiaries in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. In addition, through a joint venture (the "Ameritas Joint Venture") with Ameritas Life Insurance Corp. ("Ameritas"), the Company's subsidiary, AmerUs Life Insurance Company ("AmerUs Life"), markets fixed annuities issued by Ameritas Variable Life Insurance Company ("AVLIC") and sells AVLIC's variable life insurance and variable annuity products. As of December 31, 1997, the Company had approximately 573,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.7 billion with life insurance reserves of $2.4 billion and annuity reserves of $6.1 billion. As of December 31, 1997, the Company had total assets of $10.3 billion and total shareholders' equity of $928.0 million.

     The Company was formed in 1996 as a result of the creation of American Mutual Holding Company ("AMHC") the first mutual insurance holding company in the United States. AMHC owns 100% of AmerUs Group Co. ("AmerUs Group"), the Company's controlling shareholder. The Company's principal subsidiaries are AmerUs Life, Delta Life Corporation ("Delta") and AmVestors Financial Corporation ("AmVestors"). AmerUs Life was originally incorporated in 1896 as a mutual life insurance company.

     AmerUs Life's target customers are individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for Connecticut, Maine, New Hampshire, New York and Vermont, in which AmerUs Life is not licensed to do business), and it primarily serves suburban and rural areas. Efforts are currently underway to expand AmerUs Life's territory into the states of Connecticut, Maine, New Hampshire and Vermont. AmerUs Life distributes its products primarily through a combination of career general agency and personal producing general agency ("PPGA") distribution systems, as well as a network of independent brokers. The career general agency system consists of a network of 35 career general agencies, with approximately 570 career agents. The PPGA system is comprised of approximately 425 PPGA's, who have approximately 1,100 agents. As of December 31, 1997, AmerUs Life had approximately 408,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.6 billion. Variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are marketed through AmerUs Life's distribution systems and the distribution systems of Ameritas and AVLIC, which consist of approximately 160 agents and 540 independent broker-dealers (with approximately 9,000 registered representatives), respectively.

     The Company made two major acquisitions in 1997. The Company acquired Delta on October 23 for approximately $165 million in cash (the "Delta Acquisition") and AmVestors on December 19 in a stock exchange valued at approximately $350 million (the "AmVestors Acquisition"). These acquisitions, along with the growth of AmerUs Life, increased the Company's assets from $4.4 billion at December 31, 1996 to $10.3 billion at December 31, 1997.

     The principal asset of Delta is its wholly-owned subsidiary, Delta Life and Annuity Company ("Delta Life"), an Iowa domiciled life insurance company. Delta Life is licensed in the District of Columbia and in all states except New York, and specializes in the sale of individual single and flexible premium deferred annuities, primarily in the southeastern, western, southwestern and midwestern regions of the United States. Sales are made primarily through a network of over 3,300 independent agents. Delta Life's strategy is to structure its fixed annuity products to appeal to the conservative retirement saver who is seeking principal preservation and consistency of earnings. Most of Delta Life's products are innovative in that they incorporate a fixed contractual management fee. Approximately 58% of Delta's 1997 direct collected premiums were derived from retirement-oriented tax-qualified annuities. As of December 31, 1997, Delta Life had approximately 52,000 annuity contracts outstanding.

     AmVestors' principal operating subsidiaries are American Investors Life Insurance Company, Inc. ("American"), a Kansas domiciled life insurance company licensed in 48 states and the District of Columbia, and Financial Benefit Life Insurance Company ("FBL"), a Kansas domiciled life insurance company doing business in 40 states, the District of Columbia and the U.S. Virgin Islands. AmVestors specializes in the sale of annuity products, further strengthening the Company's presence in the rapidly growing asset accumulation and retirement and savings markets. AmVestors utilizes product features intended to enhance the potential for profit by encouraging persistency and reducing premature withdrawal during the first five to fourteen years of an annuity contract. AmVestors distributes its products through a national network of approximately 7,800 licensed independent agents recruited through its wholly-owned subsidiaries as well as through almost 60 independent marketing organizations. As of December 31, 1997, AmVestors had approximately 104,000 annuity contracts outstanding.

     The Company's principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948; telephone (515) 362-3600.

BUSINESS STRATEGY

     The business strategy of the Company is to focus on providing individual retail consumers in the United States with superior financial services and products that will meet their financial planning, risk protection, and asset accumulation needs. Target markets of the Company include individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for New York, in which the Company is not licensed to do business), and it primarily serves suburban and rural areas.

     The Company seeks to effect this strategy by focusing on life insurance and asset accumulation products distributed through a variety of distribution systems. In particular, the Company has developed a very strong position in the distribution of fixed annuities through independent agents and has a long established reputation as a provider of whole life insurance products, distributed through career and PPGA agency distribution systems, that are among the most attractively priced products to consumers in the industry.

     The Company's strategy emphasizes effective management of certain operating fundamentals -- mortality, expenses, persistency and investment results -- where the Company's results have historically compared favorably to the industry. The Company's operating strengths have enabled it to provide attractively priced products to consumers while also generating profitability for its shareholders.

     Growth through a combination of internal growth, mergers and acquisitions and strategic alliances is a key element of the Company's strategy. In the life insurance market, the Company presently has less than one half of one percent of new life insurance sales nationwide, which provides substantial opportunity for increased growth through improved marketing and sales execution even in a generally flat business environment.

     In the fixed annuity area, the Company is presently a leader in the distribution of fixed annuities through independent agents. Independent agents have increased their share of fixed annuity sales in recent years and the Company's goal is to consistently rank among the top 3 to 5 providers in this segment.

     The Company continues to seek to both deepen and diversify its distribution channels. Primarily as a result of the acquisitions of AmVestors and Delta, the Company's distribution channels have grown significantly in recent years. As of December 31, 1997, the Company had over 15,000 distributors as compared to approximately 3,700 distributors as of December 31, 1996. While continuing to expand its existing channels, the Company is in the process of developing additional bank and major independent marketing organization distribution channels.

CONTROLLING SHAREHOLDER

     AMHC is the indirect controlling shareholder of the Company through its ownership of AmerUs Group. As of March 31, 1998 AmerUs Group owned all 5,000,000 of the outstanding shares of Class B Common Stock and 12,380,300 of the outstanding shares of Class A Common Stock, representing approximately 50.04% of the combined voting power of the Class A Common Stock and Class B Common Stock. AMHC acquired its ownership interest in the Company as a result of the reorganization, pursuant to which American

Mutual Life formed AMHC as a mutual insurance holding company and American Mutual Life was converted into a stock life insurance company as a wholly owned subsidiary of AMHC (the "Reorganization"). See "Reorganization and Recent Acquisitions -- Background and Description of the Reorganization."

                               THE AMERUS TRUSTS

     Each AmerUs Trust is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Trust Agreement") executed by the Company, as sponsor (the "Sponsor"), and certain trustees of such trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Capital Securities of such AmerUs Trust are initially issued. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each AmerUs Trust exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the Common Securities representing undivided beneficial interests in the assets of such AmerUs Trust, (ii) investing the proceeds of the sale of the Capital Securities and the Common Securities in certain Junior Subordinated Debt (as defined herein), and (iii) engaging in only those other activities necessary or incidental thereto.

     All of the Common Securities of each AmerUs Trust will be owned directly or indirectly by the Company. The Common Securities will rank pari passu in right of payment, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declarations (as defined therein) resulting from an Event of Default (as defined in the Indenture (as defined herein)), the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities of the AmerUs Trusts." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of each AmerUs Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each AmerUs Trust has a term of approximately 55 years, but may terminate earlier as provided in its Declaration. The Trust's business and affairs will be conducted by the Issuer Trustees and Administrators appointed by the Company as the holder of the Common Securities of each AmerUs Trust. The Issuer Trustees will be First Union National Bank ("First Union Bank") and First Union Trust Company, National Association ("First Union Trust"), First Union Bank, as the Property Trustee (the "Property Trustee"), and First Union Trust, as the Delaware Trustee (the "Delaware Trustee"), and the Administrators will be three individuals who are employees of the Company (the "Administrators"). First Union Bank, as the Property Trustee, will act as sole indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. First Union Bank will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee and the Indenture, until removed or replaced by the holder of the Common Securities of each AmerUs Trust. See "Description of Guarantees." The Company, as the direct or indirect holder of the Common Securities of each AmerUs Trust, or if an event of default under the Declaration has occurred and is continuing, the holders of a majority in liquidation amount of the Capital Securities of each AmerUs Trust, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities (or Units) have the right to vote to appoint, remove or replace the Administrators; such voting rights will be vested exclusively in the Company, as the direct or indirect holder of the Common Securities of each AmerUs Trust. The duties and obligations of each Issuer Trustee and Administrator is governed by such Declaration. Under the Declaration, all parties to the Declaration will agree, and the holders of the Units upon purchase of their Units will be deemed to have agreed, for United States Federal income tax purposes, to treat the Trust as a grantor trust, the Junior Subordinated Debt as indebtedness and the Capital Securities of each AmerUs Trust as evidence of indirect beneficial ownership in the Junior Subordinated Debt. See "Description of the Guarantees" and "Description of the Capital Securities of the AmerUs Trusts."

     The Property Trustee will hold title to the Junior Subordinated Debt for the benefit of the holders of the Capital Securities of each AmerUs Trust and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debt. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt for the benefit of the holders of the Capital Securities of each AmerUs Trust. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Capital Securities of each AmerUs Trust out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. See "Description of the Purchase Contracts and the Units."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. See "Description of the Capital Securities of the AmerUs Trusts." The Company will pay all fees and expenses related to the AmerUs Trust and the offering of the Capital Securities and Units and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the AmerUs Trusts.

     The principal executive office of each AmerUs Trust is located at 699 Walnut Street, Des Moines, Iowa 50309-3948; telephone (515) 362-3600.

                            ORGANIZATIONAL STRUCTURE

     The following chart illustrates as of April 15, 1998 the general organization of AMHC and its subsidiaries, including the Company:

                             ORGANIZATIONAL CHART

                        SELECTED CONSOLIDATED FINANCIAL
                               AND OPERATING DATA

     The following table sets forth certain financial and operating data of the Company. The selected consolidated financial data below for each of the five years ending December 31, 1997 are derived from the Consolidated Financial Statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. During 1997, the Company acquired Delta and AmVestors in transactions that were accounted for using the purchase method of accounting. As a result, the Consolidated Income Statement Data includes the results of Delta and AmVestors from their respective acquisition dates and the Consolidated Balance Sheet Data includes year-end data for Delta and AmVestors.

                                                                     AS OF OR FOR THE YEAR ENDED
                                                                             DECEMBER 31,
                                                      ----------------------------------------------------------
                                                      1997(A)(B)    1996(B)      1995       1994(C)     1993(C)
                                                      ----------    -------      ----       -------     -------
                                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
  Insurance premiums................................  $    48.1    $   138.5   $   244.1   $   237.9   $   226.4
  Product charges...................................       43.4         49.3        57.3        56.3        57.4
  Net investment income.............................      224.4        228.7       285.2       275.7       269.9
  Realized gains (losses) on investments............       13.8         66.0        51.4       (19.9)       15.5
  Contribution from the Closed Block................       31.1         19.9          --          --          --
                                                      ---------    ---------   ---------   ---------   ---------
Total revenues......................................      360.8        502.4       638.0       550.0       569.2
                                                      ---------    ---------   ---------   ---------   ---------
Benefits and expenses:
  Total policyowner benefits........................      193.2        261.9       374.6       369.9       364.3
  Total expenses....................................       72.6         95.1       101.1       103.5        96.6
  Dividends to policyowners.........................        1.6         26.3        49.4        45.0        45.5
                                                      ---------    ---------   ---------   ---------   ---------
Total benefits and expenses.........................      267.4        383.3       525.1       518.4       506.4
                                                      ---------    ---------   ---------   ---------   ---------
Income from operations..............................       93.4        119.1       112.9        31.6        62.8
Interest expense....................................       15.0          2.1         2.4         5.5         7.0
                                                      ---------    ---------   ---------   ---------   ---------
Income before income tax expense and equity in
  earnings of unconsolidated subsidiary.............       78.4        117.0       110.5        26.1        55.8
Income tax expense..................................       22.0         43.8        41.2        19.4        21.4
                                                      ---------    ---------   ---------   ---------   ---------
Income before equity in earnings of unconsolidated
  subsidiary........................................       56.4         73.2        69.3         6.7        34.4
Equity in earnings of unconsolidated subsidiary.....        1.7          1.0
Cumulative effect of a change in accounting
  principle, net of tax.............................         --           --          --          --        (3.2)
                                                      ---------    ---------   ---------   ---------   ---------
Net income..........................................  $    58.1    $    74.2   $    69.3   $     6.7   $    31.2
                                                      =========    =========   =========   =========   =========
Earnings per common share
  Basic(D)..........................................  $    2.47    $    3.20   $    2.99          --          --
  Diluted(E)........................................  $    2.46    $    3.20   $    2.99          --          --
Dividends declared per common share.................  $    0.30           --          --          --          --
Ratios of earnings to fixed charges(F)(G):..........       2.07         2.73        2.37        1.31        1.62
CONSOLIDATED BALANCE SHEET DATA:
Total invested assets...............................  $ 7,695.5    $ 2,880.8   $ 3,965.0   $ 3,491.7   $ 3,639.3
Total assets........................................   10,254.0      4,384.2     4,371.9     4,036.9     4,030.7
Total liabilities...................................    9,240.0      3,926.7     3,832.0     3,618.6     3,524.8
Company-obligated mandatorily redeemable preferred
  securities........................................       86.0           --          --          --          --
Total stockholders' equity(H).......................      928.0        457.5       539.9       418.3       505.9
OTHER OPERATING DATA:
Adjusted operating income(I)........................  $    49.1    $    37.6   $    38.5   $    27.5   $    24.2
Adjusted operating income per common share (basic
  and diluted)......................................  $    2.08    $    1.62   $    1.66          --          --
Individual life insurance in force, net of
  reinsurance.......................................  $  26,703    $  25,725   $  25,157   $  25,282   $  24,698
Annuity account balances(J).........................      6,134        1,363       1,467       1,473       1,410
Number of employees.................................        692          412         406         457         489
STATUTORY DATA:
Premiums and deposits:
  Individual life...................................  $   319.1    $   312.7   $   307.1   $   296.4   $   286.3
  Annuities(J)......................................       75.5         81.4       197.1       187.8        90.4

-------------------------
(A) Consolidated Income Statement Data includes the results for Delta subsequent to October 23, 1997 and the results for AmVestors subsequent to December 19, 1997, and Consolidated Balance Sheet Data includes year-end data for Delta and AmVestors.

(B) The Company formed the Closed Block on June 30, 1996 as a part of the Reorganization. Invested assets allocated to the Closed Block are classified as Closed Block assets. Revenues and expenses associated with the Closed Block are shown net as a single line item. Accordingly, the individual income statement components for 1997 are not fully comparable with those of 1996 and 1995, due to the establishment of the Closed Block on June 30, 1996. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Combined Results of Operations."

(C) The merger of the two predecessor entities of the Company, which was consummated in 1994, has been accounted for as a pooling of interests transaction.

(D) Retroactively reflects the pro-forma effect of the issuance of 18.16 million shares of the Company's Class A Common Stock and 5.0 million shares of AmerUs Class B Common Stock at the beginning of 1995. The 1997 calculation reflects 18.54 million weighted average shares of Class A Common Stock and 5 million shares of Class B Common Stock outstanding, respectively.

(E) Diluted earnings per common share for 1997 is calculated using 18.57 million weighted average shares of Class A Common Stock and 5 million shares of Class B Common Stock outstanding.

(F) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from operations before federal income taxes, fixed charges and pre-tax earnings required to cover preferred stock dividend requirements. "Fixed charges" consist of interest expense on debt and capital securities, amortization of debt expense and interest credited on deferred annuities.

(G) Since the Company currently has no preferred stock outstanding, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(H) Amounts shown include the effects of reporting fixed maturity securities at fair value and recording the unrealized appreciation or depreciation on such securities as a component of stockholders' equity, net of tax and other adjustments. Such adjustments are in accordance with Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted December 31, 1993. Amounts reported prior to December 31, 1996 reflect policyowners' equity. In addition, 1996 stockholder's equity was reduced by a capital contribution from the Company to AmerUs Group in the amount of $79 million. Amounts reported for the year ended December 31, 1997 include the Delta and AmVestors Acquisitions.

(I) Adjusted operating income reflects net income adjusted to eliminate certain items (net of applicable income taxes) which management believes are not necessarily indicative of overall operating trends, including net realized gains or losses on investments. Different items are likely to occur in each period presented and others may have different opinions as to which items may warrant adjustment. The adjusted operating income shown does not constitute net income computed in accordance with GAAP. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Adjusted Operating Income."

(J) Effective May 1996, substantially all individual deferred annuity sales by AmerUs Life distribution systems are made through the Ameritas Joint Venture. See "Reorganization and Recent Acquisitions -- Ameritas Joint Venture."

                                  RISK FACTORS

COMPETITIVE ENVIRONMENT

     The Company competes with a large number of other insurers and non-insurance financial service companies, such as banks, broker-dealers and mutual funds. Many competitors have greater financial resources and offer alternative products. Other insurers have higher claims-paying ability and financial strength ratings than the Company. Competition exists for individual consumers and agents and other distributors of life insurance and annuity products. Banks, with their pre-existing customer base for financial services products, may pose increasing competition in the future to life insurers.

     Congress is considering changing the laws which regulate banks, insurance companies and other financial institutions. These changes may permit banks to own insurance companies and vice versa. None of these proposals has yet been enacted. It is not possible to predict whether any of these proposals will be enacted or, if enacted, their potential effect on the Company.

     The Company must attract and retain productive agents to sell its life insurance and annuity products. Strong competition exists among insurance companies for agents with demonstrated ability. Competition among insurance companies for such agents is based on the services provided to, and relationships developed with, these agents in addition to compensation and product structure.

IMPORTANCE OF RATINGS

     Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Claims-paying and financial strength ratings are based upon factors relevant to policyowners and are not directed toward protection of investors in the Company's or an AmerUs Trust's securities.

     Future downgrades in the ratings of the Company's life insurance subsidiaries could significantly affect sales of life insurance and annuity products and could have a material adverse affect on the results of operations of the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

ADVERSE TAX LEGISLATION AND ADMINISTRATIVE PRONOUNCEMENTS

     Congress has from time to time considered legislation that would reduce or eliminate the benefits to policyowners of the deferral of taxation on the appreciation in value of certain annuities and life insurance products. In 1998, President Clinton made a budget proposal concerning the taxation of certain exchanges between annuities, including the reallocation of assets within a variable annuity. Other proposals affect the taxation of annuities and life insurance products and insurance companies. A federal tax law enacted in 1997 reduced the rate of taxation on certain long-term capital gains for individuals. This legislation, along with other possible proposals or administrative pronouncements, including those relating to the dividends received deduction, the applicability of the equity add-on tax, and ordinary versus capital gain treatment for corporations, could adversely affect the taxation of the Company or the sale of annuities and life insurance products. Similarly, there can be no certainty as to what, if any, future laws or administrative pronouncements on these issues might be enacted or promulgated or whether any such laws or pronouncements would have any adverse effects on the Company.

INTEREST RATE FLUCTUATIONS; RISK OF IMPACT OF FORCED LIQUIDATION OF INVESTMENT PORTFOLIO

     Severe interest rate fluctuations could adversely affect the ability of the Company's life insurance subsidiaries to pay policyowner benefits with operating and investment cash flows, cash on hand and other cash sources. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     Interest rate fluctuations may also have an impact on policyowner behavior. If the Company does not maintain competitive interest rates with those credited in the marketplace, increased policy terminations may be experienced. A reduction in interest rates could depress the market for the Company's fixed annuity products. While policyowners may pay surrender charges to terminate policies, such terminations would reduce the Company's future income.

     The Company's actual cash flows from investments may differ from those anticipated at the time of investment. Some of the Company's corporate bond investments have provisions which could cause the Company to reinvest the proceeds received at maturity of such investments at lower interest rates if such bond investments were prepaid prior to their stated maturities. The Company's collateralized mortgage obligations and other asset-backed securities are purchased based on assumptions regarding rates of prepayments. If actual prepayments are earlier or later than anticipated at the time of purchase, the Company may not receive cash flows when expected or needed. These prepayments are expected to be influenced by interest rates available for new mortgages as well as general economic conditions.

     Most of the Company's insurance and annuity products provide for guaranteed minimum yields. Accordingly, a significant drop in market rates of interest could have a material impact on the Company's future results of operations.

HOLDING COMPANY STRUCTURE; LIMITATIONS ON DIVIDENDS

     The Company is an insurance holding company whose assets consist primarily of all of the outstanding stock of AmerUs Life, Delta and AmVestors. The Company's ongoing ability to pay dividends to its shareholders and meet its other obligations, including its obligations in respect of the Securities on which it is an obligor, depends primarily upon receipt of sufficient funds from its subsidiaries in the form of dividends or interest payments.

     The payment of dividends to the Company by its insurance subsidiaries is regulated under state insurance laws. Under Iowa law, AmerUs Life and Delta Life may pay dividends only from the earned surplus arising from their respective businesses. Each must receive the prior approval of the Iowa Commissioner to pay a dividend if such dividend would exceed certain statutory limitations. Based on these limitations and 1997 results, AmerUs Life could pay approximately $58 million in dividends in 1998 and Delta Life could pay approximately $8 million in dividends in 1998 without obtaining the Iowa Commissioner's approval. The payment of dividends by AmVestors' insurance subsidiaries is regulated under Kansas law. Kansas has statutory limitations similar to those of Iowa. Based upon these limitations and 1997 results, AmVestors' insurance subsidiaries could pay approximately $15 million in dividends in 1998 without obtaining prior regulatory approval. In February 1998 AmerUs Life paid the Company $5 million in dividends. Based upon the cumulative limitations and 1997 results, the Company's insurance subsidiaries could pay an additional $75 million in dividends in 1998 without obtaining regulatory approval. If AmerUs Life, Delta or AmVestors cannot pay dividends or interest to the Company in the future, it could have a material adverse effect on the Company and the market value of the Securities. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

     Under the terms of its existing credit agreement with its banks, the Company is prohibited from paying cash dividends on the Company's capital stock in excess of an amount equal to 3% of the Company's consolidated net worth as of the last day of the preceding fiscal year. Accordingly, the Company would be permitted by its existing credit agreement to pay a cash dividend up to approximately $28 million in 1998. The Company has also pledged to the banks which are party to the Credit Agreement (as defined herein) approximately 49.9% of the outstanding common stock of AmerUs Life owned by the Company, 100% of the outstanding common stock of Delta and a $50 million 9% note payable to the Company by AmerUs Life.

     In connection with the 8.85% Capital Securities, Series A (the "Series A Capital Securities"), issued in February, 1997 by AmerUs Capital I, the Company's subsidiary trust, the Company has agreed not to declare or pay any dividends on the Company's capital stock, including the Class A Common Stock, during any period of time in which dividends on such Capital Securities are suspended, except for stock dividends. Other dividends in respect of the Company's capital stock cannot be paid until all accrued dividends on the Series A Capital Securities have been paid.

CONTROL BY AMHC; ANTI-TAKEOVER EFFECTS OF IOWA LAW AND THE COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS

     Under Iowa law and the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), AMHC, as a mutual insurance holding company, is required to own, directly or indirectly, shares of capital stock of AmerUs Life which carry the right to cast a majority of the votes entitled to be cast by all of the outstanding shares of AmerUs Life's capital stock. Consequently, AMHC may, without the approval of the other shareholders of the Company, elect all of the directors of the Company and approve matters submitted for shareholder approval. In addition, unless AMHC is demutualized, an action beyond the Company's control, the Company cannot be the subject of a successful takeover bid. Certain provisions in the Company's Articles of Incorporation and By-laws may delay, defer or prevent a takeover attempt that a shareholder might consider in his or her best interests. These provisions include supermajority voting rights for the Company's Class B common stock no par value (the "Class B Common Stock"), the ability of the board of directors to issue so-called "blank check" preferred stock and a classified board of directors. Such provisions may adversely affect the prevailing market price of the Class A Common Stock. See "Description of Capital Stock -- Certain Provisions of the Articles of Incorporation and the By-laws of the Company."

RELATIONSHIP WITH AMHC; POTENTIAL CONFLICTS OF INTEREST

     AMHC is a mutual insurance holding company which is operated for the benefit of its members. The members of AMHC are policyowners of AmerUs Life. AMHC (or certain of its wholly-owned subsidiaries) have entered into agreements with the Company and/or AmerUs Life in which the Company and/or AmerUs Life will provide to such subsidiaries or affiliates certain management, data processing, legal and other services, or such subsidiaries or affiliates will provide services to the Company and/or AmerUs Life. The Company's management believes the terms of such agreements are fair and reasonable. However, none of these contracts were the result of arms' length negotiations between independent parties. These agreements may be modified in the future. Additional agreements or transactions may be entered into between AMHC or subsidiaries of AMHC and the Company and its subsidiaries.

     As a result of these arrangements, there may be a number of potential conflicts of interest between the Company and AMHC. In an effort to address such potential conflicts, regulations of the Iowa Commissioner require the Company to have three outside directors who are not directors of AMHC. Currently, the Company has four outside directors who are not directors of AMHC or any of AMHC's subsidiaries. These outside directors comprise the Company's Intercompany Transactions Committee which reviews intercompany transactions involving potential conflicting interests. However, there can be no assurance that decisions made by AMHC will not adversely affect the Company.

     The National Association of Insurance Commissioners has formed a working group to review mutual insurance holding company legislation and regulations. The working group's review could address, among other things, potential restrictions on stock ownership by directors and officers, the utilization of non-voting or low voting stock, standards for affiliate transactions, and regulation of potential conflicts of interests. It is unclear what effect, if any, this review would have, but it is possible that insurance regulators, including Iowa, could propose additional laws or regulations which would affect or inhibit transactions between affiliates, future stock issuances, the ability of officers and directors to secure significant ownership positions in the Company or otherwise restrict the ability of the Company to take advantage of new business opportunities.

RESTRICTIONS ON RATIO OF THE COMPANY'S STOCK CLASSES

     The Company's Articles of Incorporation provide that the number of outstanding shares of Class A Common Stock (excluding shares of Common Stock owned by AMHC or another Permitted Class B Holder (as defined herein)) shall exceed the number of outstanding shares of the Company's Class B common stock plus the shares of Class A Common Stock beneficially owned by AMHC or another Permitted Class B Holder only as authorized by law and not by a ratio of more than three to one. As a result, the Company's ability to issue additional shares of Class A Common Stock for any reason, including raising additional equity capital, for stock options or in connection with acquisitions may be restricted if such condition should occur. As of March 1, 1998, the ratio was approximately 1:1.

UNCERTAINTIES IN INTEGRATING OPERATIONS AND ACHIEVING COST SAVINGS

     As a result of the acquisitions of Delta and AmVestors, the Company has substantially increased in size. While the Company has integrated the investment operations of both AmVestors and Delta with those of AmerUs Life, there can be no assurance as to the cost savings and efficiencies that will be achieved. The success of the acquisition of Delta depends in part on the ability of the Company to combine operations, integrate departments, systems and procedures and obtain cost savings from these acquisitions. While the operations of Delta have been integrated with those of AmerUs Life, and certain integration steps have been taken with respect to AmVestors, there can be no assurance as to the cost savings and efficiencies that will be achieved. See "Business -- Integration of Recently Acquired Subsidiaries."

FUTURE POLICY BENEFITS EXPOSURE

     The liability established by the Company for future life insurance and annuity policy benefits is based upon assumptions concerning a number of factors. Such factors include interest rates, mortality, duration of the policies and expenses. Actual experience will likely differ from assumed experience. If the Company's provision for future policy benefits proves inadequate, future earnings will be adversely affected.

REGULATORY AND RELATED RISKS

     The Company's life insurance subsidiaries are subject to regulation by state regulators under the insurance laws of states in which they conduct business. The Company, AmerUs Group, AMHC, AmerUs Life and Delta Life are regulated by the Iowa Insurance Division. In addition, AmVestors and its subsidiaries are regulated by the Kansas Department of Insurance. The purpose of such regulation is primarily to provide safeguards for policyowners rather than to protect the interests of shareholders. The insurance laws of the various states establish regulatory agencies with broad administrative powers including the authority to grant or revoke operating licenses and to regulate sales practices, investments, deposits of securities, the form and content of financial statements and insurance policies, accounting practices and the maintenance of specified reserves and capital. In addition, the Iowa Commissioner has adopted rules regulating the issuance of stock by the Company in equity offerings.

     Insurance regulators have in recent years investigated allegations of improper sales practices by insurance agents, including churning and misleading sales presentations. The National Association of Insurance Commissioners has adopted a model law and regulation which would standardize the form and content of any illustrations provided to prospective purchasers of individual life insurance products. The model law has been enacted in a number of states. The Company expects that similar laws will eventually be enacted in additional states in which its subsidiaries sell individual life insurance products. There can be no assurance as to whether any such changes will have a material adverse impact on sales of such products by the industry as a whole or by the Company.

     Certain of the Company's insurance and annuity products are innovative and relatively new. The regulatory framework at the state and federal level applicable to such products is evolving. The changing regulatory framework could affect the design of such products and the Company's ability to sell certain products. For example, in August 1997, the SEC requested information and comments about the structure of equity index insurance products, the manner in which they are marketed and the federal securities law issues raised by equity index insurance products. It is possible that the SEC may propose new regulations or policies with respect to equity index insurance products which may affect the marketing of such products or impose requirements that some or all such products be registered with the SEC.

RISKS OF CLASS ACTION LITIGATION

     In recent years, a number of life insurance companies, including AmerUs Life, have been named defendants in class action lawsuits arising out of their business practices. AmerUs Life recently settled one such class action lawsuit, although the exact amount of such settlement is yet to be determined. Although AmerUs Life has denied all allegations against it and has vigorously defended against the remaining class action lawsuit which has been brought against AmerUs Life, there can be no assurance that such litigation, or similar litigation filed in the future, will not have a material adverse affect on the life insurance industry generally or on the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

RISKS RELATING TO THE CLOSED BLOCK

     In connection with the Reorganization, AmerUs Life was required to allocate specific assets for the benefit of insurance policies and annuities existing at the time of the Reorganization that pay dividends or provide interest credits. This is known as a "Closed Block." The Closed Block is designed to provide reasonable assurance to owners of policies included therein that, after the Reorganization, assets would be available to maintain the dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues. The investment performance of the assets in the Closed Block and the performance of the policies covered by the Closed Block will affect future dividends and interest credits. Any excess of cumulative favorable experience for Closed Block policies over unfavorable experience will be available for distribution over time to Closed Block policyowners and will not be available to AmerUs Life or the Company. Unless the Iowa Commissioner consents to an earlier termination, the Closed Block will continue to be in effect until the date on which none of the policies in the Closed Block remains in force.

     The Company will continue to pay guaranteed benefits under all policies, including the policies included in the Closed Block, in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block including investment income thereon prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, the Company will be required to make such payments from its general funds. The Company bears the costs of operating and managing the Closed Block and, accordingly, such costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future would be borne by the Company. See "Reorganization and Recent Acquisitions -- The Reorganization -- Establishment and Operation of the Closed Block."

RISKS RELATING TO YEAR 2000 COMPLIANCE

     As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate the date value "2000." Many existing application software products were designed to only accommodate a two digit date position which represents the year (e.g., the number "95" is stored on the system and represents the year
1995). As a result, the year 1999 (i.e., "99") is the maximum date value many systems will be able to accurately process. The Company formed a year 2000 working group to address potential problems posed by this development to assure that the Company is prepared for year 2000. Total estimated costs are in a range of $4 to $6 million with approximately $3 million to be incurred in 1998. However, if modifications and conversions to deal with year 2000 issues are not completed on a timely basis or are not fully effective, such issues may have a material adverse effect on the operations of the Company. All costs associated with year 2000 modifications and conversions will be expensed as incurred. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

CLASS A COMMON STOCK ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Class A Common Stock (including shares of the Company's Class B common stock converted into Class A Common Stock), or the perception that such sales could occur, could have an adverse effect on the price of the Class A Common Stock. As of December 31, 1997, AMHC beneficially owned 12,380,300 shares of Class A Common Stock. All of the shares of Class A Common Stock which are currently beneficially owned by AMHC are eligible for sale under SEC rules, subject to certain volume and timing limitations and restrictions imposed on AMHC, as a mutual holding company, by Iowa law.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of the Securities offered hereby are expected to be used for general corporate purposes. The proceeds from the sale of Capital Securities by the AmerUs Trusts will be invested in the Junior Subordinated Debt of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Capital Securities, the Company expects to use the net proceeds from the sale of such Junior Subordinated Debt to the AmerUs Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

                     REORGANIZATION AND RECENT ACQUISITIONS

THE REORGANIZATION

     BACKGROUND AND DESCRIPTION OF THE REORGANIZATION

     On October 27, 1995, the Board of Directors of American Mutual Life adopted the plan of reorganization (the "AmerUs Reorganization Plan"), pursuant to which AMHC was formed as a mutual insurance holding company and American Mutual Life was converted into a stock life insurance company and its name was changed to AmerUs Life Insurance Company.

     As part of the Reorganization, all of the shares of capital stock of AmerUs Life were issued to AMHC. Subsequently, AMHC contributed all of its shares of capital stock of AmerUs Life to AmerUs Group, which contributed such shares to the Company, AmerUs Group's then wholly-owned subsidiary. Under this structure, the Company is an intermediate holding company, with AmerUs Group as its direct controlling shareholder and AmerUs Life as its wholly-owned subsidiary. Under Iowa law, AMHC is required to retain direct or indirect ownership and control of shares which carry the right to cast a majority of the votes entitled to be cast by holders of the outstanding capital stock of AmerUs Life.

     Iowa legislation permits AMHC to demutualize, a process which would cause AMHC to convert from mutual to stock form and become publicly owned by shareholders. Pursuant to the Company's Articles of Incorporation, upon a demutualization of AMHC, all of the Company's shares of outstanding Class B Common Stock will automatically convert into shares of Class A Common Stock. See "Description of Capital Stock." AMHC has advised the Company that AMHC has no present plans to demutualize.

     ESTABLISHMENT AND OPERATION OF THE CLOSED BLOCK

     In connection with the Reorganization, the Closed Block was established. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block. The Closed Block was designed to provide reasonable assurance to policyowners included therein that, after the Reorganization, assets will be available to maintain the dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues. The establishment of the Closed Block did not alter, diminish, reduce or in any other way adversely affect these policyowners' contractual rights.

     Pursuant to the AmerUs Reorganization Plan, assets were allocated to the Closed Block at June 30, 1996 in an amount which the Company expects to produce cash flows which, together with anticipated revenues from the policies in the Closed Block, are expected to be sufficient to support the Closed Block business, including provision for payment of claims, taxes and certain other expenses and for the continuation of dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues or for appropriate adjustments in such scales and credits if the experience changes. The assets, including the revenue therefrom, allocated to the Closed Block will accrue solely to the benefit of policyowners included in the Closed Block business until such time as the Closed Block is no longer in effect. To the extent that over time cash flows from the assets allocated to the Closed Block and other experience relating to the Closed Block are, in the aggregate, more or less favorable than assumed in establishing the Closed Block, total dividends and interest credits paid to Closed Block policyowners in the future may be greater than or less than the total dividends and interest credits that would have been paid to these policyowners if the dividend scales and interest credits in effect prior to the Reorganization had been continued. Dividends and interest credits on policies included in the Closed Block, as in the past, will be declared at the discretion of AmerUs Life's Board of Directors and may vary from time to time (reflecting changes in investment, mortality, persistency and other experience factors).

     AmerUs Life will continue to pay guaranteed benefits under all policies, including the policies included in the Closed Block, in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block, including investment income thereon, prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, AmerUs Life will be required to make such payments from its general funds. AmerUs Life bears the costs of operating and managing the Closed Block and, accordingly, such costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future would be borne by AmerUs Life.

     The Closed Block will continue in effect until either (i) the last policy in the Closed Block is no longer in force or (ii) the Closed Block is dissolved. The AmerUs Reorganization Plan provides that the Closed Block may not be dissolved without the approval of the Iowa Commissioner, which approval could only be obtained if dissolution were demonstrated not to be adverse to the interests of the policyowners whose policies make up the Closed Block. If the Closed Block is dissolved, the assets associated with the Closed Block will become part of AmerUs Life's general funds. If the Closed Block is not dissolved, the expected life of the Closed Block is in excess of 75 years.

     At December 31, 1997, the Closed Block had assets of $1,391.8 million and liabilities of $1,623.4 million. The excess of Closed Block Liabilities over Closed Block Assets represents the expected future after-tax contributions (before certain other expense charges, which were not funded in the Closed Block) from the Closed Block which may be recognized in income over the period the policies in the Closed Block remain in force.

     If the actual contribution from the Closed Block in any given period equals or exceeds the expected contribution for such period as determined at the establishment of the Closed Block, only the expected contribution would be recognized in income from continuing operations for that period. Any excess of the actual contribution over the expected contribution is recognized in income from continuing operations to the extent that the aggregate expected contribution for all prior periods exceeded the aggregate actual contribution. Any remaining excess of actual contribution over expected contributions would be accrued in the Closed Block as a liability for future policyowners' dividends. This accrual for future dividends effectively limits the actual Closed Block contribution recognized in income from continuing operations to the Closed Block contribution expected to emerge from operation of the Closed Block as determined as of the date of establishment of the Closed Block.

     If the actual contribution from the Closed Block in any given period is less than the expected contribution for that period, because changes in dividends scales are inadequate to offset the negative performance in relation to the expected performance, the contribution inuring to shareholders of AmerUs Life will be reduced. If a liability for policyowners' dividends had been previously established in the Closed Block because the actual contribution to the relevant date had exceeded the expected contribution to such date, such liability would be reduced (but not below zero) in any periods in which the actual contribution for that period is less than the expected contribution for such period.

ACQUISITION OF DELTA LIFE CORPORATION

     On October 23, 1997, the Company acquired all of the outstanding capital stock of Delta for approximately $165 million in cash. The principal asset of Delta is its wholly-owned subsidiary, Delta Life, a Tennessee-domiciled life insurance company and, following its acquisition by the Company, redomiciled to Iowa in 1998. Delta Life is licensed in the District of Columbia and in all states except New York, and specializes in the sale of individual single and flexible premium deferred annuities, primarily in the southeastern, western, southwestern and midwestern regions of the United States. Sales are made primarily through a network of over 3,300 independent agents. Approximately 58% of Delta Life's 1997 direct collected premiums were derived from retirement-oriented tax-qualified annuities. As of December 31, 1997, Delta Life had approximately 52,000 annuity contracts outstanding.

     Delta Life's strategy is to structure its fixed annuity products to appeal to the conservative retirement saver who is seeking principal preservation and consistency of earnings. Most of Delta Life's products are innovative in that they incorporate a fixed contractual management fee. In addition to offering a lifetime guaranteed minimum interest crediting rate and an annual guaranteed interest crediting rate, these annuities also require the crediting of the interest rate earned on the assets supporting the respective policies after deducting the contractual management fee. Over 70% of policyowners' assets are invested in securities issued, secured or guaranteed by the U.S. Government, government agencies or government instrumentalities.

     The Delta Acquisition increased the Company's presence in the rapidly growing asset accumulation business, significantly expanded the Company's distribution capacity, provided the Company access to Delta's extensive marketing capabilities, expanded the Company's presence in the south and southeast and expanded the Company's offering of competitive products that meet the demands of consumers. By integrating the operations of Delta Life with those of AmerUs Life, the Company substantially reduced the unit costs of both AmerUs Life's and Delta Life's general insurance expenses and investment expenses by spreading fixed costs over a larger revenue base. The Delta Acquisition also increased and diversified the Company's distribution channels.

ACQUISITION OF AMVESTORS FINANCIAL CORPORATION

     On December 19, 1997 the Company acquired AmVestors in a stock exchange valued at approximately $350 million. AmVestors' principal operating subsidiaries are American, a Kansas domiciled life insurance company licensed in 48 states and the District of Columbia and FBL, a Kansas domiciled life insurance company doing business in 40 states, the District of Columbia and the U.S. Virgin Islands. AmVestors distributes its products through a national network of approximately 7,800 licensed independent agents. As of December 31, 1997, AmVestors had approximately 104,000 annuity contracts outstanding.

     AmVestors specializes in the sale of annuity products, further strengthening the Company's presence in the rapidly growing asset accumulation and retirement savings markets. AmVestors' strategy is to focus on the dynamics of the growing retirement market and the need for easily-administered, low-risk annuities. AmVestors continually enhances its products based on market conditions. The time frame for new product releases is generally less than two months from conceptualization to rollout. Outstanding service to its policyholders, including easy-to-read statements; quick delivery of policies and turnaround on customer service calls; 24-hour-a-day product and customer information availability and systematic withdrawal represent other areas of strategic focus of AmVestors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following analysis of the consolidated results of operations and financial condition of the Company should be read in conjunction with the Selected Consolidated Financial and Operating Data and the Consolidated Financial Statements of the Company and related notes included elsewhere or incorporated by reference in this Prospectus.

OVERVIEW

     The Company is a holding company engaged through its subsidiaries in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. Since April 1, 1996 the Company has been a party to the Ameritas Joint Venture with Ameritas, through which it markets fixed annuities and sells variable annuities and variable life insurance products. See "Business -- Products."

     In accordance with GAAP, universal life insurance premiums and annuity deposits received are reflected as increases in liabilities for policyowner account balances and not as revenues. Revenues reported for universal life and annuity products consist of policy charges for the cost of insurance, administration charges and surrender charges assessed against policyowner account balances. Surrender benefits paid relating to universal life insurance policies and annuity products are reflected as decreases in liabilities for policyowner account balances and not as expenses. Amounts for interest credited to universal life and annuity policyowner account balances and benefit claims in excess of policyowner account balances are reported as expenses in the financial statements. The Company receives investment income earned from the funds deposited into account balances by universal life and annuity policyowners, the majority of which is passed through to such policyowners in the form of interest credited.

     Premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits and policy acquisition costs are recognized as expenses over the life of the policy by means of a provision for future policy benefits and amortization of deferred policy acquisition costs.

     The costs related to acquiring new business, including certain costs of issuing policies and certain other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are capitalized and amortized as an expense primarily in proportion to expected profits or margins from such policies. This amortization is adjusted when current or estimated future gross profits or margins on the underlying policies vary from previous estimates. For example, the amortization of deferred policy acquisition costs is accelerated when policy terminations are higher than originally estimated or when investments supporting the policies are sold at a gain prior to their anticipated maturity. Death and other policyowner benefits reflect exposure to mortality risk and fluctuate from period to period based on the level of claims incurred within insurance retention limits. The profitability of the Company is primarily affected by expense levels, interest spread results (i.e., the excess of investment earnings over the interest credited to policyowners) and fluctuations in mortality, persistency and other policyowner benefits. The Company has the ability to mitigate adverse experience through adjustments to credited interest rates, policyowner dividends or cost of insurance charges.

ADJUSTED OPERATING INCOME

     The following table reflects net income adjusted to eliminate certain items (net of applicable income taxes) which management believes are not necessarily indicative of overall operating trends, including net realized gains or losses on investments. Different items are likely to occur in each period presented and others may have different opinions as to which items may warrant adjustment. The adjusted operating income shown below does not constitute net income computed in accordance with GAAP.

                                                               YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------------
                                                 1997        1996        1995       1994        1993
                                                 ----        ----        ----       ----        ----
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income..................................    $58,059    $ 74,173    $ 69,348    $ 6,667    $ 31,209
Net realized (gains) losses on
  investments(A)............................     (9,008)    (42,552)    (32,244)    11,223     (10,187)
Equity add-on tax(B)........................         --       4,480          --      9,585          --
Reorganization costs(C).....................         --       1,522       1,426         --          --
Adoption of SFAS 106(D).....................         --          --          --         --       3,214
                                                -------    --------    --------    -------    --------
Adjusted operating income...................    $49,051    $ 37,623    $ 38,530    $27,475    $ 24,236
                                                =======    ========    ========    =======    ========
Adjusted operating income per common
  share.....................................      $2.08       $1.62       $1.66         --          --

-------------------------
(A) Represents realized gains or losses on investments less that portion of the amortization of deferred policy acquisition costs adjusted for income taxes on such amounts. Realized gains may vary widely between periods. Such amounts are determined by management's timing of individual transactions and do not necessarily correspond to the underlying operating trends.

(B) Represents the mutual life insurance company equity add-on tax, which is applicable only to mutual life insurance companies and which the Company believes is not applicable to the Company after June 30, 1996 due to AmerUs Life's conversion into a stock company.

(C) Represents costs directly related to the Reorganization consisting primarily of printing, postage, legal and consulting costs adjusted for income taxes on such amounts. These costs were not of a continuing nature and were not expected to have any effect on future operations.

(D) As of January 1, 1993, the Company adopted SFAS 106, pursuant to which the cost of certain post-retirement benefits must be recognized on an accrual basis as employees perform services to earn such benefits. The Company's transition obligation as of January 1, 1993 amounted to approximately $3.2 million, net of income tax benefits, and was recorded as a cumulative effect adjustment to net income.

RECENT ACQUISITIONS

     The Company acquired all of the outstanding stock of Delta on October 23, 1997, for approximately $165 million in cash. The transaction was accounted for as a purchase and accordingly, the Company's results of operations include Delta from the date of purchase. The Company acquired all of the outstanding stock of AmVestors on December 19, 1997, in a stock exchange valued at approximately $350 million. This transaction was also accounted for as a purchase and the Company's results of operations include AmVestors from the date of purchase. See "Reorganization and Recent Acquisitions -- Acquisition of Delta Life Corporation and -- Acquisition of AmVestors Financial Corporation".

THE CLOSED BLOCK

     The Closed Block was established on June 30, 1996. Insurance policies which had a dividend scale in effect as of June 30, 1996 were included in the Closed Block. The Closed Block was designed to provide reasonable assurance to owners of insurance policies included therein that, after the Reorganization, assets would be available to maintain the dividend scales and interest credits in effect prior to the Reorganization if the experience underlying such scales and credits continues. See "Risk Factors -- Risks Relating to the Closed Block" and "Reorganization and Recent Acquisitions -- Establishment and Operation of the Closed Block".

     The contribution to the operating income of the Company from the Closed Block is reported as a single line item in the income statement. Accordingly, premiums, product charges, investment income, realized gains (losses) on investments, policyowner benefits and dividends attributable to the Closed Block, less certain minor expenses including amortization of deferred policy acquisition costs, are shown as a net number under the caption the "Contribution from the Closed Block." This results in material reductions in the respective line items in the income statement while having no effect on net income. The expenses associated with the administration of the policies included in the Closed Block and the renewal commissions on these policies are not charged against the Contribution from the Closed Block, but rather are grouped with underwriting, acquisition and insurance expenses. Also, all assets allocated to the Closed Block are grouped together and shown as a separate item entitled "Closed Block Assets." Likewise, all liabilities attributable to the Closed Block are combined and disclosed as the "Closed Block Liabilities."

COMBINED RESULTS OF OPERATIONS

     Since the operating results from the Closed Block are reported on one line of the income statement, "Contribution from the Closed Block," individual income statement components are not fully comparable with those prior to the establishment of the Closed Block. Management believes that the presentation of the results of operations for 1997 on a combined basis as if the Closed Block had not been formed facilitates comparability with the results of operations for 1996 prior to the formation of the Closed Block and for 1995. Accordingly, the combined presentation set forth below includes certain revenues and expenses associated with policies included in the Closed Block. Such presentation does not, however, affect the Company's reported net income.

                                                                  YEAR ENDED DECEMBER 31, 1997
                                                                --------------------------------
                                                                   AS        CLOSED
                                                                REPORTED     BLOCK      COMBINED
                                                                --------     ------     --------
                                                                         (IN THOUSANDS)
Revenues
  Insurance premiums........................................    $ 48,127    $206,145    $254,272
  Product charges...........................................      43,441      17,464      60,905
  Net investment income.....................................     224,431     113,759     338,190
  Realized gains on investments.............................      13,791         718      14,509
  Contribution from the Closed Block........................      31,045     (31,045)         --
                                                                --------    --------    --------
       Total revenues.......................................     360,835     307,041     667,876
Benefits and expenses
  Policyowner benefits......................................     193,237     209,377     402,614
  Underwriting, acquisition and insurance expenses..........      51,663       6,603      58,266
  Amortization of deferred policy acquisition costs.........      20,987      31,470      52,457
  Dividends to policyowners.................................       1,587      59,591      61,178
                                                                --------    --------    --------
       Total benefits and expenses..........................     267,474     307,041     574,515
Income from operations......................................      93,361          --      93,361
Interest expense............................................      14,980          --      14,980
                                                                --------    --------    --------
Income before income tax expense and equity in earnings of
  unconsolidated subsidiary.................................      78,381          --      78,381
Income tax expense..........................................      22,022          --      22,022
                                                                --------    --------    --------
Income before equity in earnings of unconsolidated
  subsidiary................................................      56,359          --      56,359
Equity in earnings of unconsolidated subsidiary.............       1,700          --       1,700
                                                                --------    --------    --------
       Net income...........................................    $ 58,059    $     --    $ 58,059
                                                                ========    ========    ========

                                                                  YEAR ENDED DECEMBER 31, 1996
                                                                --------------------------------
                                                                   AS        CLOSED
                                                                REPORTED     BLOCK      COMBINED
                                                                --------     ------     --------
                                                                         (IN THOUSANDS)
Revenues
  Insurance premiums........................................    $138,476    $108,315    $246,791
  Product charges...........................................      49,347       9,324      58,671
  Net investment income.....................................     228,625      56,329     284,954
  Realized gains on investments.............................      65,983         481      66,464
  Contribution from the Closed Block........................      19,909     (19,909)         --
                                                                --------    --------    --------
       Total revenues.......................................     502,340     154,540     656,880
Benefits and expenses
  Policyowner benefits......................................     261,869     103,951     365,820
  Underwriting, acquisition and insurance expenses..........      54,857       2,969      57,826
  Amortization of deferred policy acquisition costs.........      40,160      18,412      58,572
  Dividends to policyowners.................................      26,324      29,208      55,532
                                                                --------    --------    --------
       Total benefits and expenses..........................     383,210     154,540     537,750
Income from operations......................................     119,130          --     119,130
Interest expense............................................       2,142          --       2,142
                                                                --------    --------    --------
Income before income tax expense and equity in earnings of
  unconsolidated subsidiary.................................     116,988          --     116,988
Income tax expense..........................................      43,859          --      43,859
                                                                --------    --------    --------
Income before equity in earnings of unconsolidated
  subsidiary................................................      73,129          --      73,129
Equity in earnings of unconsolidated subsidiary.............       1,044          --       1,044
                                                                --------    --------    --------
       Net income...........................................    $ 74,173    $     --    $ 74,173
                                                                ========    ========    ========

     1997 COMPARED TO 1996

     A summary of the Company's combined revenues, including revenues associated with the Closed Block, follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                               1997        1996
                                                               ----        ----
                                                                (IN THOUSANDS)
Insurance premiums
  Traditional life insurance premiums....................    $236,878    $228,986
  Immediate annuity and supplementary contract
     premiums............................................      17,238      16,082
  Other premiums.........................................         156       1,723
                                                             --------    --------
       Total insurance premiums..........................     254,272     246,791
Universal life product charges...........................      59,236      57,834
Annuity product charges..................................       1,669         837
                                                             --------    --------
       Total product charges.............................      60,905      58,671
Net investment income....................................     338,190     284,954
Realized gains on investments............................      14,509      66,464
                                                             --------    --------
       Total revenues....................................    $667,876    $656,880
                                                             ========    ========

     In 1997, individual life and annuity premiums and product charges increased by $11.2 million to $315.0 million, or 3.7%, from $303.8 million in 1996. Included in this increase was $1.2 million of premium and product charges earned in the fourth quarter resulting primarily from Delta. Insurance premiums increased by $7.5 million to $254.3 million in 1997 compared to $246.8 million in 1996. Traditional life insurance premiums increased by $7.9 million in 1997. The increase in traditional life insurance premiums in 1997 was primarily the result of continued growth in renewal premiums and also the increased sales of term life insurance products. Changes in the level of immediate annuity deposits and supplementary contract premiums were primarily the result of fluctuations in immediate annuity and supplementary contract sales. Other premiums decreased in 1997 primarily due to the sale of the Company's remaining group life operation in 1996.

     Universal life product charges increased slightly in 1997 primarily due to increased cost of insurance charges as a result of the normal aging of that block of business. Annuity product charges for 1997 included $0.7 million earned in the fourth quarter by recently acquired companies.

     Net investment income increased by $53.3 million to $338.2 million in 1997 compared to $284.9 million in 1996. Included in the 1997 increase in net investment income was $30.2 million of net investment income from recently acquired companies during the fourth quarter. The remaining $23.1 million increase in 1997 was attributable to an increase in average invested assets and effective yields on average invested assets. Average invested assets (excluding market value adjustments and acquisitions) in 1997 increased by $111.5 million from 1996, and the effective yield on average invested assets (excluding market value adjustments and acquisitions) increased to 7.89% in 1997 from 7.55% in 1996. Contributing to the higher yields in 1997 was investment income of $10.1 million from equity in earnings of certain investment partnerships.

     Realized gains on investments were $14.5 million in 1997 compared to gains of $66.4 million in 1996. Included in the amounts for 1996 were approximately $51.1 million of gains from the sale of common stock as a result of the liquidation of the Company's equity portfolio primarily during the first quarter of 1996.

     A summary of the Company's combined policyowner benefits, including policyowner benefits associated with the Closed Block, follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                                ----       ----
                                                                (IN THOUSANDS)
Traditional life insurance
  Death benefits............................................  $ 40,821   $ 32,251
  Change in liability for future policy benefits and other
     policy benefits........................................   170,275    160,036
                                                              --------   --------
     Total traditional life insurance benefits..............   211,096    192,287
Universal life insurance
  Death benefits in excess of cash value....................    24,682     23,871
  Interest credited to policyowner account balances.........    45,232     43,203
  Other policy benefits.....................................     3,453      3,026
                                                              --------   --------
     Total universal life insurance benefits................    73,367     70,100
Annuities
  Interest credited to deferred annuity account balances....    80,440     66,254
  Other annuity benefits....................................    37,133     34,334
                                                              --------   --------
     Total annuity benefits.................................   117,573    100,588
Miscellaneous benefits......................................       578      2,845
                                                              --------   --------
     Total policyowner benefits.............................  $402,614   $365,820
                                                              ========   ========

     Total policyowner benefits were $402.6 million in 1997 compared to $365.8 million in 1996 or an increase of $36.8 million. The 1997 amount included fourth quarter benefits of acquired companies of $23.4 million consisting primarily of interest credited to annuity account balances and other annuity benefits.

     Traditional life insurance benefits increased by $18.8 million in 1997. The increase in 1997 was primarily due to the growth and aging of the business in force and increased death benefits as a result of higher mortality. Universal life insurance benefits increased by $3.3 million in 1997. The increased benefits in 1997 were due to increased interest credited to policyowner account balances and increased death benefits due to higher mortality. While the weighted average crediting rate for AmerUs Life's universal life liabilities decreased four basis points to 6.23% in 1997 from 6.27% in 1996, AmerUs Life's average liabilities increased by $33.7 million from 1996 to 1997, resulting in the increased credited amounts in 1997.

     Annuity benefits, including the fourth quarter results of recent acquisitions, were $117.6 million, an increase of $17.0 million compared to 1996. The annuity benefits of recent acquisitions amounted to $23.2 million which were partially offset by a $6.2 million decrease in AmerUs Life's annuity benefits in 1997 to $94.4 million compared to $100.6 million in 1996. The decrease in AmerUs Life's annuity benefits during 1997 was due to reduced interest credited to policyowner account balances. The weighted average crediting rate for AmerUs Life's individual deferred annuity liabilities decreased eleven basis points to 5.25% in 1997 compared to 5.36% in 1996 and AmerUs Life's average deferred annuity liabilities decreased by $119.1 million from 1996 to 1997, also contributing to the lower interest credited amounts in 1997 for AmerUs Life. Most annuity sales after May, 1996 have been recorded by the Ameritas Joint Venture, resulting in a decrease in the average deferred annuity liabilities at AmerUs Life.

     Miscellaneous benefits decreased in 1997 primarily due to the sale of the Company's remaining group life operation in 1996.

     A summary of the Company's combined expenses, including expenses associated with the Closed Block, follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                               1997        1996
                                                               ----        ----
Commission expense, net of deferrals.....................    $  8,252    $  7,892
Other underwriting, acquisition and insurance expenses,
  net of deferrals.......................................      50,014      49,934
Amortization of deferred policy acquisition costs........      52,457      58,572
                                                             --------    --------
     Total expenses......................................    $110,723    $116,398
                                                             ========    ========

     The Company's commission expense, net of deferrals, increased by $0.4 million to $8.3 million in 1997, compared to $7.9 million in 1996. The increase in 1997 was primarily the result of the fourth quarter commission expense, net of deferrals, of the Company's recent acquisitions. Other underwriting, acquisition and insurance expenses, net of deferrals, were $50.0 million in 1997, compared to $49.9 million in 1996. Included in the 1997 expenses were $4.1 million of fourth quarter expenses, net of deferrals, attributable to the recently acquired companies.

     Excluding recently acquired companies, other underwriting, acquisition and insurance expenses, net of deferrals, decreased by $4.0 million to $45.9 million in 1997. This decrease in expenses during 1997 was primarily due to the establishment of a $5.0 million litigation reserve during 1996 in connection with certain class action litigation, partially offset by a $1.3 million write-off of expenses during 1997 related to the former bank credit facility which was replaced by a new agreement in the fourth quarter of 1997.

     The amortization of deferred policy acquisition costs decreased by $6.1 million in 1997. Deferred policy acquisition costs are generally amortized in proportion to gross margins, including realized capital gains. Higher death benefits and lower realized capital gains in 1997, compared to 1996, contributed to lower gross margins in 1997 on products for which deferred costs are amortized, resulting in the lower amortization in 1997.

     Dividends to policyowners increased by $5.7 million, to $61.2 million in 1997 compared to $55.5 million in 1996. The increase in dividends was primarily the result of the growth and aging of in force business. Traditional life reserves grew 8.1% to the end of 1997, to $1.31 billion. The weighted average dividend interest rate credited to these policies was 7.19% in 1997 compared to 7.17% in 1996.

     Income from operations decreased by $25.7 million, to $93.4 million in 1997 compared to $119.1 million in 1996. Recent acquisitions added $3.3 million of income from operations during the fourth quarter. However, the overall decrease in 1997 income from operations was primarily due to the decrease in realized gains on investments in 1997.

     Interest expense increased by $12.9 million in 1997 to $15.0 million compared to $2.1 million in 1996. The increase in interest expense in 1997 was primarily due to the interest expense on the capital securities issued by the Company during 1997 and interest expense on the revolving line of credit. This added interest expense was largely offset by investment of the borrowed funds which contributed to the growth in invested assets and the higher investment earnings of 1997.

     Income before income tax expense and equity in earnings of unconsolidated subsidiary decreased by $38.6 million to $78.4 million in 1997 compared to $117.0 million in 1996. While acquisitions added $3.3 million of income before income tax expense during the fourth quarter, the overall decrease in 1997 income resulted primarily from the decrease in realized gains on investments in 1997.

     Income tax expense decreased by $21.8 million in 1997 to $22.0 million compared to $43.8 million in 1996. The decrease in 1997 was primarily due to the lower pre-tax income as a result of the lower realized gains on investments, a $4.5 million provision for the equity add-on tax included in the first half of 1996, and increased tax credits of $3.9 million in 1997. The equity add-on tax is applicable only to mutual life insurance companies and the Company believes such tax is not applicable to the Company after June 30, 1996 due to the conversion of AmerUs Life into a stock company.

     Net income decreased by $16.1 million in 1997 to $58.1 million compared to $74.2 million in 1996. Net income for 1997 included $1.8 million resulting from acquisitions during the fourth quarter. The overall lower net income for 1997 was primarily due to lower realized gains on investments.

     1996 COMPARED TO 1995

     A summary of the Company's combined revenues, including revenues associated with the Closed Block, follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1996       1995
                                                             ----       ----
                                                             (IN THOUSANDS)
Insurance premiums
  Traditional life insurance premiums....................  $228,986   $219,732
  Immediate annuity and supplementary contract
     premiums............................................    16,082     17,659
  Other premiums.........................................     1,723      6,696
                                                           --------   --------
     Total insurance premiums............................   246,791    244,087
Universal life product charges...........................    57,834     56,763
Annuity product charges..................................       837        607
                                                           --------   --------
     Total product charges...............................    58,671     57,370
Net investment income....................................   284,954    285,244
Realized gains on investments............................    66,464     51,387
                                                           --------   --------
     Total revenues......................................  $656,880   $638,088
                                                           ========   ========

     In 1996, individual life and annuity premiums and product charges increased by $9.0 million to $303.8 million, or 3.1%, from $294.8 million in 1995. Insurance premiums increased by $2.7 million to $246.8 million in 1996 compared to $244.1 million in 1995. Traditional life insurance premiums increased by $9.3 million in 1996. The increase in traditional life insurance premiums in 1996 was primarily the result of continued growth in renewal premiums. Changes in the level of immediate annuity deposits and supplementary contract premiums were primarily the result of fluctuations in immediate annuity and supplementary contract sales. Other premiums decreased significantly in 1996 primarily due to the Company's exit from several group life and long-term disability reinsurance pools in the second half of 1995 and the sale of the Company's remaining group life operation in the third quarter of 1996.

     Universal life product charges increased slightly in 1996 primarily due to increased cost of insurance charges as a result of the normal aging of that block of business.

     Net investment income decreased by $0.3 million to $284.9 million in 1996 compared to $285.2 million in 1995. The decrease in net investment income in 1996 was attributable to an increase in average invested assets more than offset by declines in the effective yields on average invested assets. Average invested assets (excluding market value adjustments) increased by $171.8 million largely as a result of the investment of the $175.0 million proceeds from bank borrowings late during the year. The effective yield on average invested assets (excluding market value adjustments) decreased to 7.55% in 1996 from 7.88% in 1995. The decrease in effective yield in 1996 was primarily due to lower bond yields and the timing of the investment of the proceeds from the bank borrowing.

     Realized gains on investments were $66.4 million in 1996 compared to gains of $51.4 million in 1995. Included in the amounts for 1996 were approximately $51.1 million of gains from the sale of common stock as a result of the liquidation of the Company's equity portfolio which commenced in 1995. The increase in gains of $15.0 million in 1996 resulted primarily from increased sales of common stock in the investment portfolio. The sale of common stock in 1996 and 1995 was a direct result of the Company's decision to reduce the level of equity securities as a percentage of its investment portfolio on a long-term basis. Proceeds from these sales were invested primarily in fixed maturity securities.

     A summary of the Company's combined policyowner benefits, including policyowner benefits associated with the Closed Block, follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                               1996        1995
                                                               ----        ----
                                                                (IN THOUSANDS)
Traditional life insurance
  Death benefits.........................................    $ 32,251    $ 32,196
  Change in liability for future policy benefits and
     other policy benefits...............................     160,036     152,742
                                                             --------    --------
       Total traditional life insurance benefits.........     192,287     184,938
Universal life insurance
  Death benefits in excess of cash value.................      23,871      20,802
  Interest credited to policyowner account balances......      43,203      41,532
  Other policy benefits..................................       3,026       5,218
                                                             --------    --------
       Total universal life insurance benefits...........      70,100      67,552
Annuities
  Interest credited to deferred annuity account
     balances............................................      66,254      78,120
  Other annuity benefits.................................      34,334      35,582
                                                             --------    --------
       Total annuity benefits............................     100,588     113,702
Miscellaneous benefits...................................       2,845       8,428
                                                             --------    --------
       Total policyowner benefits........................    $365,820    $374,620
                                                             ========    ========

     Total policyowner benefits were $365.8 million in 1996 compared to $374.6 million in 1995. Traditional life insurance benefits increased by $7.3 million in 1996 primarily due to the growth and aging of the business in force. Universal life insurance benefits increased by $2.5 million in 1996. The increased benefits in 1996 were due to increased interest credited to policyowner account balances and increased death benefits due to higher mortality. While the weighted average crediting rate for AmerUs Life's universal life liabilities decreased 19 basis points to 6.27% in 1996 from 6.46% in 1995, the AmerUs Life's average liabilities increased by $39.8 million from 1995 to 1996, resulting in the increased interest credited amounts in 1996.

     Annuity benefits decreased $13.1 million in 1996 to $100.6 million compared to $113.7 million in 1995, primarily due to reduced interest credited to policyowner account balances. The weighted average crediting rate for AmerUs Life's individual deferred annuity liabilities decreased 80 basis points to 5.36% in 1996 compared to 6.16% in 1995 and AmerUs Life's average deferred annuity liabilities decreased by $71.0 million from 1995 to 1996, also contributing to the lower interest credited amounts in 1996.

     Miscellaneous benefits decreased significantly in 1996 primarily due to the Company's exit from several group life and long-term disability reinsurance pools in the second half of 1995 and the sale of the Company's remaining group life operation in the third quarter of 1996.

     A summary of the Company's combined expenses, including expenses associated with the Closed Block, follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                               1996        1995
                                                               ----        ----
                                                                (IN THOUSANDS)
Commission expense, net of deferrals.....................    $  7,892    $ 10,448
Other underwriting, acquisition and insurance expenses,
  net of deferrals.......................................      49,934      40,461
Amortization of deferred policy acquisition costs........      58,572      50,239
                                                             --------    --------
     Total expenses......................................    $116,398    $101,148
                                                             ========    ========

     The Company's commission expense, net of deferrals, decreased by $2.5 million to $7.9 million in 1996 compared to $10.4 million in 1995. The reduction in 1996 was primarily due to a decrease in gross commission expense as a result of lower life insurance sales in 1996 and the transfer of new annuity sales to the Ameritas Joint Venture in May 1996. Other underwriting, acquisition and insurance expenses, net of deferrals, increased to $49.9 million in 1996 from $40.5 million in 1995. The increase in expenses in 1996 was due to increased settlements and associated legal fees of $4.7 million, primarily due to the $5.0 million class action litigation reserve; expenses related to changing the name of the Company of $0.7 million; higher premium taxes of $1.1 million due to a one-time adjustment to the amortization of the guaranty association asset and an increased accrual for estimated future assessments; combined with a gain of $3.1 million recorded against 1995 expenses resulting from the curtailment of the Company's defined benefit pension plans effective December 31, 1995.

     The amortization of deferred policy acquisition costs increased by $8.3 million in 1996. The increased amortization in 1996 was primarily due to higher gross margins, including increased realized capital gains in 1996, on products for which deferred costs are amortized.

     Dividends to policyowners increased by $6.1 million, or 12.3%, to $55.5 million in 1996 compared to $49.4 million in 1995. The increase in dividends was primarily the result of the growth and aging of in force business. Traditional life reserves grew 7.7% from the end of 1995 to the end of 1996. The weighted average dividend rate credited to these policies was 7.17% in 1996 compared to 7.14% in 1995.

     Income from operations increased to $119.1 million in 1996, compared to $112.9 million in 1995. The increase in 1996 resulted primarily from the increase in realized gains on investments.

     Income before income tax expense and equity in earnings of unconsolidated subsidiary increased by $6.5 million to $117.0 million in 1996 compared to $110.5 million in 1995. The increase in 1996 resulted primarily from the increase in realized gains on investments.

     Income tax expense increased by $2.6 million in 1996 to $43.8 million compared to $41.2 million in 1995. The increase in 1996 income taxes was primarily the result of the higher pre-tax income due primarily to the increased realized gains on investments and a $4.5 million provision for the equity add-on tax in the first half of 1996, partially offset by $2.7 million of low-income housing tax credits in 1996. The equity add-on tax is applicable only to mutual life insurance companies and the Company believes such tax is not applicable to the Company after June 30, 1996 due to the conversion of AmerUs Life into a stock company.

     Net income increased by $4.9 million in 1996 to $74.2 million compared to $69.3 million in 1995. The increased net income in 1996 was primarily due to higher realized gains on investments.

LIQUIDITY AND CAPITAL RESOURCES

     THE COMPANY

     The Company's cash flows from operations consist of dividends from subsidiaries, if declared and paid, interest income on loans and advances to its subsidiaries (including a surplus note issued to the Company by AmerUs Life), investment income on assets held by the Company and fees which the Company charges its subsidiaries and certain other of its affiliates for management services, offset by the expenses incurred for debt service, salaries and other expenses.

     The Company intends to rely primarily on dividends and interest income from its life insurance subsidiaries in order to make dividend payments to its shareholders. The payment of dividends by its life insurance subsidiaries is regulated under various state laws. Under Iowa law, AmerUs Life and Delta Life may pay dividends only from the earned surplus arising from their respective businesses and must receive the prior approval of the Iowa Commissioner to pay any dividend that would exceed certain statutory limitations. The current statutory limitation is the greater of (i) 10% of the respective company's policyowners' surplus as of the preceding year end or (ii) the net gain from operations for the previous calendar year. Iowa law gives the Iowa Commissioner broad discretion to disapprove requests for dividends in excess of these limits. Based on these limitations and 1997 results, AmerUs Life and Delta Life would have been able to pay approximately $58 million and $8 million in dividends in 1998 respectively without obtaining the Iowa Commissioner's approval. The payment of dividends by American and FBL is regulated under Kansas law, which has statutory limitations similar to those in place in Iowa. Based on these limitations and 1997 results, AmVestors' subsidiaries could pay approximately $15 million in dividends in 1998. On February 26, 1998 AmerUs Life paid the Company $5 million in dividends. Based upon the cumulative limitations and 1997 results, the Company's subsidiaries could pay an estimated $75 million in additional dividends in 1998 without obtaining regulatory approval.

     On October 23, 1997, the Company entered into a $250 million revolving credit facility with a syndicate of lenders (the "Bank Credit Facility") to be used to replace its existing revolving credit facility, to finance the acquisition of Delta, to finance permitted mergers and acquisitions and for other general corporate purposes. The Bank Credit Facility is secured by a pledge of approximately 49.9% of the outstanding common stock of AmerUs Life, 100% of the outstanding common stock of Delta and a $50 million 9% surplus note payable to the Company by AmerUs Life. As of December 31, 1997, there was an outstanding loan balance of $250 million under the facility. The Bank Credit Facility provides for typical events of default and covenants with respect to the conduct of the business of the Company and its subsidiaries and requires the maintenance of various financial levels and ratios. Among other covenants, the Company (a) cannot have a leverage ratio greater than 0.35:1.0 or an interest coverage ratio less than 2.5:1.0, (b) is prohibited from paying cash dividends on its common stock in excess of an amount equal to 3% of its consolidated net worth as of the last day of the preceding fiscal year, and (c) must cause certain of its subsidiaries, including AmerUs Life and Delta Life, to maintain certain ratings from A.M. Best and certain levels of adjusted capital and surplus and risk-based capital.

     The Company may from time to time review other potential acquisition opportunities. The Company anticipates that funding for any such acquisition may be provided from available cash resources, from debt or equity financing or stock-for-stock acquisitions. In the future, the Company anticipates that its liquidity and capital needs will be met through interest and dividends from its life insurance subsidiaries, accessing the public equity and debt markets depending upon market conditions, or alternatively from bank financing.

     LIFE INSURANCE SUBSIDIARIES

     The cash inflows of the Company's life insurance subsidiaries consist primarily of premium income, deposits to policyowner account balances, income from investments, sales, maturities and calls of investments and repayments of investment principal. Cash outflows are primarily related to withdrawals of policyowner account balances, investment purchases, payment of policy acquisition costs, payment of policyowner benefits, income taxes and current operating expenses. Life insurance companies generally produce a positive cash flow from operations, as measured by the amount by which cash inflows are adequate to meet benefit obligations to policyowners and normal operating expenses as they are incurred. The remaining cash flow is generally used to increase the asset base to provide funds to meet the need for future policy benefit payments and for writing new business.

     Management anticipates that funds to meet its short-term and long-term capital expenditures, cash dividends to shareholders and operating cash needs will come from existing capital and internally generated funds. Management believes that the current level of cash and available-for-sale and short-term securities, combined with expected net cash inflows from operations, maturities of fixed maturity investments, principal payments on mortgage-backed securities and its insurance products, will be adequate to meet the anticipated short-term cash obligations of the Company's life insurance subsidiaries.

     The Company and its subsidiaries generated cash flows from operating activities of $224.4 million, $147.6 million and $189.1 million for the years ended December 31, 1997, 1996 and 1995 respectively. Excess operating cash flows were primarily used to increase the Company's fixed maturity investment portfolio.

     Matching the investment portfolio maturities to the cash flow demands of the type of insurance being provided is an important consideration for each type of life insurance product and annuity. The Company continuously monitors benefits and surrenders to provide projections of future cash requirements. As part of this monitoring process, the Company performs cash flow testing of its assets and liabilities under various scenarios to evaluate the adequacy of reserves. In developing its investment strategy, the Company establishes a level of cash and securities which, combined with expected net cash inflows from operations, maturities of fixed maturity investments and principal payments on mortgage-backed securities, are believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience since withdrawal and surrender levels are influenced by such factors as the interest rate environment and the claims-paying and financial strength ratings of the Company's life insurance subsidiaries.

     The Company takes into account asset-liability management considerations in the product development and design process. Contract terms for the Company's interest-sensitive products include surrender and withdrawal provisions which mitigate the risk of losses due to early withdrawals. These provisions generally do one or more of the following: limit the amount of penalty-free withdrawals, limit the circumstances under which withdrawals are permitted, or assess a surrender charge or market value adjustment relating to the underlying assets. The following table summarizes statutory liabilities for interest-sensitive life products and annuities by their contractual withdrawal provisions at December 31, 1997 (dollars in millions):

Not subject to discretionary withdrawal.....................    $  412.9
Subject to discretionary withdrawal with adjustments:
  Specified surrender charges(A)............................     4,546.9
  Market value adjustments..................................     1,319.2
                                                                --------
     Subtotal...............................................     5,866.1
                                                                --------
Subject to discretionary withdrawal without adjustments.....       711.5
                                                                --------
     Total..................................................    $6,990.5
                                                                ========

-------------------------
(A) Includes $1,674.3 million of statutory liabilities with a contractual surrender charge of less than five percent of the account balance.

     Through its membership in the Federal Home Loan Bank ("FHLB") of Des Moines, AmerUs Life is eligible to borrow on a line of credit available to provide it with additional liquidity. Interest is payable at a current rate at the time of any advance. As of December 31, 1997, AmerUs Life had a $25.0 million open secured line of credit against which there were no borrowings. In addition to the line of credit, AmerUs Life has long-term advances from the FHLB outstanding of $16.4 million at December 31, 1997.

     The Company's life insurance subsidiaries may also obtain liquidity through sales of investments or borrowings collateralized by their investment portfolios. The Company's investment portfolio as of December 31, 1997 had a carrying value of $8.9 billion, including Closed Block investments. As of December 31, 1997, fixed maturity securities were $7.9 billion or 88.9% of invested assets, with public and private fixed maturity securities constituting $7.5 billion, or 95.4%, and $0.4 billion, or 4.6%, of total fixed maturity securities, respectively.

     At December 31, 1997, the statutory surplus of AmerUs Life, Delta Life, American and FBL were approximately $325 million, $83 million, $112 million and $41 million, respectively. The Company believes that these levels of statutory capital are more than adequate as each life insurance subsidiary's risk-based capital is significantly in excess of required levels.

     In the future, in addition to their cash flows from operations and borrowing capacity, the life insurance subsidiaries would anticipate obtaining their required capital from the Company as the Company will have access to the public debt and equity markets.

YEAR 2000 COMPLIANCE

     As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate the date value "2000." Many existing application software products were designed to only accommodate a two digit date position which represents the year (e.g., the number "95" is stored on the system and represents the year
1995). As a result, the year 1999 (i.e., "99") is the maximum date value many systems will be able to accurately process. The Company formed a year 2000 working group to address potential problems posed by this development to assure that the Company is prepared for the year 2000. The Company has already made significant progress in accomplishing the necessary modifications and conversions to deal with year 2000 issues and anticipates that the majority of the required efforts will be completed by the end of 1998. Management does not anticipate that the Company will incur significant operating expenses or be required to invest heavily in computer system improvements to address year 2000 issues. Total estimated costs are in a range of $4 to $6 million with approximately $3 million to be incurred in 1998. However, if modifications and conversions to deal with year 2000 issues are not completed on a timely basis or are not fully effective, such issues may have a material adverse effect on the operations of the Company. All costs associated with year 2000 modifications and conversions will be expensed as incurred.

                                    BUSINESS

OVERVIEW

     GENERAL

     The Company is an insurance holding company engaged through its subsidiaries in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. The Company's primary product offerings consist of whole life, universal life and term life insurance policies and fixed annuities. As of December 31, 1997, the Company had approximately 573,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.7 billion with life insurance reserves of $2.4 billion and annuity reserves of $6.1 billion. As of December 31, 1997, the Company had total assets of $10.3 billion and total shareholders' equity of $928.0 million. In addition, through the Ameritas Joint Venture with Ameritas, AmerUs Life markets fixed annuities issued by AVLIC and sells AVLIC's variable life insurance and variable annuity products.

     THE COMPANY'S PRINCIPAL SUBSIDIARIES

     The Company's principal subsidiaries are AmerUs Life, Delta and AmVestors. AmerUs Life was originally incorporated in 1896 as a mutual insurance company. AmerUs Life's target customers are individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for Connecticut, Maine, New Hampshire, New York and Vermont, in which AmerUs Life is not licensed to do business), and it primarily serves suburban and rural areas. Efforts are currently underway to expand AmerUs Life's territory into the states of Connecticut, Maine, New Hampshire and Vermont. AmerUs Life distributes its products primarily through a combination of career general agency and PPGA distribution systems, as well as a network of independent brokers. The career general agency system consists of a network of 35 career general agencies, with approximately 570 career agents. The PPGA system is comprised of approximately 425 PPGA's, who have approximately 1,100 agents. As of December 31, 1997, AmerUs Life had approximately 408,000 life insurance policies and annuity contracts outstanding and individual life insurance in force, net of reinsurance, of approximately $26.6 billion. Variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are marketed through AmerUs Life's distribution systems and the distribution systems of Ameritas and AVLIC, which consist of approximately 160 agents and 540 independent broker-dealers (with approximately 9,000 registered representatives), respectively.

     The Company made two major acquisitions in 1997. The Company acquired Delta on October 23 for approximately $165 million in cash and AmVestors on December 19 in a stock exchange valued at approximately $350 million. These acquisitions, along with the growth of AmerUs Life, increased the Company's assets from $4.4 billion at December 31, 1996 to $10.3 billion at December 31, 1997.

     The principal asset of Delta is its wholly-owned subsidiary, Delta Life, an Iowa domiciled life insurance company. Delta Life is licensed in the District of Columbia and in all states except New York, and specializes in the sale of individual single and flexible premium deferred annuities, primarily in the southeastern, western, southwestern and midwestern regions of the United States. Sales are made primarily through a network of over 3,300 independent agents. Delta Life's strategy is to structure its fixed annuity products to appeal to the conservative retirement saver who is seeking principal preservation and consistency of earnings. Most of Delta Life's products are innovative in that they incorporate a fixed contractual management fee. Approximately 58% of Delta's 1997 direct collected premiums were derived from retirement-oriented tax-qualified annuities. Delta had direct collected premiums of $192.6 million in 1997 and as of December 31, 1997 had annuity reserves of $1.8 billion. See "Reorganization and Recent Acquisitions -- Acquisition of Delta Life Corporation".

     AmVestors' principal operating subsidiaries are American, a Kansas domiciled life insurance company licensed in 48 states and the District of Columbia; and FBL, a Kansas domiciled life insurance company doing business in 40 states, the District of Columbia and the U.S. Virgin Islands. AmVestors specializes in the sale of annuity products, further strengthening the Company's presence in the rapidly growing asset accumulation and retirement and savings markets. AmVestors utilizes product features intended to enhance the potential for profit by encouraging persistency and reducing premature withdrawal during the first five to fourteen years of an annuity contract. AmVestors distributes its products through a national network of approximately 7,800 licensed independent agents recruited through its wholly-owned subsidiaries, as well as through almost 60 independent marketing organizations. As of December 31, 1997, AmVestors had approximately 104,000 annuity contracts outstanding. AmVestors had direct collected premiums of $583.4 million in 1997 and as of December 31, 1997 had annuity reserves of $3.1 billion. See "Reorganization and Recent Acquisitions -- Acquisition of AmVestors Financial Corporation."

     AMERITAS JOINT VENTURE

     On April 1, 1996 the Company commenced the Ameritas Joint Venture with Ameritas. The Company participates in the Ameritas Joint Venture through AmerUs Life's 34% ownership interest in AMAL. AMAL's operations are conducted through AVLIC and Ameritas Investment Corp. ("AIC"), its two wholly-owned subsidiaries, which have been in business since 1983. AVLIC is licensed to conduct business in 46 states and the District of Columbia. AIC is a registered broker-dealer which is licensed to do business in all states except New York. As of December 31, 1997, AMAL had total consolidated assets of $1.5 billion and total consolidated shareholder's equity of $72.0 million on a GAAP basis. AVLIC had $3.8 billion of insurance in force and $45.3 million in surplus as of December 31, 1997, on a statutory basis. AmerUs Life's partner in the Ameritas Joint Venture, Ameritas, is a Nebraska life insurance company which has been in existence for more than 100 years. The distribution systems of Ameritas and AVLIC consist of approximately 160 agents and 540 independent broker-dealers with approximately 9,000 registered representatives. On a statutory basis, Ameritas had $1.9 billion in assets, $8.2 billion of insurance in force and $311.3 million in surplus as of December 31, 1997.

     AmerUs Life's investment in the Ameritas Joint Venture affords AmerUs Life access to a line of existing variable life insurance and annuity products. AmerUs Life and Ameritas have equal membership on the board of directors of AMAL, AVLIC and AIC. The Company and Ameritas each have guaranteed the obligations of AVLIC. The guarantee of each party is joint and several, and will remain in effect until certain financial conditions are met. Under the terms of the Joint Venture Agreement, AmerUs Life has an option to purchase an additional 5% to 15% of AMAL if certain premium growth targets are met.

STRATEGY

     The business strategy of the Company is to focus on providing individual retail consumers in the United States with superior financial services and products that will meet their financial planning, risk protection, and asset accumulation needs. Target markets of the Company include individuals in the middle and upper income brackets and small businesses. Its geographic focus is national in scope (except for New York, in which the Company is not licensed to do business), and it primarily serves suburban and rural areas.

     The Company seeks to effect this strategy by focusing on life insurance and asset accumulation products distributed through a variety of distribution systems. In particular, the Company has developed a very strong position in the distribution of fixed annuities through independent agents and has a long established reputation as a provider of whole life insurance products, distributed through career and PPGA agency distribution systems, that are among the most attractively priced products to consumers in the industry.

     The Company's strategy emphasizes effective management of certain operating fundamentals -- mortality, expenses, persistency and investment results -- where the Company's results have historically compared favorably to the industry. The Company's operating strengths have enabled it to provide attractively priced products to consumers while also generating profitability for its shareholders.

     Growth through a combination of internal growth and mergers, acquisitions and strategic alliances is a key element of the Company's strategy. In the life insurance market, the Company presently has only 0.3% of new life insurance sales nationwide, which provides substantial opportunity for increased growth through improved marketing and sales execution even in a generally flat business environment.

     In the fixed annuity area, the Company is presently a leader in the distribution of fixed annuities through independent agents. Independent agents have increased their share of fixed annuity sales in recent years and the Company's goal is to consistently rank among the top 3 to 5 providers in this segment.

     The Company continues to seek to both deepen and diversify its distribution channels. Primarily as a result of the acquisitions of AmVestors and Delta, the Company's distribution channels have grown significantly in recent years. As of December 31, 1997, the Company had over 15,000 distributors as compared to approximately 3,700 distributed as of December 31, 1996. While continuing to expand its existing channels, the Company is in the process of developing additional bank and major independent marketing organization distribution channels.

     The Company believes it is well positioned to compete effectively based upon a number of strengths including its strong operating performance, customer-driven product offerings, productive and diversified distribution systems, sophisticated asset-liability management capabilities and a customer service orientation. In addition, the Company will continue to seek new business opportunities through mergers, acquisitions and strategic alliances.

INTEGRATION OF RECENTLY ACQUIRED SUBSIDIARIES

     The Company made two major acquisitions in 1997, acquiring Delta on October 13, 1997 for approximately $165 million in cash and AmVestors on December 19, 1997 in a stock exchange valued at approximately $350 million. These acquisitions, along with the growth of AmerUs Life, increased the Company's assets from $4.4 billion at December 31, 1996 to $10.3 billion at December 31, 1997.

     The Company believes it has been successful in completing its integration plans in respect of both Delta and AmVestors. The operations of Delta have been integrated with those of AmerUs Life and the investment operations of AmVestors have been merged with the investment management operations of the Company.

     Delta's operations have been integrated with AmerUs Life's operations except for Delta's marketing, sales management and customer services functions and the distribution system which will remain separate. Delta's offices in Memphis, Tennessee have been closed and all of Delta's operations have been relocated to AmerUs Life's facilities in Des Moines, Iowa. By integrating most of Delta's operations with those of AmerUs Life, Delta has reduced the number of employees by over 50%, and the Company currently projects that general insurance and investment expenses of Delta, before deferrals, will be reduced by approximately 48% or $10 million on an annualized basis following integration of operations with AmerUs Life at the end of March, 1998. The Company believes that additional expense reductions will be attainable as AmerUs Life's technology enhancements, such as imaging, are applied to Delta Life's operations.

     The investment operations of AmVestors have been merged with those of the Company. In addition, the Company intends to move towards the use of common administrative systems and platforms for all of its annuity businesses. While various other functions are also likely to be integrated (e.g. audit; asset-liability management and some product development) the Company intends to maintain AmVestors as a separate administrative as well as marketing and sales entity. Savings from elimination of public company costs and reductions in management personnel, when added to savings from integration of AmVestors' investment operations with those of AmerUs, have produced initial savings consistent with original expectations. Other staff reductions at AmVestors completed during the first quarter of 1998 will probably produce savings in 1998 in excess of those anticipated at the time of the transactions. While AmVestors' operations will be maintained, expense savings relating to the AmVestors Acquisition are expected to exceed original expectations. Continued growth in 1999 and beyond should allow the estimated cost savings projected for later years to be realized without the need for a potentially disruptive back office integration.

PRODUCTS

     GENERAL

     The Company offers a diverse line of individual life insurance products which are tailored to its markets. In addition, the Company recently acquired Delta and AmVestors, through which it now offers additional annuity products. The Company also is a party to the Ameritas Joint Venture, which offers fixed and variable annuity and variable life insurance products. As a result of superior operating fundamentals, including mortality, persistency, operating expenses and investment yield, the Company has had a long history of providing high-value, low-cost products to its customers, while operating profitably. Moreover, the Company continuously reviews and updates its product portfolio in order to continue offering a broad range of products at competitive performance levels.

     The pricing of the Company's products is generally determined by reference to actuarial calculations and statistical assumptions principally relating to mortality, persistency, investment yield assumptions, estimates of expenses and management's judgment as to market and competitive conditions. The premiums and deposits received, together with assumed investment earnings, are designed to cover policy benefits, expenses and policyowner dividends plus return a profit to the Company. These profits arise from the margin between mortality charges and insurance benefits paid, the margin between actual investment results and the investment income credited to policies (either directly or through dividends to policyowners) and the margin between expense charges and actual expenses. The level of profits also depends on persistency because business acquisition costs, particularly agent commissions, are recovered over the life of the policy. Dividends and interest credited on policies (including policies included in the Closed Block) may vary from time to time reflecting changes in investment, mortality, persistency, expenses and other factors. Interest rate fluctuations have an effect on investment income and may have an impact on policyowner behavior. Increased lapses in policies may be experienced if the Company does not maintain interest rates and dividend scales that are competitive with other products in the marketplace.

     AMERUS LIFE PRODUCTS

     Traditional life insurance and universal life insurance have accounted for approximately 70% and 30%, respectively, of AmerUs Life's total individual life insurance premiums over the last three years. In addition, AmerUs Life has historically offered a broad line of fixed annuity products.

     TRADITIONAL LIFE INSURANCE PRODUCTS. AmerUs Life's traditional life insurance products have a long history of being highly competitive within the industry. Traditional life insurance products include participating whole life and term life insurance products. Participating whole life insurance is designed to provide benefits for the life of the insured. This product generally provides for level premiums and a level death benefit and requires payments in excess of the mortality cost in earlier years to offset increasing mortality costs in later years. AmerUs Life also offers a second to die whole life insurance product which insures two lives and provides benefits upon the death of the second insured. AmerUs Life targets its second to die products primarily to potential customers seeking to achieve estate planning goals.

     AmerUs Life also offers a portfolio of term insurance policies that provide life insurance protection for a specific time period (which generally can be renewed at an increased premium). Such policies are mortality-based and offer no cash accumulation feature. Term life insurance is a highly competitive and quickly changing market. During 1997, AmerUs Life introduced new 10 and 20 year term products. As a result, AmerUs Life's first year annualized premiums for term insurance sales increased by 85% from 1996 to 1997.

     Since 1989, AmerUs Life has offered a flexible life insurance product which is a combination of permanent participating whole life insurance, increasing paid-up additions and decreasing term insurance coverage. These products give policyowners additional flexibility in designing an appropriate combination of permanent and term life insurance coverages to meet their specific needs at varying premium levels.

     For the year ended December 31, 1997, sales of participating whole life and term life insurance products represented 55% and 16%, respectively, of first year annualized premiums for all individual life insurance products sold by AmerUs Life.

     UNIVERSAL LIFE INSURANCE PRODUCTS. AmerUs Life offers universal life insurance products, pursuant to which an insurance account is maintained for each insurance policy. Premiums, net of specified expenses, are credited to the account, as is interest, generally at a rate determined from time to time by AmerUs Life. Specific charges are made against the account for the cost of insurance and for expenses. The universal life policy provides flexibility as to the amount and timing of premium payments and the level of death benefits provided.

     AmerUs Life's universal life insurance products provide benefits for the life of the insured. Within limits established by AmerUs Life and state regulations, policyowners may vary the premiums and the amount of the policy's death benefit as long as there are sufficient policy funds available to cover all policy charges for the coming period. Interest is credited to the policy at a rate determined from time to time by AmerUs Life. During 1997, AmerUs Life introduced a new second to die universal life product for the estate planning market, enhancing universal life production for the year. The weighted average crediting rate for AmerUs Life's universal life insurance liabilities was 6.23% for the year 1997, 6.27% for the year 1996 and 6.46% for the year 1995. For the year ended December 31, 1997, sales of universal life insurance products represented 29% of first year annualized premiums for all individual life insurance products sold by AmerUs Life.

     FIXED ANNUITY PRODUCTS. Historically, AmerUs Life has offered a broad portfolio of fixed annuity products. Annuities provide for the payment of periodic benefits over a specified time period. Benefits may commence immediately or may be deferred to a future date. Fixed annuities generally are backed by a general investment account and credited with a rate of return that is periodically reset.

     Since the formation of the Ameritas Joint Venture in May 1996, substantially all individual deferred annuity sales by AmerUs Life's distribution systems are made through the Ameritas Joint Venture, resulting in a significant decline in the sale of such products by AmerUs Life. However, AmerUs Life retained the right to continue to issue replacement business to its fixed annuity customers in existence prior to the effective date of the Joint Venture Agreement.

     DELTA PRODUCTS

     Delta specializes in the sale of deferred fixed and equity index annuities to individuals. Delta's product offerings differ from those of many of its competitors in two ways. First, Delta offers an interest rate crediting strategy on almost all of its single and flexible premium deferred annuities that credits the policy with a return generally based upon the interest rates it earns on assets supporting the respective policies less contractual management fees. In addition, these policies offer a lifetime guaranteed minimum interest crediting rate and an annual guaranteed interest crediting rate. Second, Delta's current investment policy provides for no less than 70% of policyowners' assets be invested in securities issued, secured or guaranteed by the U.S. Government, government agencies or government instrumentalities. The balance of these funds is invested primarily in investment grade corporate bonds and commercial mortgages.

     In 1996 and 1997 Delta introduced and commenced marketing two single premium equity index annuity products that are based either on Standard & Poor's 500 Composite Stock Price Index(TM), or a basket of five international stock market indices from France, Germany, Japan, Switzerland and the United Kingdom. Earnings credited to these products are linked to increases in the anniversary date values of the applicable index, less management fees. The policyowner is guaranteed to receive at least 110% of the original premium at the end of the seven year term of the policy, assuming no withdrawals.

     AMVESTORS PRODUCTS

     AmVestors specializes in the sale of fixed deferred annuity products to individuals. During each of the past three years, sales of deferred annuities have accounted for approximately 97% of AmVestors' premiums received, while sales of single premium immediate annuities and flexible premium universal life insurance have accounted for virtually all remaining premiums received. As of December 31, 1997, AmVestors had total annuity reserves of $3.1 billion.

     AmVestors' deferred annuities have an initial credited interest rate guaranteed for a period of one to five years. Following the initial guarantee period, AmVestors may adjust the credited interest rate annually, subject to the guaranteed minimum interest rates specified in the contracts. Such minimum guaranteed rates currently range from 3% to 6%.

     AmVestors designs its products and directs its marketing efforts towards the savings and retirement market. Historically, the 50 and older age group has accounted for over 86% of all annuity premiums received by AmVestors. AmVestors continues to target this age group because management believes that as this group ages, it will have an increasing interest in saving for retirement, nursing home care and unanticipated medical costs. The portfolio of products is continuously reviewed with new plans added and others discontinued in an effort to remain competitive.

     AMERITAS JOINT VENTURE PRODUCTS

     The Ameritas Joint Venture offers fixed annuity products which are substantially similar to those previously marketed by AmerUs Life. In addition, the Ameritas Joint Venture offers, through AVLIC, flexible premium and single premium variable universal life insurance products and variable annuities. Variable products provide for allocation of funds to a general account or to one or more separate accounts under which the owner bears the investment risk. Through AVLIC's fund managers, owners of variable annuities and life insurance policies are able to choose from a range of investment funds offered by each manager.

     Under the terms of the Joint Venture Agreement governing the Ameritas Joint Venture, AmerUs Life and Ameritas write their new single and flexible premium deferred fixed annuities and variable annuities and variable life insurance through the Ameritas Joint Venture. AmerUs Life has retained the right to continue to issue replacement business to its fixed annuity customers in existence prior to the effective date of the Joint Venture Agreement.

     The variable life insurance products and the fixed and variable annuities offered by the Ameritas Joint Venture are distributed through AmerUs Life's career general agency and PPGA distribution systems, as well as through the distribution systems of Ameritas and AVLIC.

     In response to customer demand, AmerUs Life developed an equity index annuity which it began offering through the Ameritas Joint Venture in the fourth quarter of 1996. An equity index annuity provides a minimum baseline fixed rate of return in addition to sharing in a portion of the appreciation realized from an investment in an indexed investment fund, such as the S&P 500 stock index. AmerUs Life retained the right to issue this type of contract to certain of its customers in existence prior to the effective date of the Joint Venture Agreement and through certain other distribution systems. Sales of such products amounted to 15% of AmerUs Life's total fixed annuity production in 1997.

DISTRIBUTION SYSTEMS

     AMERUS LIFE

     AmerUs Life markets its insurance products on a national basis primarily through a career general agency system, a PPGA system, independent insurance brokers and certain of AmerUs Life's affiliates. AmerUs Life currently employs ten regional vice presidents who are responsible for supervising the career general agencies and/or PPGA agents within their assigned geographic regions.

     CAREER GENERAL AGENCY SYSTEM AND BROKERS. Under the career general agency system, AmerUs Life enters into a contractual arrangement with the career general agent for the sale of insurance products by the career agents and brokers assigned to the career general agent's agency. The career general agents are primarily compensated by receiving a percentage of the first year commissions paid to career agents and brokers in the career general agent's agency and by renewal commissions on premiums subsequently collected on that business.

     The career general agents are independent contractors and are generally responsible for the expenses of operating their agencies, including office and overhead expenses and the recruiting, selection, contracting, training and development of career agents and brokers in their agency. Currently, AmerUs Life has 35 career general agents in 23 states, through which approximately 570 career agents sell AmerUs Life's products. While career agents in the career general agency system are non-exclusive, AmerUs Life believes most agents use AmerUs Life's products for a majority of their new business of the type of products offered by AmerUs

Life. No single career general agency accounts for more than 10% of the total first year commissions paid by AmerUs Life.

     Career agents are also independent contractors and are primarily compensated by commissions on first year and renewal premiums collected on business written by them. In addition, career agents can earn bonus commissions, graded by production and persistency on their business.

     AmerUs Life also sells its products through a network of approximately 1,900 insurance brokers in all jurisdictions in which AmerUs Life is licensed to sell insurance. Brokers are independent contractors who sell a variety of insurance products issued by various companies. Brokers operate through the career general agency system but are compensated under a commission structure which is separate from those used for career agents and in the PPGA system.

     PERSONAL PRODUCING GENERAL AGENCY SYSTEM. Under the PPGA system, AmerUs Life contracts primarily with individuals who are experienced individual agents or head a small group of experienced individual agents. These individuals are independent contractors and are responsible for all of their own expenses. These individuals often sell products for other insurance companies, and may offer selected products of AmerUs Life rather than AmerUs Life's full line of insurance products. The PPGA system is comprised of approximately 425 PPGA's, with approximately 1,100 agents.

     PPGA's are compensated by commissions on first year and renewal premiums collected on business written by themselves and the agents in their units. In addition to a base commission, PPGA's may earn bonus commissions on their business, graded by production and persistency.

     DELTA

     Delta's annuity products are sold through independent agents who are supervised by regional vice presidents and regional directors with specified geographic supervisory responsibilities. The regional vice presidents and regional directors are primarily responsible for recruiting agents and providing marketing support to those agents in an effort to promote Delta's products. The regional vice presidents' and regional directors' marketing support activities include informational mailings, seminars, and case consultations, all of which are designed to educate agents about annuities in general and Delta in particular. Regional vice presidents and regional directors are paid a base salary plus incentive compensation based on the business produced by agents within their territory. There are currently ten regional vice presidents and regional directors.

     The regional vice presidents and regional directors are responsible for over 3,300 licensed, independent agents, who may also sell insurance products for other companies. Of these agents, approximately 1,400 wrote annuity business for Delta in 1997. No single agent was responsible for more than 1.6% of Delta's 1997 annuity premiums. No significant amount of Delta's business is produced by stock brokerage firms, banks or large national insurance brokerage agencies.

     AMVESTORS

     AmVestors endeavors to attract agents to sell its products by offering a broad selection of fixed annuity products and by providing timely, comprehensive services to agents and customers. AmVestors markets its products through independent agents. AmVestors currently has approximately 7,800 independent agents licensed to sell its products. AmVestors also maintains contact with approximately 50,000 agents that are not currently licensed, but have either sold the AmVestors' annuities in the past or have expressed an interest in doing so. These agents continue to receive periodic mailings related to interest rate and commission changes, and new product introductions, and are reappointed as required in order to represent AmVestors in selling its products. However, in order to save costs associated with reappointing agents, AmVestors does not automatically relicense an agent that has not written business for twelve months.

     No single agent accounted for more than 1.2% of American's annuity sales in 1997, and no single agent accounted for more than 3.0% of FBL's annuity sales in 1997. AmVestors does not have exclusive agency agreements with its agents and management believes most of these agents sell products for other insurance companies similar to those sold by American and FBL.

INVESTMENT PORTFOLIO

     GENERAL

     The Company maintains a diversified portfolio of investments which is supervised by an experienced in-house staff of investment professionals. The Company employs sophisticated asset management techniques in order to achieve competitive yields, while maintaining risk at acceptable levels. The asset portfolio is segmented by liability type, with tailored investment strategies for specific product lines. Investment policies and significant individual investments are subject to approval by the Board of Directors of each of the life insurance companies and are overseen by the Investment Committee of the Board of Directors of the Company. Management regularly monitors individual assets and asset groups, in addition to monitoring the overall asset mix. In addition, the insurance company boards and the Investment Committee review investment guidelines and monitor internal controls.

     INVESTMENT STRATEGY

     The Company's investment philosophy is to employ an integrated asset-liability management approach with separate investment portfolios for specific product lines, such as traditional life, universal life and annuities to generate attractive risk-adjusted returns on capital. Essential to this philosophy is coordinating investments in the investment portfolio with product strategies, focusing on risk-adjusted returns and identifying and evaluating associated business risks.

     The Company's asset-liability management approach utilizes separate investment portfolios for specific product lines, such as traditional life, universal life and annuities. Investment policies and strategies have been established based on the specific characteristics of each product line. The portfolio investment policies and strategies establish asset duration, quality and other guidelines. The Company utilizes analytical systems to establish an optimal asset mix for each line of business. The Company seeks to manage the asset-liability mismatch and the associated interest rate risk through active management of the investment portfolio. Financial, actuarial, investment, product development and product marketing professionals work together throughout the product development, introduction and management phases to jointly develop and implement product features, initial and renewal crediting strategies, and investment strategies based on extensive modeling of a variety of factors under a number of interest rate scenarios.

     INVESTED ASSETS

     The Company maintains a diversified portfolio of investments, including public and private fixed maturity securities, commercial mortgage loans and equity real estate. The Company's objective is to maintain a high-quality, diversified fixed maturity securities portfolio that produces a yield and total return that supports the various product line liabilities and the Company's earnings goals.

     FIXED MATURITY SECURITIES

     The fixed maturity securities portfolio consists primarily of investment grade corporate fixed maturity securities, high-quality MBS and United States government and agency obligations. As of December 31, 1997 fixed maturity securities were $7,927.5 million, or 88.9% of the carrying value of invested assets with public and private fixed maturity securities constituting $7,561.9 million, or 95.4%, and $365.6 million, or 4.6%, of total fixed maturity securities, respectively.

     The Company's portfolio of investment grade fixed maturity securities is diversified by number and type of issuer. As of December 31, 1997, investment grade fixed maturity securities included the securities of over 617 issuers, with 2,222 different issues of securities. No issuer represents more than 2.8% of investment grade fixed maturity securities.

     Below-investment grade fixed maturity securities as of December 31, 1997 represented 4.6% of total invested assets, with the largest being a $10.6 million investment.

     As of December 31, 1997, 88.7% of total invested assets were investment grade fixed maturity securities.

     Mortgage backed securities ("MBS") comprise a core position within the Company's fixed maturity securities investments. MBS investments include residential, commercial MBS, home equity loans (including home equity loans purchased from one of the Company's affiliates), manufactured housing, FHA Title I and CMBS. Residential mortgage pass-throughs and collateralized mortgage obligations ("CMOs") total $2,794.9 million or 31.8% of total invested assets. As of December 31, 1997, MBS were $3,450.3 million or 38.7%, of total invested assets. MBS guaranteed by the United States government or an agency of the United States government were $2,793.6 million, or 81.0% of MBS, and other MBS were $656.7 million, or 19.0%, of MBS as of December 31, 1997. At December 31, 1997 the Company's MBS investment portfolio composition was approximately 54% fixed rate pass-throughs backed by seasoned loan pools, 5% floating rate pass-throughs and 41% CMOs with some form of explicit prepayment protection. The Company has established specific investment guidelines for the management of MBS. As a general policy, the Company does not invest in interest-only and principal-only or other similar leveraged derivative mortgage instruments. Management believes that the quality of assets in the MBS portfolio is generally high, with 91.7% of such assets representing agency backed or "AAA" rated securities.

     The Company uses interest rate swaps and caps to reduce its exposure to changes in interest rates and to manage duration mismatches. Although the Company is subject to the risk that counterparties will fail to perform, credit standings of counterparties are monitored regularly. The Company's policy is to contract only with counterparties that are rated "AA" or higher; accordingly, it is expected that counterparties will be able to satisfy their obligations under such contracts. The Company is also subject to the risk associated with changes in the value of contracts. However, such adverse changes in value generally are offset by changes in the value of the items being hedged. The notional principal amounts of the swaps and caps, which represent the extent of the Company's involvement in such contracts but not the risk of loss, at December 31, 1997, amounted to $1,100.2 million. The swaps had no carrying value at December 31, 1997 and a fair value which amounted to a net payable position of $0.1 million at December 31, 1997. The carrying value and fair value of interest rate caps and swaptions amounted to $2.1 million and $2.0 million, respectively, and are reflected as "other investments" on the Company's consolidated financial statements as of December 31, 1997. The net amount payable or receivable from interest rate swaps and caps is accrued as an adjustment to interest income.

     MORTGAGE LOANS

     As of December 31, 1997, mortgage loans in the Company's investment portfolio were $462.5 million, or 5.2% of the aggregate carrying value of invested assets, including the Closed Block. As of December 31, 1997, commercial mortgage loans and residential mortgage loans comprised 96.4% and 3.6%, respectively, of the mortgage loans in the Company's investment portfolio.

     Commercial mortgage loans consist primarily of fixed-rate mortgage loans. As of December 31, 1997, the Company held 435 individual commercial mortgage loans with an average balance of $1.1 million.

     As of December 31, 1997, only five loans aggregating $2.0 million, or 0.4%, of the Company's loan portfolio (as measured by principal balance) were classified as delinquent or in foreclosure. As of the same date, only $4.4 million, or 0.9%, of the Company's loan portfolio (as measured by principal balance) was classified as restructured. During 1997, the Company had no foreclosures.

     EQUITY REAL ESTATE

     In recent years the Company has significantly reduced its equity real estate portfolio. As of December 31, 1997, the carrying value of investment real estate, including the Closed Block, was $8.7 million.

     OTHER

     The Company held $286.2 million of policy loans on individual insurance and annuity products as of December 31, 1997. Policy loans are permitted to the extent of a policy's contractual limits and are fully collateralized by policy cash values.

     As of December 31, 1997, the Company held equity securities of $61.5 million. The largest holding of equity securities, Federal Home Loan Bank, had a carrying value of $28.1 million as of December 31, 1997.

     The Company held $172.0 million of other invested assets (including short-term investments) on December 31, 1997. Other invested assets consist primarily of various joint venture and limited partnership investments.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or junior subordinated Debt Securities ("Junior Subordinated Debt"). Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between the Company and the trustee identified therein (each an "Indenture Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except as provided in the applicable Prospectus Supplement and except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantively identical to the provisions of the Senior Indenture that bear the same section numbers.

     The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

     GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu in right of payment with all other unsecured and unsubordinated debt obligations of the Company. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. See "-- Subordination under the Subordinated Indenture."

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including, but not limited to, the following:
(1) the title of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Junior Subordinated Debt and whether such Debt Securities will be issued under the Senior Indenture, the Subordinated Indenture or another indenture set forth in the Prospectus Supplement; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) with respect to Junior Subordinated Debt Securities, the right, if any, of the Company to defer payment of interest on such Debt Securities, the maximum length of any such deferral period and any related terms, conditions or covenants; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(10) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued if other than $1,000 and any integral multiple thereof, in the case of registered Debt Securities and if other than $5,000 and any integral multiple thereof, in the case of bearer Debt Securities; (12) if other than Dollars, the currency or currencies (including currency units) in which Debt Securities may be denominated and/or the currency or currencies (including currency units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) under what circumstances, if any, the Company will pay additional amounts on the Debt Securities of that series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted ("Additional Amounts") and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (18) if the amount of payments of principal of, premium, if any, and interest, if any shall be determined by reference to an index, formula or other method, the index, formula, or other method by which such amounts shall be determinable;
(19) if the principal amount payable at stated maturity will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount thereof as of any date for any purpose;
(20) whether such Debt Securities shall be Registered or Bearer or both and any restrictions as to the offering, sale, delivery or exchange of Bearer Securities; (21) the forms of the Debt Securities and coupons, if any; and (22) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.01.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.05.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time. (Section 9.02.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.07 (a).)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.02.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.05 and 9.02.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.05.)

GLOBAL DEBT SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.03.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.05.)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Company expects that the following provisions will apply to such depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.08.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the respective Trustees or any agent of the

Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.08.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.05.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.04.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     Unless otherwise specified in the applicable Prospectus Supplement, the Company shall not consolidate with or merge with or into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is organized and existing under the laws of the United States or any state thereof; (ii) the corporation formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and any Additional Amounts or interest on, the Debt Securities and the performance or observance of every covenant of the Company under each Indenture and the Debt Securities; (iii) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default exists and is continuing; and (iv) if, as a result of such transaction, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under each Indenture. (Section 7.01.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in the Subordinated Indenture). (Section 5.02.)

     Unless otherwise specified in the applicable Prospectus Supplement, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any Additional Amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when the same becomes due and payable and the same continues for 30 days; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default continuing for 60 days after notice to the Company by the Indenture Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding to the Company and the Indenture Trustee, in the performance of any other agreement or covenant (other than an agreement or covenant for which non-compliance is elsewhere specifically dealt with in this paragraph) in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) a default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be evidenced any Debt of the Company, whether existing now or in the future, in an aggregate principal amount then outstanding of $25 million or more, which default (i) shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of an applicable grace period with respect thereto or (ii) shall result in such Debt becoming or being declared due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full within a period of 30 days after there has been given, to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.01.) The definition of "Event of Default" in each Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.01 and 5.01(7).)

     At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment has been obtained by the applicable Indenture Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived. (Section 5.02)

     Each Indenture provides that the Indenture Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.06.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.01.)

     Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for such series, or exercising any trust or power conferred on such Indenture Trustee. (Section 5.08.)

     Each Indenture includes a covenant that the Company will file annually with the Indenture Trustee a certificate as to the Company's compliance with all conditions and covenants of such Indenture. (Section 9.05.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Indenture Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, or any Additional Amounts on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.07.)

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debt to defer the payment of interest on such series for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the stated maturity of such Junior Subordinated Debt. Certain material United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, at the end of such Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Junior Subordinated Debt of such series to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of Common Stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase Common Stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends or distributions in Common Stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu in right of payment with or junior to the Junior Subordinated Debt of such series, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Guarantee. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period may not extend beyond the maturity of the Junior Subordinated Debt of such series. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. If the applicable Property Trustee shall be the sole holder of the Junior Subordinated Debt of such series subject to an Extension Period, the Company shall give the applicable Administrative Trustee, the applicable Indenture Trustee and the applicable Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or
(ii) the date the applicable Administrative Trustee is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Capital Securities of record or payment date of such distribution. The applicable Administrative Trustee shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the applicable Property Trustee shall not be the sole holder of the Junior Subordinated Debt of such series subject to the Extension Period, the

Company shall give the holders of the Junior Subordinated Debt of such series subject to the Extension Period notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date for the series of Junior Subordinated Debt subject to the Extension Period or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt of such series subject to the Extension Period of the record or payment date of such related interest payment.

MODIFICATION OF THE INDENTURES

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture contains provisions permitting the Company and the Indenture Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants and obligations of the Company under the Indenture and the Debt Securities by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Indenture Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits the Company and the Indenture Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner adverse to any outstanding Debt Securities. (Section 8.01.)

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture also contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest or any Additional Amounts on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest or any Additional Amounts on any Debt Security, or change the manner in which the amount of any of the foregoing is determined;
(iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest or any Additional Amounts thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.02.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     The Subordinated Indenture provides that any Junior Subordinated Debt issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the

Subordinated Indenture. (Section 12.01 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as: (i) all indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, it is provided that such indebtedness is not senior in right of payment to, or that such indebtedness is pari passu in right of payment with or junior to, the Junior Subordinated Debt. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Senior Indebtedness does not include (A) any indebtedness of the Company to any of its subsidiaries, (B) liabilities of the Company incurred in the ordinary course of its business or (C) any indebtedness which by its terms is expressly made pari passu in right of payment with or subordinated to the 8.85% Capital Securities [,any other Junior Subordinated Debt] and the Guarantees. (Section
1.01 of the Subordinated Indenture.)

     In the event and during the continuation of (i) a Company default in the payment of any principal, interest, if any or premium, if any, or any Additional Amounts on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Junior Subordinated Debt cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Junior Subordinated Debt or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Junior Subordinated Debt. (Section 12.03 of the Subordinated Indenture.)

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshaling of the assets and liabilities of the Company, all Senior Indebtedness (including, without limitations interest accruing after the commencement of any such proceeding, assignment or marshaling of assets) shall first be paid in full or provision must be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Junior Subordinated Debt. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Junior Subordinated Debt, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Junior Subordinated Debt (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Junior Subordinated Debt) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.02 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Junior Subordinated Debt by any act or failure to act on the part of the Company. (Section 12.11 of the Subordinated Indenture.)

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding (Section 12.01 of the Subordinated Indenture). Upon the payment in full of all Senior Indebtedness, the holders of Junior Subordinated Debt shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Junior Subordinated Debt shall have been paid in full, and such payments or distributions received by any holder of Junior Subordinated Debt, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Junior Subordinated Debt, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Junior Subordinated Debt. (Section 12.06 of the Subordinated Indenture.)

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Junior Subordinated Debt.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal, interest, premium, if any, and any Additional Amounts in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, any premium or interest on and any Additional Amounts on such Debt Securities and any coupons appertaining thereto on the Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article IV.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.01.)

     In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest, if any, and any Additional Amounts on Junior Subordinated Debt at the date of the irrevocable deposit referred to above. (Section 4.06 of the Subordinated Indenture.)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.04.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     Unless otherwise specified in the applicable Prospectus Supplement, First Union Bank will be the Indenture Trustee under the Senior Indenture, and First Union Bank will be the Indenture Trustee under the Subordinated Indenture. The Company may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     The following description does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and the Company's By-laws.

GENERAL

     The Company is authorized to issue 75,000,000 shares of Class A Common Stock, no par value, and 50,000,000 shares of Class B Common Stock, no par value. As of December 31, 1997 there were 29,734,918 shares of Class A Common Stock outstanding and 5,000,000 shares of Class B Common Stock outstanding, of which 12,380,300 of the Class A Common Stock and 5,000,000 of the Class B Common Stock were held by AmerUs Group. In addition, 1,400,000 and 150,000 shares of Class A Common Stock are reserved for issuance under options granted or available for grant under the Stock Plan and Director Plan, respectively, and 5 million shares of Class A Common Stock are reserved for issuance upon conversion of Class B Common Stock. At its meeting on February 19, 1998 the Board of Directors approved a resolution recommending that the Company solicit shareholder approval to increase the authorized issuance of Class A Common Stock, no par value, from 75,000,000 to 180,000,000 shares. The Company intends to seek such approval at its annual meeting of stockholders scheduled for May 8, 1998. The Company is also authorized to issue 20 million shares of preferred stock on such terms as determined by its Board of Directors (the "Preferred Stock"). See "-- Preferred Stock."

     The Class B Common Stock (or any interest therein) may only be owned by AMHC or a mutual insurance holding company or intermediate holding company which is expressly authorized by applicable law to own or have a beneficial interest in the Class B Common Stock (a "Permitted Class B Holder"). Under current Iowa law, a Permitted Class B Holder must at all times possess the right to cast at least a majority of the votes of the outstanding shares of the capital stock of the Company.

     The Company's Articles of Incorporation provide that the number of outstanding shares of Class A Common Stock (excluding shares of Class A Common Stock owned by AMHC or another Permitted Class B Holder) shall exceed the number of outstanding shares of Class B Common Stock plus the shares of Class A Common Stock owned by AMHC or another Permitted Class B Holder only as authorized by law and never by a ratio of more than three to one.

COMMON STOCK

     Each share of Class A Common Stock will entitle its holder to one vote per share on all matters upon which shareholders are entitled to vote (including election of directors, mergers, sales of assets, dissolution and amendments to the Articles of Incorporation). Each share of Class B Common Stock will entitle its holder to one vote per share on all such matters except that, if on the record date for determining shares eligible to vote, the number of outstanding shares of Class A Common Stock (excluding shares of Class A Common Stock owned by a Permitted Class B Holder) and any outstanding shares of Preferred Stock having voting rights, if any (excluding shares of Preferred Stock owned by a Permitted Class B Holder), equals or exceeds the number of outstanding shares of Class B Common Stock plus the number of outstanding shares of Class A Common Stock owned by a Permitted Class B Holder, the voting rights for each share of Class B Common Stock shall be equal to the aggregate number of shares of Class A Common Stock (excluding shares of

Class A Common Stock owned by a Permitted Class B Holder) and Preferred Stock having voting rights, if any, then outstanding (excluding shares of Preferred Stock owned by a Permitted Class B Holder) plus one divided by the number of outstanding shares of Class B Common Stock. Accordingly, even if the number of outstanding shares of Class A Common Stock (excluding shares of Class A Common Stock owned by a Permitted Class B Holder) exceeds the number of outstanding shares of Class B Stock, the Permitted Class B Holder will always have a majority of the votes.

     Both classes of Common Stock will generally vote together as a single class on all matters; however, the holders of Class A Common Stock and the holders of Class B Common Stock will vote separately as a class with respect to certain matters for which class voting is required under Iowa law, including (i) approval of proposed amendments to the Company's Articles of Incorporation that, among other things, would alter the designation, rights, preferences or limitations of all or part of the shares of their respective class, increase or decrease the aggregate number of authorized shares of such class, effect an exchange or reclassification or create a right of exchange of all or part of the shares of one class into shares of another class, create a new class of shares or increase the rights, preferences, or number of authorized shares of any existing class so that it would have rights or preferences with respect to distribution or to dissolution that are prior, superior, or substantially equal to, the shares of such class, provided that the Class A Common Stock and Class B Common Stock are not affected by such amendment in the same or a substantially similar way; (ii) approval of a proposed plan of merger or consolidation if such plan contains any provisions which, if contained in a proposed amendment to the Articles of Incorporation, would entitle such class of shares to vote as a class (with certain limited exceptions for shareholders of the surviving corporation); and (iii) approval of a plan of share exchange (to be voted upon by each class included in the exchange).

     There is no provision in the Company's Articles of Incorporation permitting cumulative voting in the election of directors.

     No cash dividends may be declared in any fiscal year on the Class B Common Stock until and unless a cash dividend has been declared on the Class A Common Stock. Any cash dividends will be declared and paid equally on both classes of Common Stock.

     The classes of Common Stock will rank equally and have equal rights with respect to distributions and all other rights, including distributions upon liquidation of the Company. However, in the case of dividends or other distributions payable on the Common Stock in shares of such stock, including distributions pursuant to stock splits or stock dividends, only Class A Common Stock will be distributed with respect to Class A Common Stock and only Class B Common Stock will be distributed with respect to Class B Common Stock. In no event will either class of Common Stock be split, divided or combined unless the other is split, divided or combined equally.

     So long as the number of outstanding shares of Class A Common Stock (excluding shares of Class A Common Stock owned by a Permitted Class B Holder) shall exceed the number of outstanding shares of Class B Common Stock plus the outstanding shares of Class A Common Stock owned by AMHC or another Permitted Class B Holder only as authorized by law and never by a ratio of more than three to one, the Class B Common Stock will be convertible at all times into Class A Common Stock on a share-for-share basis by surrender of certificates to the transfer agent for the Company. Such conversion will be without cost to the shareholder, except for any transfer taxes which may be payable if certificates for Class A Common Stock are issued in a name other than the one in which the surrendered certificate is registered. Therefore, shareholders who subsequently desire to sell some or all of their shares of Class B Common Stock may convert those shares into an equal number of shares of Class A Common Stock and sell the shares of Class A Common Stock in the public market. The Company will be required to reserve shares of Class A Common Stock sufficient for issuance upon conversion of Class B Common Stock. All shares of Class B Common Stock surrendered upon conversion will have the status of authorized but unissued shares of Class B Common Stock.

     The Articles of Incorporation provide that a Permitted Class B Holder has the preemptive right to purchase Common Stock to the extent necessary to maintain the ratio of Class A Common Stock to Class B Common Stock set forth in the preceding paragraph. The Amended and Restated Intercompany Agreement dated as of December 1, 1996 among AMHC, AmerUs Group and the Company also affords the AmerUs Affiliated Group certain equity purchase rights.

     In the event that AMHC (or any successor mutual insurance holding company) is demutualized and is converted into a stock company pursuant to Iowa law, then immediately upon such conversion each share of the Class B Common Stock shall automatically be converted into one share of Class A Common Stock. AMHC has no present plans to demutualize.

     A Permitted Class B Holder may pledge, subject to a security interest or lien, encumber, or otherwise hypothecate shares of Class B Common Stock in excess of the number of shares of Class B Common Stock which carry the right to cast at least a majority of the votes of the outstanding shares of capital stock of the Company having voting rights. However, except for a transfer to a Permitted Class B Holder, a conversion of Class B Common Stock into Class A Common Stock and except as described in the preceding sentence, no shares of Class B Common Stock may be conveyed, pledged or otherwise transferred. Any conveyance, transfer, assignment, pledge, security interest, lien, encumbrance or hypothecation or alienation by AMHC or any intermediate holding company, in or on the majority of the voting shares of AmerUs Life shall be deemed void in inverse chronological order from the date of such transaction to the extent necessary to give AMHC unencumbered direct or indirect ownership of a majority of such voting shares.

     All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. The Class A Common Stock is listed on the New York Stock Exchange under the symbol "AMH."

     The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20 million shares of Preferred Stock in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock and as shall be described in the Prospectus Supplement relating to a particular series of Preferred Stock offered thereby; provided, however, that no Preferred Stock may have more than one vote per share. Thus, any series may, if so determined by the Board of Directors, have full voting rights with the Class A Common Stock or superior or limited voting rights, be convertible into Class A Common Stock or another security of the Company, and have such other relative rights, preferences and limitations as the Company's Board of Directors shall determine; provided, however, that no Preferred Stock may have more than one vote per share.

     The applicable Prospectus Supplement will describe the following terms of any series of Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and initial public offering or purchase price; (ii) any liquidation preference per share; (iii) any date of maturity;
(iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined) and whether such dividends will be cumulative or non-cumulative; (vi) any voting rights (which may not exceed one vote per share); (vii) if other than the currency of the United States of America, the currency or currencies, including currency units and composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
(ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities
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

based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares", the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein) in lieu of offering full shares of such series of Preferred Stock.

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

CAPITAL SECURITIES OF AMERUS CAPITAL I

     AmerUs Capital I, a Delaware business trust and a wholly-owned subsidiary of the Company, issued $86 million of 8.85% Capital Securities (the "8.85% Capital Securities") in 1997 as part of the Company's financing plan. The assets of such trust are invested in Subordinated Debt Securities of the Company, which debt securities have a stated maturity of thirty years from their date of issuance. If the Company redeems all or a portion of the Subordinated Debt Securities, AmerUs Capital I must redeem a corresponding amount of the 8.85% Capital Securities.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF THE COMPANY

     The following discussion is a summary of certain provisions of the Articles of Incorporation and By-laws of the Company relating to shareholder voting rights, advance notice requirements and other provisions which may be deemed to have an "anti-takeover" effect. In addition to these provisions, regulatory restrictions on dispositions of Common Stock by the Company's parent corporation as well as the inability of the holders of the Class A Common Stock to elect a majority of the Company's Board of Directors may also deter attempts to effect, or prevent the consummation of, a change in control of the Company. See "Description of Capital Stock -- Common Stock." These and other provisions affect shareholder rights and should be given careful attention. The following description of certain of these provisions is necessarily general and is qualified in its entirety by reference to the Company's Articles of Incorporation and By-laws, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part.

     ISSUANCE OF CLASS A COMMON STOCK, PREFERRED STOCK AND OTHER RIGHTS

     The Company believes that its ability to issue, by action of a majority of the Company's entire Board of Directors, and without shareholder consent, the authorized but unissued shares of Class A Common Stock, shares of Preferred Stock and other rights will provide the Company with the flexibility necessary to meet its future needs without experiencing the time delay of having to seek shareholder approval. Unissued shares of Class A Common Stock and Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisition and public or private sales for cash as a means of raising capital. It is possible that the Company's Board of Directors might use its authority (subject to the restrictions referred to above) to issue Class A Common Stock, Preferred Stock or other rights in a way that could deter or impede the completion of a tender offer or other attempt to gain control of the Company of which the Company's Board of Directors does not approve. The Company does not have any predetermined plans or commitments to use its authority to effect any such issuance, but reserves the right to take any action in the future which the Company's Board of Directors deems to be in the best interests of the shareholders and the Company under the circumstances.

     It is not possible to state the actual effect of any issuance of Preferred Stock upon the rights of holders of Class A Common Stock because the Company's Board of Directors has not determined any issuance price or
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

prices, terms or rights relating to Preferred Stock. However, such effects might include (i) restrictions on Class A Common Stock dividends if Preferred Stock dividends have not been paid; (ii) dilution of the voting power and equity interest of existing holders of Class A Common Stock to the extent that any Preferred Stock series has voting rights or would acquire voting rights upon the occurrence of certain events (such as the failure to pay dividends for a specified period) or that any Preferred Stock series is convertible into Class A Common Stock; and (iii) current holders of Class A Common Stock not being entitled to share in the Company's assets upon liquidation, dissolution or winding-up until satisfaction of any liquidation preferences granted to any series of Preferred Stock.

     BOARD OF DIRECTORS

     The Articles of Incorporation provide that the number of Company directors will be determined pursuant to the By-laws, but will not be less than seven or more than 21 directors (subject to the rights of the holders of any series of Preferred Stock). The By-laws provide that the exact number of directors will be determined from time to time by the affirmative vote of a majority of the Company's entire Board of Directors. At any meeting of the Company's Board of Directors, a majority of the Company's entire Board of Directors will constitute a quorum for the transaction of business, and subject to certain exceptions, at any meeting at which a quorum is present the affirmative vote of a majority of the directors present will constitute the act of the Company's Board of Directors. The Company's Board of Directors is divided into three classes, designated Classes I, II and III, which must be as nearly equal in number as possible. Directors of Class I hold office for a term expiring at the annual meeting of shareholders to be held in 2000, directors of Class II hold office for a term expiring at the annual meeting of shareholders to be held in 1998 and directors of Class III hold office for a term expiring at the annual meeting of shareholders to be held in 1999. At each annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms, and each director will hold office until such annual meeting and until his or her successor is elected and qualified, unless the director dies, resigns, is disqualified or is removed from office. Thus, approximately two-thirds of the members of the Board of Directors at any time will have had prior board experience. With such a staggered Board of Directors, at least two annual meetings will normally be required to effect a change in the composition of a majority of the Board of Directors.

     Under the Iowa Business Corporation Act (the "IBCA") and the Company's Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, a majority of the Board of Directors though less than a quorum, or the sole remaining director, may fill vacancies on the Board of Directors or newly created directorships resulting from any increase in the authorized number of directors. The Articles of Incorporation provide that the election of directors need not be by written ballot unless the By-laws so provide. The By-laws do not require the use of such a written ballot. The By-laws provide that the holders of a majority of shares then entitled to vote if an election of directors were held may remove any director or the entire Board of Directors, with or without cause.

     LIMITATIONS ON CALLING SPECIAL MEETINGS OF SHAREHOLDERS

     Under Iowa law, special meetings of shareholders may be called by the Board of Directors or by such other persons as may be authorized by the articles of incorporation or the by-laws. In the case of the Company, the By-laws provide that special meetings may be called by the Chairman, the President, the Company's Board of Directors pursuant to a resolution adopted by not less than a majority of the total number of directors or at the request of the holders of not less than 10% of the combined voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors. The notice for a special meeting must set forth the purpose or purposes of the meeting and, except as otherwise required by law or the Articles of Incorporation, no business will be transacted at any special meeting of shareholders other than the items of business stated in the notice.

     ADVANCE NOTICE REQUIREMENTS

     The By-laws establish advance notice procedures with regard to (i) the nomination, other than by or at the direction of the Company's Board of Directors, of candidates for election to the Company's Board of
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

Directors (the "Nomination Provision") and (ii) certain business to be brought before an annual meeting of shareholders of the Company (the "Business Provision").

     The Nomination Provision, by requiring advance notice of nominations by shareholders, affords the Company's Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Company's Board of Directors, to inform shareholders about such qualifications.

     The Business Provision, by requiring advance notice of business proposed to be brought before an annual meeting, provides a more orderly procedure for conducting annual meetings of shareholders and provides the Company's Board of Directors with a meaningful opportunity prior to the meeting to inform shareholders, to the extent deemed necessary or desirable by the Company's Board of Directors, of any business proposed to be conducted at such meeting, together with any recommendation of the Company's Board of Directors. The Business Provision does not affect the right of shareholders to make shareholder proposals for inclusion in proxy statements for the Company's annual meetings of shareholders pursuant to the rules of the Commission. In addition, neither the Nomination Provision nor the Business Provision will prevent any shareholder or shareholders holding at least 10% of the shares entitled to vote on a particular matter from requesting a special meeting with respect to such matter as described above in "-- Limitations on Calling Special Meetings of Shareholders."

     Although these By-law provisions do not give the Company's Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors or of any other business desired by shareholders to be conducted at an annual meeting, they may make it difficult for a third party to conduct a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if such a solicitation or attempt might be beneficial to the Company and its shareholders.

     AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS

     Except to the extent the Articles of Incorporation or By-laws otherwise provide, the Company's Board of Directors may, upon the affirmative vote of a majority of the entire Board, amend or repeal any By-law. The Articles of Incorporation may be amended with the affirmative vote of the holders of a majority of the outstanding voting securities of the Company having the right to vote generally in the election of directors; provided, that any proposed amendment to the Articles of Incorporation which would alter the provision relating to the ratio of outstanding shares of Class A Common Stock to outstanding shares of Class B Common Stock would require the approval of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock and a majority of the outstanding shares of Class A Common Stock (excluding shares owned by the Permitted Class B Holders). Under Iowa law, certain proposed amendments to the Articles of Incorporation which adversely affect the rights of a particular class of stock must be approved by a majority of such class.

     STATE STATUTORY PROVISIONS

     Any merger or acquisition of the Company by another entity or the acquisition or attempted acquisition of more than 10% of the stock of the Company is subject to regulatory approval by the Iowa Commissioner.

     Section 490.1108 of the IBCA provides that in considering acquisition proposals, directors may consider, in addition to the consideration of the effects of any action on shareholders, the effects on the Company's employees, suppliers, creditors, customers and the communities in which it operates, as well as the long-term and short-term interests of the Company. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if the directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to the Company or a shareholder or group of shareholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares. Unlike most states, Iowa does not presently have

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

a "business combination" law prohibiting business combinations with a shareholder who holds over a specified percentage of stock for less than a specified period after crossing the threshold.

     The foregoing provisions of state law could have the effect of delaying, deferring or preventing a change in control of the Company if the Board of Directors determines that a change of control is not in the best interests of the Company, its shareholders and other constituencies. In addition, the regulatory restrictions on the acquisition of securities of the Company may also deter attempts to effect, or prevent the consummation of, a change in control of the Company.

     Certain provisions of the Articles of Incorporation and the By-laws may make it more difficult to effect a change in control of the Company if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock. The most important of those provisions are described below.

     The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the By-laws. The By-laws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year. A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of the Company and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

     The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of the Company.

     The By-laws may be amended by majority vote of the Board of Directors.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any series of Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including currency units or composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Capital Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including currency units or composite currencies, in which the Securities (other than Capital Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the

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

date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Capital Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Capital Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and
(xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

             DESCRIPTION OF CAPITAL SECURITIES OF THE AMERUS TRUSTS

     Each AmerUs Trust may issue, from time to time, only one series of Capital Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each AmerUs Trust will authorize the Administrative Trustees of such AmerUs Trust to issue on behalf of such AmerUs Trust one series of Capital Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, an independent trustee, will act as indenture trustee for the Capital Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Administrative Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Capital Securities of an AmerUs Trust for specific terms of the Capital Securities, including, to the extent applicable, (i) the distinctive designation of such Capital Securities, (ii) the number of Capital Securities issued by such AmerUs Trust, (iii) the annual distribution rate (or method of determining such rate) for Capital Securities issued by such AmerUs Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Capital Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Capital Securities as of a record date in each quarter during which such Capital Securities are outstanding), (iv) any right of such AmerUs Trust to defer quarterly distributions on the Capital Securities as a result of an interest deferral right exercised by the Company on any Junior Subordinated Debt held by such AmerUs Trust, (v) whether distributions on Capital Securities shall be cumulative, and, in the case of Capital Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Capital Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such AmerUs Trust to the holders of Capital Securities upon voluntary or involuntary dissolution, winding-up or termination of such AmerUs Trust, (vii) the obligation or option, if any, of such AmerUs Trust to purchase or redeem Capital Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Capital Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Capital Securities in addition to those required by law, including the number of votes per Capital Security and any requirement for the approval by the holders of Capital Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Junior Subordinated Debt held by such AmerUs Trust may be distributed to holders of Capital Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions applicable to Capital Securities consistent with the Declaration or with applicable law. All Capital Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." The Guarantee issued for the benefit of the holders of the Capital Securities, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each AmerUs Trust), the Subordinated Indenture and any applicable supplemental indentures thereto and the Junior Subordinated Debt issued to any AmerUs Trust will provide in the aggregate a full and unconditional guarantee by the Company of amounts

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

due on the Capital Securities issued by each AmerUs Trust. The payment terms of the Capital Securities will be the same as the Junior Subordinated Debt issued to the applicable AmerUs Trust by the Company.

     Each Declaration will authorize the Administrative Trustees to issue on behalf of the applicable AmerUs Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Administrative Trustees in accordance with such Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each AmerUs Trust will be substantially identical to the terms of the Capital Securities issued by such AmerUs Trust, and the Common Securities will rank pari passu in right of payment, and payments will be made thereon pro rata, with the Capital Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Administrative Trustees of such AmerUs Trust. All of the Common Securities of each AmerUs Trust will be directly or indirectly owned by the Company.

     The financial statements of any AmerUs Trust that issues Capital Securities will be reflected in the Company's consolidated financial statements with the Capital Securities shown as Company-obligated mandatorily-redeemable Capital Securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable AmerUs Trust is wholly-owned by the Company and that the sole asset of such AmerUs Trust is the Junior Subordinated Debt (indicating the principal amount, interest rate and maturity date thereof).

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Capital Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, First Union Bank will act as indenture trustee for Trust Indenture Act purposes under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the applicable AmerUs Trust.

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Capital Securities, the Guarantee Payments (as defined below) (except to the extent paid by such AmerUs Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such AmerUs Trust may have or assert. The following payments or distributions with respect to the Capital Securities (the "Guarantee Payments"), to the extent not paid by such AmerUs Trust, will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Capital Securities, to the extent such AmerUs Trust shall have funds available therefor, and (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such AmerUs Trust has funds available therefor, with respect to any Capital Securities called for redemption by such AmerUs Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the applicable AmerUs Trust to pay such amounts to such holders.

     Each Guarantee will not apply to any payment of distributions except to the extent the applicable AmerUs Trust shall have funds available therefor. If the Company does not make interest or principal
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

payments on the Junior Subordinated Debt purchased by such AmerUs Trust, such AmerUs Trust will not pay distributions on the Capital Securities issued by such AmerUs Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of each AmerUs Trust with respect to the Common Securities (the "Common Guarantee") issued by such AmerUs Trust to the same extent as the Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Capital Securities under the Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEES

     The Guarantees will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to the Senior Indebtedness of the Company, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Common Stock. The terms of the Capital Securities provide that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without instituting a legal proceeding against any other person or entity).

CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise specified in the applicable Prospectus Supplement, in each Guarantee the Company will covenant that, so long as any Capital Securities issued by the applicable AmerUs Trust remain outstanding, if there shall have occurred any event of default under such Guarantee or under the Declaration of such AmerUs Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Junior Subordinated Debt issued to the applicable AmerUs Trust and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Guarantee).

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Capital Securities (in which case no consent of such holders will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities of such AmerUs Trust. The manner of obtaining any such approval of holders of such Capital Securities will be set forth in the accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities of the applicable AmerUs Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Capital Securities to which such Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce such Guarantee, any record holder of Capital Securities to which such Guarantee relates may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the applicable AmerUs Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Guarantee, a record holder of Capital Securities to which such Guarantee relates may directly institute a proceeding against the Company for enforcement of such Guarantee for such payment to the record holder of the Capital Securities to which such Guarantee relates of the principal of or interest on the applicable Junior Subordinated Debt on or after the respective due dates specified in the Junior Subordinated Debt, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities to which such Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable AmerUs Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Capital Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Capital Securities.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default to a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Capital Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     Each Guarantee will terminate as to the Capital Securities issued by the applicable AmerUs Trust upon full payment of the Redemption Price of all Capital Securities of such AmerUs Trust, upon distribution of the Junior Subordinated Debt held by such AmerUs Trust to the holders of all of the Capital Securities of such AmerUs Trust or upon full payment of the amounts payable in accordance with the Declaration of such AmerUs Trust upon liquidation of such AmerUs Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the applicable AmerUs Trust must restore payment of any sums paid under such Capital Securities or such Guarantee.

GOVERNING LAW

     The Guarantees will be governed by and construed in accordance with the law of the State of New York.

              DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS

     The Company may issue Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as a part of units ("Units"), including, but not limited to, adjustable conversion-rate equity security units. Each Unit consists of a Purchase Contract and Debt Securities, Capital Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Purchase Contracts. The Purchase Contracts may require the Company to make periodic payments to the holders of the Units or vice versa, and such payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Purchase Contracts or Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Purchase Contracts or Units.

                              PLAN OF DISTRIBUTION

     The Company and/or any AmerUs Trust may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company and/or an AmerUs Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable AmerUs Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and/or the applicable AmerUs Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company and/or the applicable AmerUs Trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and/or the applicable AmerUs Trust and the sale thereof may be made by the Company and/or the applicable AmerUs Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable AmerUs Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable AmerUs Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable AmerUs Trust to indemnification or contribution by the Company and/or the applicable AmerUs Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for AmerUs and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable AmerUs Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company and/or the applicable AmerUs Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company and/or the applicable AmerUs Trust.

     If so indicated in the applicable Prospectus Supplement, in connection with the offering of Class A Common Stock or any Securities issued by the Company or any AmerUs Trust, convertible or exchangeable into Class A Common Stock, the Company's parent and majority shareholder, AmerUs Group, may be offered the opportunity to purchase such Securities concurrently with a public offering at the public offering price less any applicable underwriting discounts and commissions.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of Securities (other than the Capital Securities) will be passed upon for the Company by Joseph K. Haggerty, Esq., Senior Vice

President and General Counsel of the Company and Sidley & Austin, Chicago, Illinois. Sidley & Austin will rely as to matters governed by the laws of the State of Iowa upon the opinion of Joseph K. Haggerty, Esq.

     Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the AmerUs Trusts by Morris, James, Hitchens & Williams, special Delaware counsel to the AmerUs Trusts.

                                    EXPERTS

     The consolidated financial statements of the Company, as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent accountants, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Delta as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of AmVestors as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent accountants, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

======================================================


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                             ---------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
PROSPECTUS SUPPLEMENT
Prospectus Summary......................   S-3
Selected Consolidated Financial and
  Operating Data........................  S-13
Risk Factors............................  S-15
The Trust...............................  S-20
Use of Proceeds.........................  S-21
Price Range of Common Stock and Dividend
  Policy................................  S-21
Capitalization..........................  S-23
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition.............................  S-24
Description of the Units................  S-28
Accounting Treatment....................  S-27
Certain Federal Income Tax
  Consequences..........................  S-61
Underwriting............................  S-67
Validity of the Securities..............  S-68
PROSPECTUS
Available Information...................     4
Incorporation of Certain Documents by
  Reference.............................     4
The Company.............................     6
The AmerUs Trusts.......................     8
Selected Consolidated Financial and
  Operating Data........................    11
Risk Factors............................    13
Use of Proceeds.........................    18
Reorganization and Recent Acquisitions..
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition.............................    19
Business................................    34
Description of Debt Securities..........    43
Description of Capital Stock............    53
Description of Warrants.................    59
Description of Capital Securities of the
AmerUs Trusts...........................    60
Description of Guarantees...............    61
Description of the Purchased Contracts
  and the Units.........................    64
Plan of Distribution....................    64
Validity of Securities..................    65
Experts.................................    66


======================================================
======================================================

                                         UNITS

                           AMERUS LIFE HOLDINGS, INC.

                            AMERUS CAPITAL TRUST II

                                     % ADJUSTABLE
                                CONVERSION-RATE
                             EQUITY SECURITY UNITS

                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                          ---------------------------

                              GOLDMAN, SACHS & CO.

                              SALOMON SMITH BARNEY

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee........................................  $  221,250
New York Stock Exchange listing fee.........................      29,500
Legal fees and expenses.....................................     250,000
Accounting fees and expenses................................     150,000
Printing and engraving expenses.............................     200,000
Trustee's fees and expenses.................................     100,000
Rating agencies' fees.......................................     300,000
Blue Sky fees...............................................      20,000
Miscellaneous...............................................     129,250
                                                              ----------
  Total.....................................................  $1,400,000
                                                              ==========

     Except for the SEC registration fee, all of the foregoing fees and expenses are estimates and will vary depending upon the Securities issued pursuant to this Registration Statement.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sections 851 and 856 of the Iowa Business Corporation Act ("IBCA") provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     The Company's Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent possible under the IBCA. The Company's By-laws extend the same indemnity to its officers. The Articles of Incorporation provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the IBCA provisions relating to improper distributions.

     The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Company has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Company's Articles of Incorporation and Iowa law.

     The Declaration for each of AmerUs Capital II and AmerUs Capital III (the "Trusts") provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Administrative Trustee, Affiliate of any Administrative Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Administrative Trustee or any Affiliate thereof, or any employee or agent of any of the Trusts or any of their Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of such Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of any such Trust or its Affiliates or to any holder of Capital Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of any of such Trusts and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Each of the Declarations also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration for each such AmerUs Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS

EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
-------                       ----------------------
  1.1***   Form of Underwriting Agreement -- Debt Securities.
  1.2***   Form of Underwriting Agreement -- Equity Securities.
  1.3***   Form of Concurrent Offering Purchase Agreement between the
           Company and AmerUs Group Co.
  3.1      Amended and Restated Articles of Incorporation of the
           Company are incorporated herein by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No.
           333-12239).

EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
-------                       ----------------------
  3.2      By-laws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on
           Form S-1 (No. 333-12239).
  4.1      Form of Certificate for shares of Class A Common Stock of
           the Company is incorporated herein by reference to Exhibit
           4.1 to the Registration Statement on Form S-1 of the Company
           (No. 333-12239).
  4.2***   Senior Indenture, dated as of                by and between
           the Company and First Union National Bank, as Indenture
           Trustee, pursuant to which the Senior Debt Securities are to be issued.
  4.3**    Form of Subordinated Indenture by and between the Company
           and First Union National Bank, as Indenture Trustee,
           pursuant to which the Junior Subordinated Debt is to be
           issued.
  4.4*     Certificate of Trust of AmerUs Capital II.
  4.5*     Trust Agreement of AmerUs Capital II.
  4.6**    Form of Amended and Restated Declaration of Trust of AmerUs
           Capital II.
  4.7*     Certificate of Trust of AmerUs Capital III.
  4.8*     Trust Agreement of AmerUs Capital III.
  4.9**    Form of Amended and Restated Declaration of Trust of AmerUs
           Capital III.
  4.10**   Form of Common Trust Securities Guarantee Agreement by the
           Company.
  4.11**   Form of QUIPS Guarantee Agreement by the Company.
  4.12**   Form of Master Unit Agreement between the Company and First
           Union National Bank.
  4.13**   Form of Call Option Agreement between Goldman, Sachs & Co.
           and First Union National Bank.
  4.14**   Form of Pledge Agreement among the Company, Goldman, Sachs &
           Co. and First Union National Bank.
 4.15***   Form of Debt Security. The form or forms of such Debt
           Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
 4.16***   Form of Preferred Stock. Any amendment to the Company's
           Amended and Restated Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary
           Shares representing such shares of Preferred Stock and
           setting forth the rights, preferences and designations
           thereof will be filed as an exhibit subsequently included or incorporated by reference herein.
 4.17***   Form of Warrant Agreement.
 4.18***   Form of Preferred Security.
  4.19     Amended and Restated Intercompany Agreement dated as of
           December 1, 1996 among American Mutual Holding Company,
           AmerUs Group Co. and the Company is incorporated herein by reference to Exhibit 10.81 to the Company's Registration
           Statement on Form S-1 (No. 333-12239).
  5.1***   Opinion of Joseph K. Haggerty, Esq.
  5.2***   Opinion of Morris, James, Hitchens & Williams.
 12.1      Computation of Ratio of Earnings to Combined Fixed Charges
           and Preferred Stock Dividends is incorporated herein by
           reference to Exhibit 12.1 to the Company's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1997.
 23.1***   Consent of Joseph K. Haggerty, Esq. (included in Exhibit 5.1 hereto).
 23.2***   Consent of Morris, James, Hitchens & Williams (included in
           Exhibit 5.2 hereto).
 23.3**    Consent of KPMG Peat Marwick LLP with respect to the
           financial statements of AmerUs Life Holdings, Inc.
 23.4***   Consent of Coopers & Lybrand, L.L.P. with respect of the
           financial statements of Delta Life Corporation.

EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
-------                       ----------------------
 23.5***   Consent of Deloitte & Touche LLP with respect of the
           financial statements of AmVestors Financial Corporation.
 24.1**    Powers of Attorney (included in the signature page hereto).
 25.1*     Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of First Union National
           Bank, as Indenture Trustee under the Senior Indenture.
 25.2**    Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of First Union National
           Bank, as Indenture Trustee under the Subordinated Indenture.
 25.3***   Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of First Union National
           Bank, as Trustee of the Guarantees for the benefit of the
           holders of Capital Securities of AmerUs Capital II and
           AmerUs Capital III.
 25.4**    Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of First Union National
           Bank, as Trustee under the Amended and Restated Trust
           Agreement.
 25.5**    Statement of Eligibility on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of First Union National
           Bank, as Trustee under the Amended and Restated Trust
           Agreement.


-------------------------

  * Previously filed.



 ** Filed herewith.



*** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.


ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period with regard to the warrants, if any, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post effective amendment will be filed to set forth the terms of such offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrants hereby undertake that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AmerUs Life Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 4, 1998.

                                          AMERUS LIFE HOLDINGS, INC.

                                          BY:      /s/ ROGER K. BROOKS
                                             -----------------------------------
                                             Roger K. Brooks,
                                             Chairman of the Board, President
                                             and Chief Executive Officer

     We, the undersigned officers and directors of AmerUs Life Holdings, Inc., hereby severally and individually constitute and appoint Michael E. Sproule, Michael G. Fraizer and James A. Smallenberger, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Form S-3 and all instruments necessary or advisable in connection therewith including, without limitation, a registration statement under Rule 462, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done on the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by or said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

*                                                 Director, Chairman of the Board,         June 4, 1998
------------------------------------------------    President and Chief Executive
Roger K. Brooks                                     Officer
                                                    (Principal Executive Officer of
                                                    AmerUs Life Holdings, Inc.)

*                                                 Executive Vice President and Chief       June 4, 1998
------------------------------------------------    Financial Officer
Michael E. Sproule                                  (Principal Financial Officer of
                                                    AmerUs Life Holdings, Inc.)

*                                                 Senior Vice President Accounting         June 4, 1998
------------------------------------------------    Officer and Controller/Treasurer
Michael G. Fraizer                                  (Principal Accounting Officer of
                                                    AmerUs Life Holdings, Inc.)

*                                                 Director                                 June 4, 1998
------------------------------------------------
John R. Albers

*                                                 Director                                 June 4, 1998
------------------------------------------------
Malcolm Candlish

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----
*                                                 Director                                 June 4, 1998
------------------------------------------------
Maureen M. Culhane

*                                                 Director                                 June 4, 1998
------------------------------------------------
Thomas F. Gaffney

*                                                 Director                                 June 4, 1998
------------------------------------------------
Ilene B. Jacobs

*                                                 Director                                 June 4, 1998
------------------------------------------------
Sam C. Kalainov

*                                                 Director                                 June 4, 1998
------------------------------------------------
Ralph W. Laster, Jr.

*                                                 Director                                 June 4, 1998
------------------------------------------------
John W. Norris, Jr.

*                                                 Director                                 June 4, 1998
------------------------------------------------
Jack C. Pester

*                                                 Director                                 June 4, 1998
------------------------------------------------
John A. Wing

-------------------------
* James A. Smallenberger, attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AmerUs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 4, 1998.

                                          AMERUS CAPITAL II

                                          By: AMERUS LIFE HOLDINGS, INC.,
                                            as Depositor

                                          By:    /s/ MICHAEL E. SPROULE
                                            ------------------------------------
                                            Michael E. Sproule
                                            Executive Vice President and
                                            Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AmerUs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 4, 1998.

                                          AMERUS CAPITAL III

                                          By: AMERUS LIFE HOLDINGS, INC.,
                                            as Depositor

                                          By:    /s/ MICHAEL E. SPROULE
                                            ------------------------------------
                                            Michael E. Sproule
                                            Executive Vice President and
                                            Chief Financial Officer

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                           AMERUS LIFE HOLDINGS, INC.

ITEM 16. EXHIBITS


 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
   1.1***   Form of Underwriting Agreement -- Debt Securities.
   1.2***   Form of Underwriting Agreement -- Equity Securities.
   1.3***   Form of Concurrent Offering Purchase Agreement between the
            Company and AmerUs Group Co.
   3.1      Amended and Restated Articles of Incorporation of the
            Company are incorporated herein by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No.
            333-12239).
   3.2      By-laws of the Company are incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on
            Form S-1 (No. 333-12239).
   4.1      Form of Certificate for shares of Class A Common Stock of
            the Company is incorporated herein by reference to Exhibit
            4.1 to the Registration Statement on Form S-1 of the Company
            (No. 333-12239).
   4.2***   Senior Indenture, dated as of                by and between
            the Company and First Union National Bank, as Indenture
            Trustee, pursuant to which the Senior Debt Securities are to be issued.
   4.3**    Form of Subordinated Indenture by and between the Company
            and First Union National Bank, as Indenture Trustee,
            pursuant to which the Junior Subordinated Debt is to be
            issued.
   4.4*     Certificate of Trust of AmerUs Capital II.
   4.5*     Trust Agreement of AmerUs Capital II.
   4.6**    Form of Amended and Restated Declaration of Trust of AmerUs
            Capital II.
   4.7*     Certificate of Trust of AmerUs Capital III.
   4.8*     Trust Agreement of AmerUs Capital III.
   4.9**    Form of Amended and Restated Declaration of Trust of AmerUs
            Capital III.
   4.10**   Form of Common Trust Securities Guarantee Agreement by the
            Company.
   4.11**   Form of QUIPS Guarantee Agreement by the Company.
   4.12**   Form of Master Unit Agreement between the Company and First
            Union National Bank.
   4.13**   Form of Call Option Agreement between Goldman, Sachs & Co.
            and First Union National Bank.
   4.14**   Form of Pledge Agreement among the Company, Goldman, Sachs &
            Co. and First Union National Bank.
  4.15***   Form of Debt Security. The form or forms of such Debt
            Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.
  4.16***   Form of Preferred Stock. Any amendment to the Company's
            Amended and Restated Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary
            Shares representing such shares of Preferred Stock and
            setting forth the rights, preferences and designations
            thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
  4.17***   Form of Warrant Agreement.
  4.18***   Form of Preferred Security.
   4.19     Amended and Restated Intercompany Agreement dated as of
            December 1, 1996 among American Mutual Holding Company,
            AmerUs Group Co. and the Company is incorporated herein by reference to Exhibit 10.81 to the Company's Registration
            Statement on Form S-1 (No. 333-12239).
   5.1***   Opinion of Joseph K. Haggerty, Esq.
   5.2***   Opinion of Morris, James, Hitchens & Williams.
  12.1      Computation of Ratio of Earnings to Combined Fixed Charges
            and Preferred Stock Dividends is incorporated herein by
            reference to Exhibit 12.1 to the Company's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1997.
  23.1***   Consent of Joseph K. Haggerty, Esq. (included in Exhibit 5.1 hereto).
  23.2***   Consent of Morris, James, Hitchens & Williams (included in
            Exhibit 5.2 hereto).
  23.3**    Consent of KPMG Peat Marwick LLP with respect to the
            financial statements of AmerUs Life Holdings, Inc.
  23.4***   Consent of Coopers & Lybrand, L.L.P. with respect of the
            financial statements of Delta Life Corporation.
  23.5***   Consent of Deloitte & Touche LLP with respect of the
            financial statements of AmVestors Financial Corporation.
  24.1**    Powers of Attorney (included in the signature page hereto).
  25.1*     Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of First Union National
            Bank, as Indenture Trustee under the Senior Indenture.
  25.2**    Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of First Union National
            Bank, as Indenture Trustee under the Subordinated Indenture.
  25.3***   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of First Union National
            Bank, as Trustee of the Guarantees for the benefit of the
            holders of Capital Securities of AmerUs Capital II and
            AmerUs Capital III.
  25.4**    Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of First Union National
            Bank, as Trustee under the Amended and Restated Trust
            Agreement.
  25.5**    Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of First Union National
            Bank, as Trustee under the Amended and Restated Trust
            Agreement.


-------------------------

  * Previously filed.



 ** Filed herewith.



*** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.